Exhibit 10.23

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LEASE AGREEMENT

by and between

SUDBERRY DEVELOPMENT, INC.,

a California corporation,

as Landlord

and

IONIS PHARMACEUTICALS, INC.,

a Delaware corporation,

as Tenant

Dated as of October 6, 2022

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Page

Exhibits

Exhibit A	Land

Exhibit A-1	Site Plan

Exhibit A-2	Project

Exhibit B	Work Letter

Schedule 1 Landlord Work Tenant Responsibility Matrix

Schedule 2 [Intentionally Omitted]

Schedule 3 Cost Estimate

Exhibit C	Environmental Questionnaire

Exhibit D	Signs

Exhibit E	Governing Documents

Exhibit F	Tenant’s Security Requirements

Exhibit G	Removal Obligations

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LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made as of October 6, 2022 (the “Effective Date”), by and between SUDBERRY DEVELOPMENT, INC., a California corporation (the “Landlord”), and IONIS PHARMACEUTICALS, INC., a Delaware corporation (the “Tenant”).

RECITALS

A.           Landlord has the right, subject to certain conditions set forth in that certain Disposition and Development Agreement dated January 2, 2013, by and between Landlord and the City of Oceanside, a charter city (the “City”), as amended by that certain Amendment No. 1 dated March 27, 2013 and that certain Amendment No. 2 dated November 6, 2019 (as so amended, the “Commercial DDA”) to acquire fee title to that certain vacant, undeveloped real property consisting of approximately 13.1 acres, as reflected on Exhibit A attached hereto (as may be adjusted pursuant to New Project Documents, the “Land”).

B.           Upon the satisfaction of certain conditions as set forth in the Commercial DDA, Landlord shall acquire fee title to the Land from the City by the recordation of a grant deed (the “Closing”) from the City to a-yet-to-be-formed affiliate of Landlord (the “Landlord Affiliate”).

C.           In anticipation of the Closing, Landlord and Tenant have entered into this Lease for the Premises (as defined below); Landlord’s rights and obligations as landlord under the Lease will be assigned to the Landlord Affiliate on or after the Closing.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.            The Premises and Project.

1.1          The Premises; Lease Commencement Date. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (the “Premises”) located on the Land which shall be developed with that certain building (the “Building”) to be constructed, consisting of approximately 217,000 rentable square feet (composed of office space, R&D space, and warehouse space), as well as approximately 34,600 square feet of mezzanine space, all as outlined in the Site Plan attached hereto as Exhibit A-1 and the Landlord-Tenant Responsibility Matrix attached hereto as Schedule 1 to Exhibit B. The parties hereby agree that the lease of the Premises is subject to the terms, covenants, and conditions set forth in this Lease, and Landlord and Tenant each covenant as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants, and conditions to be kept and performed by it, and that this Lease is made upon the condition of such performance. The parties further acknowledge and agree that the purpose of Exhibit A-1 is to show the approximate location of the Premises only, and such Exhibit is not meant to constitute an agreement, representation, or warranty as to the construction of the Premises, the precise area thereof or the specific location of the Common Areas (as defined below), or the elements thereof or the accessways to the Premises or the Project (as defined below); provided, however, changes to the Project are subject to Section 1.4, below. Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit B, Landlord shall tender possession of the Premises to Tenant in its “AS IS” condition, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises or the Project. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the date of Substantial Completion of Landlord’s Work, as those terms are defined in the Work Letter (the “Lease Commencement Date”). Except as expressly set forth in Section 2, below, if for any reason, Landlord is delayed in tendering possession of the Premises to Tenant by any particular date, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired.

1.1.1        Remeasurement. Landlord reserves a one-time right after Building completion and in association with any Alterations (as defined below) that materially increase the square footage of the existing Premises to remeasure the Premises and the Building, and an ongoing right to measure any other portion of the Project in accordance with the commonly used or current or revised standards promulgated from time to time by the Building Owners and Managers Association (BOMA) or other generally-accepted measurement standards utilized by Landlord and to thereafter adjust the square footage of the Premises, Base Rent (as defined below), and Tenant’s Proportionate Share (as defined below) of the Project and any other affected tenants of the Building and/or Project and all other future amounts payable by Tenant hereunder based upon the rentable area of the Premises and/or the Project.

1.2          The Project. The Building in which the Premises are located and the Common Areas are part of a larger commercial project (the “Project”) owned or to be owned by Landlord or a Landlord Affiliate, which Landlord currently intends to consist of: (i) the Land upon which the Building and Premises are located, as well as (ii) additional land as reflected on Exhibit A-2 attached hereto, upon which improvements for commercial use are intended to be constructed. Tenant acknowledges that Landlord intends to record a final map or maps of the Project (the “Final Map”) which may, among other things, subdivide all or a portion of the Project, create setbacks or slope areas, road and accessways through the Project, and accomplish other development objectives, but that the actual development of the Project, other than Landlord’s express obligations pursuant to this Lease, is not guaranteed, and that Landlord may or may not construct or include all or any portion of the Project at any time, in its absolute and sole discretion. Any Final Map affecting the Premises or Land shall be subject to Tenant’s approval rights of a New Project Document as set forth in Section 6.3, below. Landlord or a Landlord Affiliate also owns and intends to construct a sports arena and residential improvements northeast of the Land; such improvements are not a part of the Project and in no event shall any costs therefore be included in Operating Expenses (as defined below) or otherwise incurred therefor.

1.3          Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the Rules (as defined below), those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant, and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the “Common Areas”). The Common Areas shall be maintained and operated by Landlord in a manner that is consistent with a first-class mixed-use development.

1.4          Landlord Rights. Subject to the express rights and obligations set forth in this Lease, Landlord has the right, in its sole but reasonable discretion, from time to time, to: (a) make changes to the Project, including, but not limited to, changes in the location, size, shape and number of driveways, entrances, parking areas (provided reasonable alternatives acceptable to Tenant are provided), ingress, egress, direction of driveways, entrances and walkways; (b) close temporarily any portion of the Project for maintenance purposes so long as reasonable access to the Premises and parking areas remains available and reasonably convenient as reasonably determined by Tenant; (c) add additional buildings and improvements to the Project or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (e) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Building and/or the Project as Landlord may, in its sole but reasonable discretion, deem appropriate; provided, however, any such changes must be consistent with standards of first-class mixed-use developments. Landlord shall use reasonable efforts while conducting any of the foregoing activities to avoid any interference with Tenant’s use of or access to the Premises, but Landlord shall not be subject to liability nor shall Tenant be entitled to any compensation or abatement or diminution of Rent (as defined below) as a result of such activities, Alterations or changes. Notwithstanding anything contained in this Section, or anywhere else in this Lease, at no time shall Landlord (aa) change the Project in a manner that materially increases Tenant’s obligations or materially reduces Tenant’s rights under this Lease, including without limitation regarding access to or use of the parking areas, or (bb)  restrict access to the Premises during Tenant’s normal hours of operation, unless such restriction is necessitated by an emergency occurring within or to the Premises, the Building, or the Project.

1.5          Landlord’s Warranty. As of the Lease Commencement Date, Landlord shall and hereby does represent and warrant that the Building Systems (as defined below) installed as part of the Landlord’s Work (as defined in Section 2.1 of the Work Letter) shall be in good working order, condition, and repair.

2.            Term; Delays in Delivery.

2.1          Effectiveness of the Lease. Tenant acknowledges that Landlord does not own the Land upon which the Premises are located as of the Effective Date. Notwithstanding the foregoing, subject to the terms and conditions hereof: (i) this Lease shall be and become effective as of the Effective Date; provided, however, this Lease shall be and is contingent upon the occurrence of the Closing on or before the Outside Closing Date (as defined below), and (ii) upon the Closing, the conditions set forth in this Section 2.1 shall be satisfied, and this Lease will be deemed fully effective. Tenant agrees to execute any factually accurate and commercially reasonable amendment to the Lease required by Landlord to memorialize the foregoing and the assignment of the Lease by Landlord to the Landlord Affiliate.

2.1.1        Outside Closing Date. Following the Effective Date hereof, Landlord shall provide weekly updates on the developments with the City (which may be delivered via e-mail only) and the anticipated date for Closing and shall provide Tenant with written notice of the anticipated date for Closing seventy-five (75) days, thirty (30) days and five (5) days in advance thereof. In the event the Closing has not occurred by the date that is eight (8) months after the Effective Date (“Outside Closing Date”), Tenant may elect, by written notice to Landlord delivered within five (5) days after the Outside Closing Date, to terminate this Lease, in which case neither party shall have any further liability or obligation hereunder, except those liabilities and obligations that expressly survive Lease termination; provided, however, that if the Closing has occurred within such five (5)-day period, or if Landlord is able to provide evidence reasonably acceptable to Tenant that the Closing will occur within thirty (30) days, then any right to terminate and/or notice thereof shall be deemed rescinded, null and void, and the parties shall continue to be bound by this Lease. In the event the Outside Closing Date does not occur within twelve (12) months after the Effective Date, Landlord may elect, by written notice to Tenant delivered within five (5) days after such 12-month period, to terminate this Lease, in which case neither party shall have any further liability or obligation hereunder, except those expressly set forth herein. Notwithstanding the foregoing, Landlord shall not have the right to terminate this Lease in the event such delay is caused in whole or in part by the negligence of Landlord, its agents, contractors, employees, or representatives, or anyone acting under or on behalf of Landlord. If neither party timely serves the written notice of termination referenced in the preceding sentences, then the Outside Closing Date shall be extended for a period of thirty (30) days, whereupon the rights of the parties set forth in the preceding sentence shall again apply with respect to such extended date. The process set forth above shall continue until such time as a party has timely exercised its rights hereunder or the Closing has occurred.

2.2          Occurrence of Lease Commencement Date. Landlord will work diligently and shall use its commercially reasonable, good-faith efforts to cause the Lease Commencement Date to occur on or before the date that is twenty-four (24) months after the point in time at which the City of Oceanside's action(s) approving Landlord's Work (the “Approvals”) become final either due to (i) the expiration of any appeals/challenge period, with no such appeal or challenge being filed (either through the City of Oceanside or in any court of competent jurisdiction) or (ii) any and all such filed appeal(s) or challenge(s) having been determined, on a final, unappealable basis, as unsuccessful (the “Estimated Commencement Date”); provided, however, if no later than five (5) business days prior to such Estimated Commencement Date, Landlord delivers evidence reasonably acceptable to Tenant that Landlord is working diligently and continuously and in good faith to complete the Landlord Work and will complete the Landlord Work within thirty (30) days, the Estimated Commencement Date shall be extended for such thirty (30) day period. If, for any reason whatsoever, the Lease Commencement Date does not occur on or before the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord, or Landlord’s agents, advisors, employees, partners, members, shareholders, directors, officers, invitees, independent contractors, or Landlord’s manager (collectively, “Landlord Party(ies)”), be liable to Tenant for any loss or damage resulting therefrom except as expressly provided herein. Subject to any contrary provisions in the Work Letter, Tenant shall not be liable for Base Rent until Landlord delivers possession of the Premises to Tenant in the condition required by this Lease, and the Lease Expiration Date (as defined below) shall be extended by the same number of days that Tenant’s possession of the Premises was delayed beyond the Estimated Commencement Date. If the Lease Commencement Date does not occur on or before the date that is ninety (90) days after the Estimated Commencement Date (the “Late Delivery Deadline”), Landlord will pay Tenant as liquidated damages (and not as a penalty) a late delivery fee in the amount of one (1) day of Base Rent for each day of delay after the Late Delivery Deadline that the Lease Commencement Date has not occurred. If the Lease Commencement Date does not occur on or before the date that is sixty (60) days after the Late Delivery Deadline, Tenant shall be entitled to two (2) days of Base Rent for each day of delay after the Estimated Delivery Date. If the Lease Commencement Date does not occur on or before the date that is ninety (90) days after the Late Delivery Deadline, Tenant shall have the right to terminate this Lease by delivering written notice thereof to Landlord, which termination shall be effective twenty (20) days thereafter if the Lease Commencement Date has not occurred by then. Upon any such termination, Landlord shall return all prepaid Rent and the parties shall have no further obligations hereunder, other than such obligations that expressly survive the termination of this Lease. Tenant acknowledges that its rights to late fees and termination as set herein are Tenant’s sole and exclusive remedies at law or in equity for the failure of the Lease Commencement Date and Landlord’s obligations related thereto to occur as set forth in this Lease.

2.3           Delays. Any and all deadlines regarding possession and delivery of the Premises, including without limitation, the Estimated Commencement Date, the Lease Commencement Date, the Late Delivery Deadline, and any Key Milestones (as defined below) shall be extended due to Force Majeure (as defined below), any Tenant Delays (as defined in Section 2.4.1 of the Work Letter), and any delay or delays encountered by Landlord affecting the construction of Landlord’s Work (as defined below) solely due to waiting periods for obtaining governmental permits or approvals in excess of the time periods normally required to obtain such permits or approvals for newly-constructed, similarly-improved office and laboratory buildings in San Diego, California provided Landlord is diligently and continuously pursuing such approvals and permits. Landlord shall provide Tenant with regular updates regarding the progress of the Landlord’s Work, the Estimated Commencement Date, the anticipated date of Substantial Completion of Landlord’s Work, and any significant changes to the construction schedule. Notwithstanding the foregoing and anything herein to the contrary, in the event Landlord fails to achieve any of the following, Tenant shall have the right, as its sole remedy, to terminate this Lease, and neither party shall thereafter have any further rights or obligations under this Lease except those which expressly survive such termination: (a) Landlord does not obtain all Approvals by June 30, 2023 provided that if any appeal of or challenge to an Approval is filed, such date shall be tolled until the determination of such appeal or challenge, on a final, unappealable basis, as unsuccessful; (b) Landlord fails to commence grading of the Land upon which the Premises will be located on or before July 31, 2023, or (c) Landlord fails to commence active construction on site of Landlord’s Work by March 15, 2024 (each of the foregoing, a “Key Milestone”). In the event Landlord fails to achieve a Key Milestone, Tenant may provide Landlord with written notice within thirty (30) days following the expiration of the Key Milestone of its election to terminate the Lease (“Notice”); such Notice shall become effective thirty (30) days after delivery thereof if Landlord does not achieve the applicable Key Milestone within such 30-day period.

2.4          Term. The term of this Lease (the “Term”) shall commence on the Lease Commencement Date. If the Lease Commencement Date occurs on the first day of a calendar month, the lease expiration date shall be the day immediately preceding the twenty (20) year, three (3) month anniversary of the Lease Commencement Date; or if the Lease Commencement Date shall be other than the first day of a calendar month, the Lease expiration date shall be the last day of the month in which the twenty (20) year, three (3) month anniversary of the Lease Commencement Date occurs (as the case may be, the “Lease Expiration Date”), or such earlier date as this Lease may otherwise terminate in accordance with its terms, covenants, conditions, and provisions. The lease year (“Lease Year”) means the twelve (12)-month period commencing on the first day of the first calendar month following the Lease Commencement Date (unless the Lease Commencement Date is the first day of the calendar month, in which case the first Lease Year shall commence on the Lease Commencement Date) and each consecutive period of twelve (12) calendar months thereafter during the Term. The initial Term may be extended by Tenant exercising the renewal options pursuant to Section 3, below.

3.            Renewal Options. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

3.1          Extensions. Tenant has, subject to the provisions of this Section 3, the right (“Option to Extend”) to extend the Term for two (2) additional term(s) of ten (10) years each (each, an “Extension Term”) commencing on the day following the expiration of the Term (each, a “Commencement Date of the Extension Term”). Tenant will give Landlord written notice (the “Extension Notice”) of Tenant’s election to extend the Term no more than twenty-four (24) months and at least eighteen (18) months prior to the scheduled expiration of the Term (the “Extension Notice Deadline”). Such notice will constitute Tenant’s irrevocable election to extend the Term and may not subsequently be revoked by Tenant. Time is of the essence with respect to the timing of such requirement to give notice to Landlord. Each Option to Extend the Term is personal to the Tenant originally named in the Lease and may not be exercised by any assignee or subtenant except as a result of a Permitted Transfer (as defined below).

3.2          Determination of Base Rent. The Base Rent starting on the Commencement Date of the Extension Term and continuing for twelve (12) months thereafter will be one hundred percent (100%) of the then-prevailing market rate for new leases for comparable life sciences manufacturing space to the Premises in comparable buildings to the Building in the State of California that a willing, comparable, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing, comparable landlord of life sciences manufacturing space would accept, at arm’s length (“Fair Market Rent”); provided that, in no event shall the Fair Market Rent on the Commencement Date of the first Extension Term be less than the Base Rent on the last day of the 15th year of the Term, and in no event shall the Fair Market Rent on the Commencement Date of the second Extension Term be less than the Base Rent on the last day of the 20th year of the Term. Thereafter, the Base Rent shall be increased by three percent (3%) on each annual anniversary of the applicable Commencement Date of the Extension Term. Fair Market Rent will reflect all monetary and non-monetary considerations for comparable transactions, including the age, quality and layout of the existing improvements in the Premises, brokerage commissions, improvements paid for by Tenant improvement allowances, moving allowances, and rent concessions. Fair Market Rent will be adjusted to consider the size of the Premises, the length of the Extension Term, and the credit of Tenant, but will be calculated without taking into account any improvements paid for by Tenant pursuant to this Lease.

3.3          Fair Market Rent. Landlord will notify Tenant of its determination of the Fair Market Rent (consistent with the methodology reflected in Section 3.2, above) for the applicable Extension Term no later than thirty (30) days after Tenant delivers an Extension Notice. If Tenant delivers written notice to Landlord within thirty (30) days after its receipt of Landlord’s determination of Fair Market Rent whereby Tenant disagrees with Landlord’s determination of the Fair Market Rent, Landlord and Tenant will diligently and in good faith confer for a period of thirty (30) days thereafter in an attempt to agree on the Fair Market Rent. In the event Landlord and Tenant fail to reach an agreement on the Fair Market Rent within such thirty (30)-day period, then the Fair Market Rent that will be used in computing Base Rent for the applicable Extension Term will be determined as follows: within five (5) business days after the expiration of the thirty (30)-day period described above, Landlord and Tenant will each select an independent appraiser with at least ten (10) years’ experience in the San Diego market. The two (2) appraisers will exchange their respective determinations of Fair Market Rent within ten (10) days after their selection, and if the lower appraisal is not less than ninety-five percent (95%) of the higher appraisal, then the two (2) appraisals will be averaged, and the result will be the Fair Market Rent. If, however, the two (2) appraisers are unable to agree on the Fair Market Rent or the lower appraisal is less than ninety-five percent (95%) of the higher appraisal, they then will select a similarly-qualified third appraiser (the “Neutral Appraiser”). Within five (5) days after selection of the Neutral Appraiser, each of Landlord’s appraiser and Tenant’s appraiser will provide the Neutral Appraiser with their respective determinations of Fair Market Rent, and the Neutral Appraiser’s only role shall be to select, within fifteen (15) days thereafter, which of the two submitted determinations is closer to Fair Market Rent in such Neutral Appraiser’s discretion. Each party will pay the cost of its own appraiser and the parties will share the cost of the Neutral Appraiser equally. If the process described in this Section 3 has not resulted in a determination of Fair Market Rent by the commencement of the applicable Extension Term, then the existing Base Rent will be used until the appraiser(s) reach a decision, with an appropriate rental credit and other adjustments to be made by the parties as necessary once the determination of Fair Market Rent has been made.

3.4          Terms and Conditions. Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the applicable Extension Term will be on the same terms and conditions as are in effect immediately prior to the expiration of the Term; provided that Tenant will have no further options to extend this Lease once all options set forth in this Section 3 have been exercised, no Allowance (as defined in Section 6 of the Work Letter) shall be applicable, and Landlord shall have no obligations to improve the Premises or make any contributions toward improvement of the Premises in any manner whatsoever.

3.5          Amendment to Lease. If this Lease is extended for an Extension Term, then Landlord will prepare an amendment to this Lease confirming the extension of the Term and the other provisions applicable thereto and Landlord and Tenant will execute the amendment within thirty (30) days after agreement on the final form of such amendment, provided that any such extension will be effective irrespective of the execution of any such amendment. If Tenant exercises its right to extend the Term for an Extension Term, the Term as used in this Lease will be construed to include the applicable Extension Term.

3.6          No Right During Default. Tenant shall not have the right to extend the Term, notwithstanding anything set forth above to the contrary: (a) during any period of time commencing from the date Landlord gives written notice to Tenant that Tenant is in a monetary or material non-monetary default under any provision of the Lease, and continuing until the default alleged in said notice is cured; or (b) in the event that Landlord has given to Tenant two or more notices of default for the same monetary or material non-monetary default or three or more late charges have become payable under the Lease during the twelve (12)-month period prior to the time that Tenant intends to exercise an Option to Extend. The period of time within which an Option to Extend may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option to Extend (with the exception of an event of Force Majeure) because of the foregoing provisions of this Section, even if the effect thereof is to eliminate Tenant’s right to exercise such Option to Extend.

4.            Base Rent. Commencing on the date that is ninety (90) days after the Lease Commencement Date (the “Rent Commencement Date”), Tenant will pay to Landlord, in advance without set-off, deduction, prior notice or demand, one-twelfth (1/12th) of the Annual Base Rent (the “Base Rent”) on or before the first calendar day of each month. Notwithstanding the foregoing, the Base Rent for the first full month of the Term shall be due and payable upon the commencement of construction of the Landlord’s Work. If the Rent Commencement Date is other than the first day of the month, Base Rent shall be pro-rated for the fraction of the month in which the Rent Commencement Date occurs in accordance with Section 5.2, below, and shall be due concurrently with the Base Rent due for the second month of the Term. Annual base rent (“Annual Base Rent”) for the first twelve (12) months of the Term is defined as the amount that is equal to 7.9% of the Actual Costs (as defined in Section 7.2 of the Work Letter). Base Rent shall increase on each annual anniversary of the Rent Commencement Date (each, a “Base Rent Adjustment Date”) during the Term, to equal one hundred three percent (103%) of the Base Rent in effect immediately prior to the applicable Base Rent Adjustment Date.

5.            Rent.

5.1          Net Lease. “Additional Rent” shall mean all sums (exclusive of Base Rent) that Tenant is required to pay to Landlord under this Lease. The Base Rent, and the Additional Rent shall be collectively referred to as the “Rent.” This is a net lease and the Rent and all other sums payable hereunder by Tenant shall be paid without notice (except as expressly provided herein), demand, setoff, counterclaim, abatement, suspension, deduction, or defense. “Tenant’s Proportionate Share” means one hundred percent (100%) of the Building and Tenant's Proportionate Share of the Project, based on Landlord’s good faith estimates of the improvements to be constructed on the Project but subject to actual construction, measurement, and remeasurement as set forth in Section 1.1.1 above, and the Final Map, is 36.08%. Tenant acknowledges that the Building is part of a multi-building project and that certain costs and expenses incurred in connection with the Project shall be shared between the Building and the other buildings in the Project. As such, Landlord shall have the right, from time to time, to equitably allocate some or all of such expenses among different portions or occupants of the Project, in Landlord’s reasonable discretion. Without limiting the foregoing:

5.1.1        Taxes. Landlord pays all Taxes (as defined below) levied or assessed against the Premises which are applicable to the Term, and Tenant’s Proportionate Share of Taxes will be included in the Operating Expenses charged to Tenant. “Taxes” shall mean all federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind or nature, whether general, special, ordinary, or extraordinary, now or in the future, which are assessed, levied, charged, or imposed: (A) on the Project or any part thereof; (B) on Landlord with respect to the Project; (C) on the act of entering into this Lease; (D) on the use or occupancy of the Project or any part thereof; (E) with respect to services or utilities consumed in the use, occupancy, or operation of the Project; (F) on or attributable to personal property used in connection with the Project; (G) related to any transportation plan, fund, or system affecting the Project; and (H) relating to or on or measured by the Rent payable under this Lease, and any other tax, fee, or other excise, however described, which may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any of the foregoing. Taxes include taxes, fees, and charges such as real property taxes, general and special assessments, transit taxes, leasehold taxes, and taxes based on the receipt of Rent (including gross receipts or sales taxes applicable to the receipt of Rent, unless required to be paid by Landlord), and personal property taxes imposed on Landlord’s fixtures, machinery, equipment, apparatus, systems, appurtenances, and other personal property used in connection with the Project, along with reasonable legal and other professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce real property taxes. Notwithstanding the foregoing, the following shall be excluded from Taxes: (i) any capital gains, capital levy, franchise, estate, inheritance, gift, corporation or unincorporated business, excise, income, profit, transfer or recordation, license fee, capital stock, net or excess profits, the ballpark tax and similar taxes which are assessed at the entity level against both Landlord and Tenant, as well as any abatements, reductions or credits received by Landlord in connection with the foregoing, (ii) those taxes which are directly associated with the process of construction of the Building (as opposed to taxes on the improvements), (iii) any fines, penalties and interest on late payments; provided, however, that if the taxing authority permits a taxpayer to elect to pay in installments, Landlord shall be permitted to pay such Taxes in installments and the interest charges resulting therefrom shall be deemed and included within Taxes, (iv) any expenses if included in Operating Expenses, and (vi) any taxes levied against the Project prior to the Lease Commencement Date, and (vii) taxes based on increases in assessed value due to any of the following actions, except to the extent the costs of such actions are permitted as Operating Expenses pursuant to Section 5.1.3, below: (a) any mortgaging or refinancing of the Project; (b) improvements for other occupants of the Project; and (c) capital improvements to the Project which do not benefit Tenant. Real estate taxes for the year in which the Lease Commencement Date occurs will be prorated as to Tenant and Landlord based on the number of days of occupancy as related to three hundred sixty-five (365) days.

5.1.1.1  Taxes Appeal Rights. In the event that, following receipt of written notice from Tenant requesting that Landlord pursue an appeal, protest or contest of property Taxes relating to the Premises or Building, Landlord elects not to pursue, or fails to commence such appeal, protest or contest prior to the earlier of (i) sixty (60) days after receipt of such notice and (ii) the date that is five (5) business days prior to the date such appeal, protest or contest is due, Tenant, at its sole cost and expense, shall have the right to pursue an appeal, protest or contest of such property Taxes in the name of Landlord; provided that Tenant notifies Landlord not less than seven (7) business days in advance that it is in fact pursuing such an appeal, protest or contest. Landlord, at no out-of-pocket cost and expense or liability to Landlord, shall reasonably cooperate with any such appeal, protest or contest, including without limitation by promptly executing any filings, authorizations, documents or other instruments reasonably required for Tenant to pursue in good faith such appeal, protest or contest; provided, however, in no event shall Tenant settle any such dispute without obtaining Landlord’s prior reasonable approval with respect thereto, which Landlord shall provide (or if disapproving, provide the disapproval with a reasonably-detailed explanation for the disapproval) within five (5) business days following receipt thereof. If Landlord (or Tenant in the name of Landlord) so contests the Taxes or assessment and such contest results in a refund of any portion of real estate taxes that were included in the Taxes paid by Tenant, then Landlord shall credit against the next estimated payment or payments due as Additional Rent an amount equal to Tenant’s Proportionate Share of the refunded Taxes or if the Term has expired, Landlord shall refund such amount to Tenant within thirty (30) days after Landlord’s receipt thereof.

5.1.1.2  Personal Property Taxes. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any Tenant’s Property (as defined below), whether levied or assessed against Landlord or Tenant.

5.1.2        Utilities. Tenant shall cause all utilities to be placed in its name and shall pay the actual costs for all utilities, including without limitation, water, sewer, natural gas, telephone, and electricity, used on the Premises. Tenant’s obligation to pay utilities for periods during the Term shall survive the expiration or earlier termination of this Lease.

5.1.3        Operating Expenses. In addition to Base Rent payable by Tenant pursuant to Section 4, above, on the first day of each calendar month beginning after the Lease Commencement Date, Tenant shall pay to Landlord, as Rent, without notice, demand, offset, or deduction, one-twelfth of all Operating Expenses for the calendar year in which the Lease Commencement Date occurs, and for each calendar year thereafter during the Term, as estimated by Landlord in the most recently-delivered Estimated Statement (as defined below). Landlord shall deliver to Tenant, prior to the commencement of the Lease Commencement Date and prior to each anniversary of the Lease Commencement Date thereafter, a written statement (“Estimated Statement”) setting forth Landlord’s estimate of the Operating Expenses allocable to the ensuing calendar year (or portion thereof). Landlord may, at its option, during any such year (but no more than twice in any one calendar year), deliver to Tenant a revised Estimated Statement, revising Landlord’s estimate of the Operating Expenses in accordance with Landlord’s most current estimate. No later than one hundred twenty (120) days after the end of each calendar year during the Term, Landlord shall deliver to Tenant a written statement (“Actual Statement”) setting forth the actual Operating Expenses allocable to such calendar year. Tenant’s failure to object to Landlord regarding the contents of an Actual Statement, in writing, within one hundred twenty (120) days after delivery to Tenant of such Actual Statement shall constitute Tenant’s absolute and final acceptance and approval of the Actual Statement, except in the event Tenant is later able to prove fraud or intentional misrepresentation. Following Landlord’s receipt of Tenant’s written request, Landlord shall also provide Tenant with reasonable back-up information (e.g., tax bills, bills for utility costs, etc.) as well as explanations based on known costs and reasonable projections. If the sum of Tenant’s monthly payments actually paid by Tenant during any calendar year exceeds Tenant’s obligations for Operating Expenses allocable to such year as reflected in an Actual Statement, then such excess will be credited against Tenant’s future monthly payments of Operating Expenses, unless such year was the year during which the Term expires or is terminated (the “Last Calendar Year”), in which event either (i) such excess shall be credited against any monetary default or outstanding obligation of Tenant under this Lease, or (ii) if Tenant is not in default under this Lease and has no outstanding monetary obligations at such time, then Landlord shall pay to Tenant such excess within thirty (30) days after the expiration or termination of the Term. If the sum of Tenant’s monthly payments of Operating Expenses actually paid by Tenant during any calendar year is less than Tenant’s Proportionate Share of the actual Operating Expenses allocable to such year, then Tenant shall, within thirty (30) days of delivery of the Actual Statement, pay to Landlord the amount of such deficiency. The references in this Section to the actual Operating Expenses allocable to a calendar year shall include, if such calendar year is the Last Calendar Year, the actual Operating Expenses allocable to the portion of such year prior to the expiration or termination of the Term, calculated on a pro rata basis, without regard to the date of a particular expenditure. The provisions of this Section shall survive the termination of this Lease, and even though the Term has expired, and Tenant has vacated the Premises, when the final determination is made of Operating Expenses for the year in which this Lease terminates, which shall be within one hundred twenty (120) days after the end of such year, Tenant shall promptly pay any increase due over the estimated expenses paid by Tenant pursuant hereto and conversely any overpayment made in Tenant’s estimated payments shall be promptly rebated by Landlord to Tenant. Notwithstanding the foregoing, if Landlord fails to provide the Actual Statement within thirty (30) days after written notice from Tenant that Landlord did not deliver the Actual Statement by the applicable date set forth herein, Landlord shall not have the right to collect from Tenant any underpayment of Tenant’s Proportionate Share of Operating Expenses that may be determined for the period covered by such Actual Statement. Landlord shall not recover more than one hundred percent (100%) of the Operating Expenses actually incurred by Landlord and in the event that Landlord shall collect more than one hundred percent (100%), Landlord shall promptly reimburse to Tenant, Tenant’s Proportionate Share of any such excess to the extent paid by Tenant.

5.1.3.1  Definition of Operating Expenses. Subject to the Excluded Costs (as defined below), the term operating expenses (“Operating Expenses”) means all reasonable expenses, costs, and amounts of every kind or nature that Landlord pays or incurs because of or in connection with (but only to the extent applicable to) the ownership, operation, management, maintenance, or repair of the Project. Operating Expenses include, without limitation, the following amounts paid or incurred relative to the Project: (a) the cost of operating, managing, maintaining, and repairing all systems, including without limitation utility, mechanical, sanitary and storm drainage systems, and the cost of supplies, tools, and equipment, as well as commercially-reasonable maintenance and service contracts in connection with those systems, (b) the costs of licenses, certificates, permits, and inspections relating to the operation of the Project, including without limitation, costs related to any transportation management development plan for the Project if included in the Governing Documents (as defined below) and subject to the provisions of Section 5, (c) the costs of contesting the validity or applicability of any government enactments that may affect the Premises, the Project, or Operating Expenses, (d) fees, charges, and other costs, including administrative fees, management fees, and accounting costs, consulting fees, legal fees, and accounting fees of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, management, maintenance, and repair of the Premises; provided, however such management fee shall not exceed one percent (1%) of the net rent of the Project, subject to Section 8.2.4, below, (e) any costs or expenses payable pursuant to any declaration of covenants, conditions, and restrictions, reciprocal easement and/or maintenance agreement, conditions of approval, or similar instrument recorded against the Project, either now or in the future, including any association or similar fees, assessments or dues presently or hereafter established and applicable to the Project (collectively, the “Governing Documents”), subject to the terms set forth below, (f) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America as its “Prime Rate” (or a comparable rate selected by Landlord if such Prime Rate ceases to be published) plus one (1) percentage point per annum of the cost of acquiring or renting personal property used in the maintenance, repair, and operation of the Project, (g) Taxes, (h) the cost of capital improvements which (1) are intended as a labor saving or cost saving device or to effect other economies in, or otherwise improve, the maintenance or operation of the Project, or (2) are required under any government law or regulation enacted after the Effective Date, but only to the minimum extent required, (i) all costs of insurance to be maintained by Landlord pursuant to Section 9, below, (j) environmental management fees and environmental audits, (k) all recurring costs to satisfy any conditions of approval of the Project to the extent included in the Governing Documents, conditions imposed upon the Project, and/or to comply with applicable municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force, including without limitation, any stormwater treatment requirements, water quality requirements, or transportation demand management program, all as subject to the terms set forth below and (l) the costs of applying for, obtaining, maintaining, managing, and reporting associated with: (A) energy efficiency; energy measurement and reporting; water usage; recycling, composting, and waste management; indoor air quality; and chemical use (collectively, the “Sustainability Practices”), or (B) the U.S. EPA’s Energy Star® Portfolio Manager, the Green Building Initiative’s Green Globes™ building rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED®) building rating system, the Ashrae Building Energy Quotient (BEQ), the Global Real Estate Sustainability Benchmark (GRESB), or other standard for high performance buildings adopted by Landlord with respect to the Building, as the same may be revised from time to time (as the case may be, the “Green Building Standards”); provided, however, such costs for Sustainability Practices or Green Building Standards included in Operating Expenses for any calendar year shall not increase by more than three percent (3%) per calendar year on a straight line basis. All capital expenditures permitted pursuant to clause (1) and clause (2) of subparagraph (h) above shall be amortized (including interest on the unamortized cost at the rate stated in subparagraph (f) of this Section) over their useful life, as reasonably determined by Landlord in accordance with sound accounting principles consistently applied. Notwithstanding the foregoing, Operating Expenses shall be net of any discounts, credits, reimbursements, and rebates received by Landlord for Operating Expenses.

5.1.3.2  Definition of Excluded Costs. “Excluded Costs” means the following expenses: (1) depreciation, principal, interest, and fees on mortgages; (2) real estate brokers’ leasing commissions and marketing, advertising and promotional costs and expenses incurred in connection with the marketing of the Project, Building or any rentable space therein; (3) costs of any items to the extent Landlord actually receives reimbursement therefor from insurance proceeds, any tenant, occupant, or third party, or under warranties (such costs shall be excluded or deducted—as appropriate—from Operating Expenses in the year in which the reimbursement is received); (4) costs, including fines, penalties, and legal fees incurred, due to violations by any Landlord Party of applicable Laws, contracts, or leases pertaining to the Project, or title matters; (5) costs incurred or repairs necessitated by the gross negligence or willful misconduct of Landlord; (6) capital expenses other than those specifically included in the definitions of Operating Expenses; (7) charitable or political contributions and membership fees or other payments to trade organizations; (8) Landlord’s general overhead expenses not related to the Project; (9) overhead and profit paid to subsidiaries or any Landlord Affiliate for management or other services, or for supplies or other materials, to the extent the amounts incurred exceed those that would have been reasonably incurred if such supplies, materials, or services were obtained from unrelated third parties; (10) wages, salaries, and other compensation paid to personnel above the grade of property manager; (11) cost of insurance coverages not generally carried by landlords of similar premises in the area, provided that the parties agree the cost of the coverages carried by Landlord as of the Lease Commencement Date shall be included as part of Operating Expenses; (12) costs and expenses incurred in leasing equipment or systems that would ordinarily constitute a capital expenditure if such equipment or systems were purchased, to the extent such rental charges exceed the amortization charge, if any, that would have been permitted had the item been purchased; (13) management fees in excess of what is permitted by Section 5.1.3.1(d), above; (14) interest and amortization of mortgages or any other funds borrowed by Landlord; (15) base ground rent plus escalations; (16) income, excess profit, franchise taxes or other such taxes imposed on or measured by the gross or net income of Landlord from the operation of the Building; (17) rent (actual or implied) and expenses for management office(s) located at the Project; (18) all costs and expenses incurred by Tenant or any other tenants of the Building and paid for or payable directly by Tenant or such other tenants either to third parties or to Landlord under agreements for direct payment or reimbursement for benefits or services; (19) costs incurred to remove, remediate, or otherwise arising from the presence of any Hazardous Materials (as defined below) or other toxic material or substances from or at either the Building, the Project or Premises in violation of Laws, and any costs incurred in connection with any governmental investigation, order, proceeding or report with respect thereto; (20) costs, including overhead and general administrative expenses, relating to the operation of the business of the legal entity or entities which constitute Landlord, either as a corporation, partnership, trust or other entity, such as trustee’s fees, annual fees, partnership expenses, and legal, professional, consulting, and accounting fees (other than with respect to Building operations), including without limitation, sale and financing matters, legal entity accounting, income taxation matters and disputes with employees or persons who own an interest in Landlord, and costs and expenses relating to maintaining Landlord’s existence, such as trustee’s fees, annual fees, partnership expenses, administrative fees, deed recordation and legal and accounting fees relating to maintaining such existence; (21) funding reserves; (22) attorneys’ fees, costs, disbursements and other expenses incurred in connection with negotiations or disputes with, or leasing to, tenants or prospective tenants of the Building; (23) costs for acquisition and initial construction of the Building or Project or in a tenant’s premises specifically for a tenant’s occupancy; (24) any expenses for repairs or maintenance which are recovered or recoverable under warranties and service contracts; (25) costs incurred as a result of the violation by Landlord or other tenants of the Building or the Project of the terms and conditions of any lease (including indemnity costs incurred by Landlord due a violation of such lease caused solely by Landlord’s actions or inactions) or other agreement with Landlord as a party; (26) the costs of any “tap fees” or condenser water loop, sewer or water connection fees for the Building payable in connection with the initial construction of the Building or the Premises; (27) costs of repairing, replacing or otherwise correcting a physical defect (but not the costs of normal repair and maintenance) or design defect in the initial construction by Landlord of the Building (including, without limitation, the Building roof, the foundation, structure and curtain wall); (28) costs of Landlord’s Work; (29) costs allocated to buildings other than the Building in which Landlord or any Landlord Affiliate has a direct or indirect interest; (30) costs of any additions to the Building or Project; (31) costs of purchasing artwork, sculptures or paintings; (32) allowances, concessions, permits, licenses, inspections and other costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for Tenant or other tenants or prospective tenants of the Building, including, without limitation, constructing or finishing demising walls and public corridors with respect to such space and whether such work or alteration is performed for the initial occupancy by such tenant or thereafter and including any cash or other consideration paid on account of, with respect to or in lieu of any of the foregoing; (33) any incremental expenses incurred for use of any portion of the Land and/or the Building to accommodate special events not open to Tenant; (34) costs or payments associated with Landlord’s obtaining air rights or development rights; and (35) costs of design, entitlement, site preparation, planning, marketing, construction and/or acquisition of new buildings or of additional real property for or to the Land, or any expansion of the Building or Project.

Except as otherwise expressly set forth herein, those Operating Expenses that are incurred at a Project level shall be allocated based on the square footage and the type of use (i.e. retail, office, manufacturing, etc.). Project level Operating Expenses shall not include operating costs and expenses allocated to other buildings in the Project.

5.1.4        Audit Rights. If Tenant objects to any Actual Statement and provides written notice to Landlord within ninety (90) days after its receipt of such Actual Statement, Tenant’s Auditor (as defined below) shall have the right, at Tenant’s sole cost and expense, upon at least thirty (30) days’ prior notice to Landlord (which notice must be delivered within such ninety (90)-day period), at any time during regular business hours, to review and photocopy (or electronically copy) Landlord’s records pertaining to Operating Expenses for the immediately preceding year only, and only to the extent reasonably necessary to evaluate Tenant’s objections. The inspection of Landlord’s records must be completed within thirty (30) days after such records are made available to Tenant’s Auditor, and the written determination of Tenant’s Auditor must be delivered to Landlord within six (6) months after Tenant delivers written notice of its objection to the Actual Statement at issue. If Tenant fails to deliver the written determination of Tenant’s Auditor within said time period, Tenant shall forfeit any right to claim a refund, rebate, or return of Operating Expenses set forth in the applicable Actual Statement, except in the event of fraud or intentional misrepresentation. Tenant may engage a qualified employee in Tenant’s finance or accounting department or an independent contractor who (i) is hired by Tenant on a non-contingent fee basis, and (ii) specializes in real estate audits, to perform the audit (“Tenant’s Auditor”) to inspect Landlord’s records, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. If, following the date Landlord receives the written report of Tenant’s Auditor (the “Report Date”), Landlord disputes the findings therein, and Landlord and Tenant are not able to resolve their differences within thirty (30) days following the Report Date, the dispute shall be resolved by binding arbitration as follows: Landlord and Tenant shall each designate an independent certified public accountant, who shall in turn jointly select an independent certified public accountant (the “Independent CPA”). Within sixty (60) days after selection, the Independent CPA shall review the relevant records and determine the proper amount of Operating Expenses payable by Tenant for the year in question, which determination shall be final and binding upon the parties. If the Independent CPA determines that the amount of Operating Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the Independent CPA’s decision, without interest. The fees and costs of the Independent CPA shall be paid by Tenant unless the Independent CPA determines that Tenant has overpaid Operating Expenses for the applicable year, in the aggregate, by more than three percent (3%), in which case Landlord shall pay the fees and costs of the Independent CPA, up to a maximum amount of Ten Thousand and No/100 Dollars ($10,000), and Tenant shall pay any remaining balance owing to the Independent CPA. Tenant shall keep all information obtained by Tenant in connection with its review of Landlord’s records confidential and obtain the agreement of Tenant’s Auditor and the Independent CPA to keep all such information confidential. Landlord may condition inspection of Landlord’s records by Tenant’s Auditor or the Independent CPA upon receipt of an executed confidentiality agreement acceptable to Landlord. Tenant agrees that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Operating Expenses payable by Tenant shall be as set forth in this Section 5. Notwithstanding the foregoing, if, as a result of Tenant’s timely audit of Operating Expenses and real estate Taxes for a given calendar year it is determined that the amounts paid by Tenant to Landlord on account of certain line items for Operating Expenses exceed the amounts to which Landlord was entitled by more than three percent (3%), then Tenant shall have the right to examine Landlord’s books and records for the two (2) previous calendar years as to such line items.

5.2          General Payment Terms. The Base Rent, Operating Expenses, late charges, default interest, and all other sums payable by Tenant to Landlord pursuant to this Lease are referred to collectively as the “Rent.” All Rent shall be paid in lawful money of the United States of America and through a domestic branch of a United States financial institution, by check or electronic payment. Checks are to be made payable to Landlord and mailed to 5465 Morehouse Drive, Suite 260, San Diego, California 92121, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. Wiring instructions for electronic payments, if available, will be provided separately. Rent for any fractional part of a calendar month at the commencement or termination of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.

5.3          Interest. Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord after expiration of all applicable notice and cure periods, shall bear interest from the date such payment was originally due under this Lease until paid at the Default Rate (as defined below); provided, however, with respect to the first late payment of Rent in any Lease year (and only such first late payment), interest shall not begin to accrue unless Tenant fails to pay such Rent within five (5) days after receipt of written notice from Landlord notifying Tenant of its failure to timely pay Rent. In addition, Tenant shall pay all costs and attorneys’ fees incurred by Landlord in collection of such amounts.

5.4         Accord and Satisfaction. No writing on any check, or statement in any letter or other document accompanying any payment of Rent from Tenant, and no acceptance by Landlord of less than the full amount of Rent owing, shall affect any accord and satisfaction. Any such partial payment shall be treated as a payment on account, and Landlord may accept such payment without prejudice to Landlord’s right to recover any balance due or to pursue any other remedy permitted by this Lease. Accordingly, Tenant hereby waives the provisions of California Uniform Commercial Code Section 3311 (and any similar Laws that would permit an accord and satisfaction contrary to the provisions of this Section 5.4). Tenant waives any right to specify the items against which any Rent paid is to be credited, and Landlord may apply such payments to any Rent due or past due under this Lease. No payment, receipt or acceptance of Rent following (i) any Event of Default (as defined below); (ii) the commencement of any action against Tenant; (iii) termination of this Lease or the entry of judgment against Tenant for possession of the Premises; or (iv) the exercise of any other remedy by Landlord, shall cure the Event of Default unless otherwise agreed to in writing by Landlord, reinstate this Lease, grant any relief from forfeiture, continue or extend the Term, or otherwise affect or constitute a waiver of Landlord’s right to or the exercise of any remedy, including Landlord’s right to terminate this Lease and recover possession of the Premises. Tenant acknowledges and agrees that the foregoing constitutes actual notice to Tenant of the provisions of California Code of Civil Procedure §1161.1(c). In order to give effect to the foregoing provisions, Landlord may (but is not required to) return to Tenant, at any time within fifteen (15) days after receiving same, any payment of any monetary amounts received from Tenant, including, but not limited to, Rent (x) that was paid following any Event of Default (irrespective of whether Landlord has commenced the exercise of any remedy), or (y) that is less than the amount due or owed. Each such returned payment (whether made by returning Tenant’s actual check, or by issuing a refund in the event Tenant’s check was deposited whether or not Tenant actually deposits or accepts such refund) shall establish that such payment was not received or approved by Landlord.

5.5          Late Charge. Late payment of Rent or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within five (5) days after their due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any costs and attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; provided, however, that Tenant shall be entitled to one notice of late payment and a five (5) day cure period in each twelve (12)-month period before any such late charge accrues. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the costs that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

6.            Use of Premises.

6.1          Permitted Use. Subject to compliance with applicable Laws, including applicable zoning regulations, and this Lease, the Premises may be used solely for research and development, laboratory, biopharmaceutical manufacturing, assembly, storage, warehousing, office, administrative use related to products and merchandise made by Tenant (the “Permitted Use”); provided, however, Landlord shall not unreasonably withhold its approval of any Tenant request to change the Permitted Use. Tenant shall maintain and procure at Tenant’s own expense and responsibility all licenses, permits, or inspection certificates required by any governmental agency, court, regulatory or administrative agency, commission or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational (“Governmental Authority”) in respect to the Permitted Use and Tenant’s business in, on, or about the Premises, and Tenant shall promptly provide evidence thereof to Landlord upon Landlord’s request. Landlord makes no representation or warranty to Tenant that the Permitted Use is permitted by applicable Laws. During the Term, subject to the terms of this Lease and all applicable Laws, and subject to any emergencies, Tenant shall have the right to access the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year.

6.2          Rules. Landlord shall have the right to impose reasonable and customary rules and regulations (the “Rules”) regarding use of the Project, as reasonably deemed necessary by Landlord, and Tenant shall comply with such Rules to the extent such Rules are provided to Tenant in writing at least thirty (30) days prior to the effective date thereof. Landlord shall apply the Rules on a non-discriminatory basis to all similar tenants in the Project.

6.3          Governing Documents. As of the Effective Date, Landlord has complied with and, to its knowledge, is not in default of and shall at all times during the Term of this Lease continue to comply with its obligations as to the Premises under the Commercial DDA, all Governing Documents and any Rules and regulations adopted pursuant thereto. Until Substantial Completion of Landlord’s Work, Landlord agrees to provide Tenant with any written notice of default or breach under the Commercial DDA as to the Premises or any Governing Documents. The existing Governing Documents are set forth on Exhibit E, attached hereto and incorporated herein. Without the prior written consent of Tenant, which will not be unreasonably withheld, conditioned, or delayed, Landlord will not take any of the following actions: (i) consent to any amendment of the Governing Documents or Commercial DDA that will have an adverse impact on the Premises or Tenant’s access to or use thereof (each, an “Amendment”), (ii) other than in connection with the financing or refinancing of the Premises or Project which complies with Section 18 below, permit any encumbrance on title with respect to the Premises if they will adversely affect Tenant’s rights or obligations under this Lease (each a “New Project Document”), or (iii) to the extent in Landlord’s control, cause or permit any governing associations to adopt any assessments if they will adversely affect Tenant’s rights or obligations under this Lease (each, an “Association Act”). In the event Tenant’s consent is required, Tenant shall respond to Landlord’s request for consent within ten (10) days and any refusal to provide consent must be made with specificity sufficient to assist Landlord in revising. Tenant shall respond in writing (with detailed reasons for any disapproval) to any revised request within ten (10) days following receipt of such request, and any failure to provide a written response within such ten-day period shall be deemed an approval.

6.4          Prohibited Uses. Tenant shall not use, or suffer or permit any use of the Premises, the Project, or any part thereof in violation of any Laws, this Lease, the Governing Documents, or the Rules. Tenant shall not do or permit anything to be done in or about the Premises or the Project which will damage the reputation of the Project or unreasonably and materially obstruct or interfere with the rights of other tenants or occupants of the Project, nor shall Tenant cause, maintain, or permit any nuisance in or about the Premises or the Project. Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. No machinery, equipment, apparatus, or other appliance shall be used or operated in or on the Premises that will unreasonably interfere with the equipment of any other tenant within the Project, including, without limitation, interference with transmission and reception of telephone, telecommunications, television, radio, or similar signals. Tenant shall not use the Premises in any manner that will cause the Building or any part thereof not to conform with the Building’s Sustainability Practices or the certification of the Building issued pursuant to the applicable Green Building Standards, if any; provided, however, that in no event shall such practices or certification requirements have the effect of preventing Tenant from conducting its business at the Premises in a manner consistent with the Permitted Use.

6.5          Access. Landlord acknowledges and agrees that, except as otherwise expressly set forth in this Lease, Tenant shall have full responsibility for the maintenance and repair of and shall have unfettered access and control over the Premises throughout the Term of the Lease. Subject to Tenant’s security requirements as set forth on Exhibit F attached hereto, as may be amended, and to the provisions of this Section 6.5, (i) Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises to prospective or existing lenders or purchasers, or to prospective tenants (with prospective tenants being shown the Premises only within the last twelve (12) months of the Term), to confirm Tenant is complying with its obligations under this Lease, to comply with Landlord’s obligations under this Lease, to clean and make repairs, alterations or additions to the Premises to the extent permitted by this Lease, and (ii) in case of emergencies or to comply with applicable Laws or orders of Governmental Authority, Landlord shall have the right to temporarily close all or a portion of the Premises to perform inspections, repairs, alterations and additions. Except in the case of emergencies or to comply with applicable Laws or orders of Governmental Authority, Landlord shall provide Tenant with at least one (1) business day prior notice of entry into the Premises, which may be given via e-mail. Landlord shall also comply with any governmental regulations as are applicable to the Permitted Use or any reasonable security protocols of Tenant regarding access to secured or controlled rooms or areas within the Premises. Landlord will not close the Premises if the work can reasonably be completed on weekends and after normal business hours. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent.

6.6          Environmental Requirements.

6.6.1        Definitions.

6.6.1.1  “Contamination” or “Contaminated” means any Hazardous Materials or toxic material, substance, chemical or waste, contaminant, emission, discharge or pollutant or comparable material listed, identified, or regulated pursuant to any Environmental Requirement (as defined below) or federal, state or local law, ordinance or regulation which has as a purpose the protection of health, safety or the Environment (as defined below), resulting from any cause, Release (as defined below), or source.

6.6.1.2  “Environment” means all forms of fauna, flora, soil, natural resources; surface, subsurface, or ground waters; land, ground, surface, or subsurface strata; ambient air; or any other environmental medium, including the indoor environment, contained within, or affected by the Premises or operations thereon.

6.6.1.3  “Environmental Claim(s)” means any claim, action, suit, proceeding, enforcement action, administrative proceeding, liability, loss, demand, damage (including punitive damages and damages based upon diminution in value or loss of use of the Premises or Project), encumbrance, cause of action of any kind, order, subpoena, obligation, cost, expense, royalty, fee, assessment, duty, requirement, charge, penalty, fine, forfeiture, judgment, injunctive relief, interest, and award (including recoverable legal counsel fees and cost of litigation of the party asserting the claim), whether arising by law, contract, tort, voluntary settlement, or in any other manner resulting from or in any way associated with:

(A) acts or omissions of Tenant or any Tenant Party (as defined below) with respect to, or occurring on, the Premises;

(B) Tenant’s control, use, possession, or operation of the Premises;

(D) any condition existing or occurring in, on, under or within the Premises after the Lease Commencement Date;

(E) the damage or destruction of the Premises, the Project or any adjacent property resulting from the storage, use, handling, generation, or Release of Hazardous Materials from the Premises;

(F) the violation or alleged violation of any Environmental Requirement;

(F) the existence, assessment, or remediation of Contamination upon, under, in or emanating from, the Premises;

(G) emissions, discharges, Releases or threatened Releases, or the presence, generation, manufacturing, processing, distribution, use, treatment, storage, disposal, transport, labeling, advertising, sale, display, or handling, of Contamination;

(H) any special, indirect, or consequential damages, including, but not limited to, claims for loss of use, rents, anticipated profit or business opportunity, or business interruption, diminution in value, or mental or emotional distress or fear of injury or illness, trespass, nuisance or otherwise related in any way to the Premises; or

(I) any response costs any member of the Tenant or Landlord may incur with respect to the Premises under any Environmental Requirement.

6.6.1.4  “Environmental Condition” means Contamination at, on, under or emanating to or from the Premises or a condition or circumstance relating to the Premises or operation thereof which is or is alleged to be not in compliance with Environmental Requirements.

6.6.1.5  “Environmental Requirement(s)” means any present and future Laws, regulations, statutes, codes, rules, orders, permits, policies, licenses, certifications, decrees, standards, or interpretations imposed by any Governmental Authority relating to pollution; the protection of the Environment; the Release, emission, discharge or disposal of any material or chemical substance; human health or safety; Hazardous Materials; natural resource damage; product registration; hazard communication, each as from time to time has been or may be amended or adopted before or after the Effective Date, including any of the following: The Occupational Safety and Health Act, 29 U.S.C.A. § 651, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.A. § 6901, et seq.; the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.A. § 9601, et seq.; the Clean Water Act, 33 U.S.C.A. §1251, et seq.; the Clean Air Act, 42 U.S.C.A. § 7401, et seq.; the Safe Drinking Water Act, 42 U.S.C.A. § 3001, et seq.; the Toxic Substances Control Act, 15 U.S.C.A. § 2601, et seq.; the Oil Pollution Act of 1990, 33 U.S.C.A. § 2701, et seq.; the California Underground Storage of Hazardous Substances Act, H&S C §§ 25280, et seq.; the California Hazardous Substances Account Act, H & S C §§ 25300, et seq.; the California Hazardous Waste Control Act, H & S C §§ 25100, et seq.; the California Safe Drinking Water and Toxic Enforcement Act, H & S C §§ 24249.5, et seq.; and the Porter-Cologne Water Quality Act, Wat C §§ 13000, et seq. As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

6.6.1.6  “Hazardous Materials” means a substance, chemical, product, waste or other material that, because of its physical, chemical, or other characteristics, may pose a risk of endangering human health or safety or of degrading the Environment, or which is, or becomes identified, listed, published, regulated, or defined as, or which shows the characteristics of, a hazardous substance, hazardous waste, hazardous material, toxic substance or other regulatory term, including oil, oil waste, by-products and components, NORM, Hydrocarbons, and Hydrocarbons waste, produced water, by-products and components, polychlorinated biphenyls, and asbestos, or which is otherwise regulated or restricted under any Environmental Requirements or by any Governmental Authority, or which may otherwise cause, contribute to or result in an Environmental Condition or Environmental Condition. “Hazardous Materials” include, but are not limited to, all of the following: (1) a hazardous substance, as defined in Section 25281 or 25316 of the California Health and Safety Code; (2) a hazardous waste, as defined in Section 25117 of the California Health and Safety Code; (3) a waste, as defined in Section 470 of the California Health and Safety Code or as defined in Section 13050 of the California Water Code; and/or (4) any substance or material that is defined or designated as a hazardous waste, material or substance by any other applicable Environmental Requirements, including, without limitation, perfluoroalkyl substances (PFAS).

6.6.1.7  “Release” or “Released” or “Releases” means any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the Environment.

6.6.1.8  “Remediation” or “Remediate” means any and all actions required to be taken under the Environmental Requirements or otherwise to address an Environmental Condition, including investigation, monitoring, removal, remediation, corrective action, response action, mitigation, treatment, decontamination, or cleanup of (1) Hazardous Materials, (2) pollution or (3) Contamination, present or alleged to be present on, under or emanating from the Premises.

6.6.2        Prohibition/Indemnity. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated in or about, Released or disposed of from the Premises in violation of applicable Environmental Requirements. If Tenant breaches any obligations set forth in this Section 6.6, or if the presence of Hazardous Materials in, on, about, or under the Premises during the Term or any holding over or any other occupancy results in contamination of the Premises, the Project, or any adjacent property or if Contamination of the Premises, the Project, or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or Released or disposed of from the Premises by anyone other than Landlord and the Landlord Parties otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord and the Landlord Parties harmless from any and all Environmental Claims which arise during or after the Term as a result thereof. This indemnification by Tenant includes, without limitation, costs incurred in connection with any Remediation required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises.

6.6.3        Contamination. Without limiting Tenant’s indemnity obligation in Section 6.6.2 above, if the presence of any Hazardous Materials in, on, under, or about the Premises, the Building, the Project, or any adjacent property caused or permitted by Tenant, its agents, employees or contractors, results in any Contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are reasonably necessary and appropriate, in Landlord’s reasonable discretion, to return the Premises, the Building, the Project, or any adjacent property substantially to the condition existing prior to the time of such Contamination; provided, however, Tenant shall first prepare and submit to Landlord, within thirty (30) days of learning of such Contamination or within such earlier time as required to comply with Environmental Requirements or Governmental Authority, a comprehensive plan specifying the actions to be taken by Tenant to Remediate the Contamination and restore the Premises to the conditions required by this Lease. Such plan shall include Tenant’s timeframes to cause all such Remediation actions to be taken and any consultant(s) engaged for the performance of the Remediation. Landlord’s approval of Tenant’s Remediation plan shall first be obtained before Tenant takes any action, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project. Upon Landlord’s approval of Tenant’s Remediation plan (as so approved, the “Clean-Up Plan”), Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement the Clean-Up Plan with a consultant reasonably acceptable to Landlord and proceed to act in accordance with all applicable Environmental Requirements and this Lease. If Tenant fails to implement the actions in the Clean-Up Plan as set forth therein, Landlord shall have the right, but not the obligation, and without waiving any other rights and remedies under this Lease, following written notice to Tenant, to carry out such actions and recover the costs and expenses thereof from Tenant as Rent, payable within thirty (30) days after receipt of written demand therefor.

6.6.4        Business. Landlord acknowledges that it is not the intent of this Section 6.6 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then-applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant represents and warrants that it has fully and accurately completed the Environmental Questionnaire which is attached to this Lease as Exhibit C (the “Environmental Questionnaire”). Tenant agrees to provide Landlord with annual updates of any changes in its use of Hazardous Materials not listed and described in the Environmental Questionnaire most-recently submitted to Landlord. Landlord shall not have any approval rights over such updates, provided the Hazardous Materials proposed to be used by Tenant are of a type and in such quantities as are reasonable and customary for the Permitted Use. Tenant agrees that, except as set forth on the Environmental Questionnaire (as it may be updated pursuant to this Section), neither Tenant nor any Tenant Party will produce, use, store, or generate any Hazardous Materials on, under, or about the Premises nor cause or permit any Hazardous Materials to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or released, on, in, under, or about the Premises.

6.6.5        Haz Mat Documents. Upon Landlord’s request, or any time that Tenant is required to deliver a Hazardous Materials list to any Governmental Authority in connection with Tenant’s use or occupancy of the Premises, Tenant shall deliver to Landlord a copy of such Hazardous Materials list. Tenant shall, prior to the Rent Commencement Date, deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, Release or disposal of Hazardous Materials at the Premises, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority, without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials; permits; licenses; certifications; approvals; reports, audits, assessments, studies, and correspondence; storage and management plans; notice of violations of any Environmental Requirements; plans relating to the installation of any storage tanks to be installed in or under the Land (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all Remediation plans, closure plans or any other documents required by any and all federal, state and local Governmental Authority for any storage tanks installed in, on or under the Land for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors. Tenant shall keep confidential and not disclose, discuss, disseminate, or copy any information, data, findings, communications, conclusions and reports regarding the Environmental Condition of the Premises to any person or entity, including any Governmental Authority (other than Tenant’s consultants, attorneys, property managers, and employees that have a need to know such information), without the prior written consent of Landlord, unless Tenant is compelled to do so by applicable Environmental Requirements. If Tenant reasonably believes that disclosure is required by applicable Environmental Requirements, Tenant shall provide Landlord with at least ten (10) days’ advance written notice to allow Landlord to attempt to obtain a protective order.

6.6.6        Landlord’s Environmental Report. Tenant acknowledges that, prior to the Effective Date, Landlord delivered to Tenant a copy of Landlord’s final Phase I environmental site assessment regarding the Land for Tenant’s review prior to its execution of this Lease. Except as disclosed therein, Landlord represents and warrants that, to its knowledge, there are no Hazardous Materials on or under the Building, the Land, the Common Areas, or the Premises. Landlord covenants not to bring onto the Premises any Hazardous Materials in violation of applicable Environmental Requirements. Landlord shall indemnify Tenant and hold it harmless against any third-party claims, damages, losses or liabilities (including without limitation reasonable attorney’s fees) incurred by Tenant arising from any uncured breach of the foregoing representation and warranty. In no event shall Tenant be responsible for the costs (and such costs shall not be included in Operating Expenses) of removal or any Remediation required due to the presence of Hazardous Materials outside the Premises not caused by Tenant or any Tenant Party.

6.6.7        Notices. Tenant shall notify Landlord in writing as soon as possible but in no event later than three (3) days after Tenant becomes aware of any of the following (collectively, “Hazardous Materials Claims”): (i) the occurrence of any actual, alleged, or threatened Release of any Hazardous Materials in, on, under, from, about, or in the vicinity of the Premises, regardless of the source or quantity of the Release, (ii) any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement, or abatement proceedings (including any threatened or contemplated actions) relating to or potentially affecting the Premises with respect to any actual, alleged, or threatened Release, or (iii) any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about, or in the vicinity of the Premises. Tenant shall promptly forward to Landlord copies of any non-privileged documentation or correspondence received, prepared, or distributed regarding any Hazardous Materials Claims.

6.6.8        Testing. Landlord shall have the right to conduct annual tests of the Premises to determine any violation of Tenant’s obligations under this Section 6.6, and to conduct additional tests at any time upon reasonable suspicion of a Release. Tenant shall pay the cost of such tests of the Premises; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures with Landlord’s prior, written consent, which test data and reports are immediately provided to Landlord, Landlord shall accept such tests in lieu of the annual tests to be obtained by Landlord and paid by Tenant. Landlord’s receipt of or satisfaction with any test results in no way waives any rights or remedies which Landlord may have against Tenant or any other person or entity. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements, including without limitation, by complying with all of Tenant’s obligations set forth in this Section 6.6 which are applicable thereto.

6.6.9        Pre-Existing and Migrating Conditions. Notwithstanding anything to the contrary contained in this Section 6.6, Tenant shall not be responsible for the indemnification and hold harmless obligation set forth in Section 6.6.2, which shall not apply to (i) contamination in, on or under the Premises which Tenant can prove existed in, on, or under the Premises immediately prior to the Lease Commencement Date, or (ii) the presence of any Hazardous Materials in, on or under the Premises which Tenant can prove migrated from outside of the Premises into the Premises, unless in either case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) to the extent it was caused, contributed to, or exacerbated by Tenant, its agents, employees, or contractors.

6.6.10    Underground Tanks. In no event shall Tenant have the right to install underground tanks.

6.6.11    Tenant’s Obligations. Tenant’s obligations under this Section 6.6 shall survive the expiration or earlier termination of this Lease. During any period of time, whether during or after the expiration or earlier termination of this Lease, required by Tenant or Landlord to complete the Remediation of the Premises of any Hazardous Materials (including, without limitation, the Release and termination of any licenses or permits restricting the use of the Premises and the completion of any Clean-Up Plan or the approved Surrender Plan (as defined below)), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole but reasonable discretion, which Rent shall be prorated daily.

6.7          Accessibility. Tenant acknowledges that the Premises, the Building and the Project are subject to, among other Laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. § 12101, et seq., including, but not limited to Title III thereof (“Disabilities Act”), and all regulations and guidelines related thereto, together with any and all similar Laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “Accessibility Laws”). As of the Lease Commencement Date, Landlord represents that the Building and all of Landlord’s Work shall comply in all material respects with Accessibility Laws. Provided the Building and Landlord’s Work is in compliance as of the Lease Commencement Date with applicable Laws, including without limitation Accessibility Laws, Tenant shall be solely responsible for investigating and confirming that all TI Work (as defined in Section 3 of the Work Letter) and Alterations comply with Accessibility Laws. Furthermore, from and after the Lease Commencement Date, subject to the provisions hereof, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of Accessibility Laws pertaining to the Premises. Within ten (10) days after receipt, Landlord and Tenant shall advise the other in writing, and provide such party with copies of (as applicable), any notices alleging violation of Accessibility Laws relating to any portion of the Premises, the Building or the Project; any claims made or threatened orally or in writing regarding noncompliance with Accessibility Laws and relating to any portion of the Premises, the Building or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with Accessibility Laws and relating to any portion of the Premises, the Building or the Project. Landlord and Tenant shall and hereby agree to protect, defend (with counsel acceptable to the other party) and hold Landlord and Tenant (as applicable) and their respective agents (as applicable) harmless and indemnify such parties from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, the other party’s violation or alleged violation of Accessibility Laws. The obligations of Landlord and Tenant herein shall survive the expiration or earlier termination of this Lease.

7.            Alterations. Any alterations, additions, or improvements to the Premises by Tenant after completion of the TI Work (collectively referred to as “Alterations”) shall be subject to the terms and conditions of this Section 7.

7.1          Cosmetic Alterations. Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration(s)”): (a) does not require a permit or other government approval to undertake; (b) is not visible from the exterior of the Building; (c) will not materially and adversely affect the Building (as opposed to Premises) plumbing, sewer, drainage, electrical, fire protection, life safety and security systems and equipment, heating, ventilation, and air conditioning systems (collectively, the “Building Systems”), or the exterior walls, foundation, roof (including roof membrane), or structural portions of the floor (the “Building Structure”); (d) the aggregate cost of all such Cosmetic Alterations in any consecutive twelve (12)-month period does not exceed One Million and No/100 Dollars ($1,000,000.00); and (e) do not require the consent or approval of, or other review or documentation by, any Mortgagee (as defined below) pursuant to loan documents then in effect provided Landlord delivered to Tenant prior written notice of any such requirements. Even though consent is not required, Tenant must provide written notice of any proposed Cosmetic Alteration to Landlord (with reasonable detail) at least thirty (30) days prior to beginning any Cosmetic Alteration with the exception of minor alterations including painting, wallpapering and hanging pictures, for which no notice shall be required. The performance of Cosmetic Alterations shall also be subject to all the other provisions of this Section 7.1. Notwithstanding anything herein to the contrary, in no event shall consent be required prior to the installation of movable furniture or equipment not affixed to or incorporated into the Premises in any manner and which, in any event, satisfies the criteria of a Cosmetic Alteration; provided, however, the $1,000,000 limit in Section 7.1(d) shall not apply.

7.2          Requirements for Alterations. Any Alterations other than Cosmetic Alterations will require Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed. At least fifteen (15) business days prior to starting work on any Alterations, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord (except that Landlord’s approval with respect to the specifications for Cosmetic Alterations shall not be required); names of contractors, which such contractors shall be subject to Landlord’s reasonable approval as to any non-Cosmetic Alteration; copies of necessary permits and approvals; and evidence of contractor’s insurance in amounts reasonably required by Landlord. Material changes to the plans and specifications (excluding changes that would be considered Cosmetic Alterations) must be submitted to Landlord for its reasonable approval. Tenant acknowledges and agrees that Tenant, at Tenant’s expense, is responsible for performing all accessibility and other work required to be performed in connection with the Alterations, including, but not limited to, any “path of travel” or other work outside the Premises to the extent necessitated as a result of Tenant’s proposed Alterations; provided, however, that Landlord may elect upon written notice to Tenant, to perform any such work in the Common Areas or elsewhere outside of the Premises, at Tenant’s expense. If Landlord elects to perform such work outside the Premises, then prior to the commencement of such Alterations by Tenant, Tenant shall deposit with Landlord, Landlord’s reasonable estimate of the cost of performing such work, including the reasonable and actual cost of Landlord’s construction manager. Alterations shall be performed in a good and workmanlike manner, in compliance with all applicable Laws, the Building’s Sustainability Practices and Green Building Standards, if any, and Landlord requirements, including the Work Letter and the requirements of any insurer providing coverage for the Premises, the Building or the Project. Alterations shall be performed free of mechanic’s and materialmen’s liens and of any claims therefor. If Tenant fails to remove any such lien by bond or otherwise within ten (10) business days after notice from Landlord, Landlord may pay the amount necessary to remove such lien, without being responsible for investigating the validity thereof, and Tenant shall reimburse Landlord therefor within ten (10) business days after receipt of an invoice therefor. All Alterations, including Cosmetic Alterations, shall be at Tenant’s sole cost and expense. Tenant shall reimburse Landlord, as Rent, within thirty (30) days of demand (which such demand shall include reasonable backup documentation), for any actual, reasonable out-of-pocket costs incurred by Landlord in connection with reviewing the plans and specifications with respect to any Tenant Alterations. Furthermore, Landlord shall have the right (but not an obligation) to monitor construction of the Alterations, and to require corrections of faulty construction or any material deviation from the plans for such Alterations as approved, and Tenant shall reimburse Landlord for its reasonable and actual third party costs (including, but not limited to, the reasonable and actual costs of any construction manager retained by Landlord) in monitoring construction; provided, however, that no such inspection shall be deemed to create any liability on the part of Landlord, or constitute a representation by Landlord or any person hired to perform such inspection that the work so inspected conforms with such plans or complies with any applicable Laws, and no such inspection shall give rise to a waiver of, or estoppel with respect to, Landlord’s continuing right at any time or from time to time to require the correction of any faulty work or any material deviation from such plans. In no event shall Landlord be entitled to reimbursement for any costs to monitor construction of the Alterations (including the costs of any construction or project manager) in excess of 1% of the hard costs of construction of the Alteration.

7.3          Removal of Alterations. Tenant’s obligation to remove any Alterations upon the expiration or earlier termination of this Lease shall be as set forth in Section 19, below.

8.            Maintenance and Repairs; Utilities.

8.1          Maintenance by Landlord. This Lease is intended to be a net lease. Subject to Section 6 above and Sections 10 and 11 below, Landlord shall, at Landlord’s sole cost, repair any latent defects in Landlord’s Work; the foregoing obligation shall not at any time ever include any TI Work, Tenant’s Work (as defined in Section 3 of the Work Letter), or Alterations, except in the event any defects in the original construction of the Building or Landlord’s Work caused the necessity for repairs. In addition, Landlord shall maintain, repair and replace (as needed), as part of Operating Expenses, only the following elements of the Project including the Premises, except to the extent maintained by an owners’ association: (i) the Building Structure; (ii) the Building Systems which do not exclusively serve the Premises or another tenant’s premises; and (iii) the Common Areas outside the Premises, including landscaping and parking areas but not including the maintenance and repair of electrical vehicle charging stations which shall be Tenant’s responsibility pursuant to Section 8.2 below. Notwithstanding the foregoing, subject to Section 9.5 below, maintenance, repairs and/or replacements necessitated in any material respect by any breach by Tenant or any negligent act or omission of Tenant or Tenant’s agents, employees or contractors, shall be performed at Tenant’s cost and expense. Landlord’s obligations hereunder shall not include windows, glass or plate glass, doors or overhead doors, dock bumpers, dock plates or levelers, or office entries, all of which shall be maintained by Tenant. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section 8.1, after which Landlord shall have a reasonable opportunity to repair such item, not to exceed thirty (30) days; provided, however, if such repair is reasonably expected to take longer than thirty (30) days, Landlord shall be deemed to have complied with its obligations hereunder so long as it commences the repair within such thirty (30)-day period and diligently and continuously prosecutes such repair to completion. Tenant hereby waives the benefit of California Civil Code Sections 1941 and 1942, and any other statute providing a right to make repairs and deduct the cost thereof from the Rent.

8.2          Maintenance by Tenant.

8.2.1        Subject to Landlord’s obligations in Section  8.1 above, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in compliance with all applicable Laws all portions of the Premises and the Building and all areas, improvements and systems serving the Premises including, without limitation, all aspects of Tenant’s Work and any Alterations, dock, dock equipment and loading areas, the equipment yard, truck doors, plumbing, water, and sewer lines up to points of common connection, entries, doors, door frames, ceilings, windows, window frames, interior walls, and the interior side of demising walls, heating, ventilation and air conditioning systems and other building and mechanical systems exclusively serving the Premises, the fire sprinklers and fire protection systems serving the Building (including the monitoring thereof), and repairing and maintaining the electrical charging stations within the parking areas of the Premises. Such repair and replacements shall include capital expenditures and repairs whose benefit may extend beyond the Term. Tenant shall have access to enter upon such parts of the Project reserved to Landlord, and to Common Areas as necessary to comply with its obligations under this Section 8.2. Tenant, at Tenant’s expense, shall enter into commercially reasonable and customary maintenance service contracts for the maintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and Building Systems exclusively serving the Premises. Upon request, Landlord shall, at no material cost or expense to Landlord, reasonably cooperate with Tenant as necessary for Tenant to fully perform the requirements of this Section.

8.2.2        In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect any portion of the Building Structure or which would likely materially, adversely affect any Building Systems, prior to commencing any such repair, Tenant shall provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the component or components of the Building Structure, and/or the Building Systems, that may be affected by such repair or maintenance. Within five (5) days after Landlord’s receipt of Tenant’s written notice, Landlord shall have the right, but not the obligation, to elect to cause such repair or maintenance to be performed by Landlord, or a contractor selected and engaged by Landlord, but at Tenant’s sole cost and expense provided the cost therefor shall not materially exceed the cost that Tenant would have paid for the same service, and further provided the repairs or maintenance are performed within the same timeframe that Tenant would have caused the repairs or maintenance to be performed.

8.2.3        Unless Landlord elects to cause the repair or maintenance to be performed by Landlord or a contractor selected and engaged by Landlord as set forth in Section 8.2.2 above, if Tenant fails to perform any repair or replacement for which it is responsible within the time periods set forth herein and Tenant fails to commence such repair or replacement within ten (10) business days (unless such repair will, due to the nature of the repair, reasonably require a period of time in excess of ten (10) business days to commence such cure, then such additional period of time as is reasonably necessary) after receipt of Landlord’s written notice (or sooner in the event of an emergency condition that poses an imminent threat to life or material damage to property), then Landlord may perform such work and be reimbursed by Tenant for its actual out-of-pocket costs in connection therewith within thirty (30) days after its receipt of written demand therefor (which demand shall be accompanied by reasonable supporting documentation). Subject to Sections 9 and 10 below, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant or its agents, employees or contractors, and any repair that benefits only the Premises.

8.2.4        As long as Tenant is performing its repair and maintenance obligations under this Section 8.2¸ and notwithstanding anything to the contrary in Section 5.1 above, Landlord shall not charge Tenant, and Tenant shall not be obligated to pay, as part of Tenant’s Proportionate Share of Operating Expenses, a management fee in excess of three-quarters of one percent (0.75%) of the net rent of the Premises.

8.3          Utilities. Tenant shall contract with and directly pay when due utility company charges for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed upon the Premises by any Governmental Authority or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Landlord shall have no responsibilities whatsoever in connection with the foregoing. Electrical, gas (if any) and water shall be separately metered. Landlord may cause at Tenant’s expense for the actual cost thereof any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. If any Governmental Authority suggests voluntary guidelines applicable to the Project, relating to the use or conservation of water, gas, electricity, power, or the reduction of automobile emissions, Landlord, at its sole but reasonable discretion to the extent voluntary, may comply with such voluntary guidelines and, accordingly, require Tenant to so comply. Landlord and Tenant shall comply with any mandatory controls imposed by any Governmental Authority.

8.3.1        Tenant shall, at its sole cost and expense, contract directly with a janitorial service and shall pay for all janitorial services used on or for the Premises. Landlord shall have no obligations whatsoever in connection therewith.

8.3.2        Tenant shall store all trash and garbage within the Premises or in a trash dumpster or similar container approved by Landlord as to type, location and screening, and Tenant shall arrange for the regular pick-up of such trash and garbage at Tenant’s expense. Tenant shall comply with applicable Laws related to trash and recycling.

8.3.3        Tenant shall, within ten (10) days after request by Landlord, provide consumption data in a form reasonably required by Landlord for: (i) any utility billed directly to Tenant or any subtenant or licensee of Tenant; and (ii) any sub metered or separately metered utility supplied to the Premises, which Landlord is not responsible for reading. If Tenant utilizes separate service providers from those of Landlord, Tenant hereby consents to Landlord obtaining the consumption data directly from such service providers and, within ten (10) days after written request, Tenant shall execute and deliver to Landlord and the service providers such written releases as the service providers may request evidencing Tenant’s consent to deliver the consumption data to Landlord.

8.3.4        Tenant acknowledges (i) that Landlord shall have no obligation to provide any security measures for any portion of the Premises or the Project other than such commercially reasonable security measures employed by landlords of comparable Projects, in Landlord's sole discretion, and (ii) that Landlord has made no representation to Tenant regarding the safety or security of the Project. If Landlord provides any security measures at any time, then (a) Landlord shall not be obligated to continue providing such security measures, and Landlord shall not be obligated to provide such security measures with any particular standard of care, and (b) all reasonable and actual costs and expenses incurred by Landlord to implement such security measures will be considered Operating Expenses. Tenant assumes all responsibility for the security and safety of Tenant, the Premises, and/or Tenant’s Parties. Tenant may, at its own expense, install its own security system (“Tenant’s Security System”) in the Premises; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System as an Alteration, and Tenant shall coordinate with Landlord as reasonably requested by Landlord to ensure Landlord’s access to the Premises pursuant to its rights set forth in Section 6.5 above.

8.3.5        Except as otherwise specified herein, no failure to furnish or delay in furnishing any utilities or services or for diminution in the quality or quantity of any utilities shall result in the termination of this Lease or any liability of Landlord or any Landlord Party for loss or injury to persons or property, or for damages, fees, costs, or expenses of any kind whatsoever or injunctive relief; provided, however, in the event that Tenant requests Landlord’s assistance in restoring disrupted utility service, Landlord shall promptly cooperate with Tenant to assist Tenant to cause same to be restored, it being understood that any costs of same will be treated as Operating Expenses. Furthermore, Tenant will be entitled to an equitable abatement of Rent for the period of such failure or interruption (retroactive to the first day of such interruption) but only to the extent such failure or interruption: (i) is directly attributable to Landlord’s gross negligence or misconduct or that of its employees, agents or contractors, (ii) prevents Tenant from using, and Tenant does not use, the Premises or the affected portion thereof for the conduct of Tenant’s business operations therein, (iii) Tenant was using the Premises or such affected portion for the conduct of Tenant’s business operations prior to the failure or interruption, and (iv) such failure or interruption continues for more than three (3) consecutive business days (or ten (10) business days in any twelve (12)-month period) after delivery of written notice of such failure or interruption from Tenant to Landlord.

9.            Insurance; Waiver of Subrogation.

9.1          Landlord’s Insurance. Landlord shall purchase and keep in force a special causes of loss (all risk) property insurance policy covering the Premises. Landlord may also purchase and maintain such additional and commercially reasonable insurance coverage as Landlord may from time to time determine, taking into account what landlords of comparable buildings in comparable projects maintain, or as may be required by any Mortgagee, including commercial general liability insurance, pollution insurance in the amount of Five Million Dollars ($5,000,000), which pollution insurance shall not be placed until Tenant has commenced operations in the Premises, and insurance coverage against the risks of earthquake once the Landlord’s Work is complete, flood damage, terrorism or other perils, and business interruption coverage. All insurance carried by Landlord shall be in such amounts, issued by such companies, and on such terms and conditions as Landlord may from time to time determine, and the premiums and deductibles (not to exceed $25,000) for all insurance maintained by Landlord from time to time shall be included in Operating Expenses. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building, and the Project of any insurer necessary for the maintenance of reasonable property and commercial general liability insurance covering the Building and the Project and the adjustment of any losses in connection therewith.

9.2          Tenant’s Insurance. Tenant shall, at its own cost and expense, procure and keep in full force and effect for the Term:

9.2.1        Commercial General and Umbrella Liability Insurance. Tenant shall maintain commercial general liability (CGL) and, if necessary, commercial umbrella insurance with a limit of not less than Five Million and No/100 Dollars ($5,000,000) each occurrence. CGL insurance shall be written on ISO occurrence form CG 00 01 4 13 (or a substitute form providing equivalent coverage) and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract. Landlord and Landlord’s advisors, property managers, and any mortgagee of Landlord (“Mortgagee”) (collectively, including Landlord, the “Landlord Insureds”) shall be included as an insured under CGL, using ISO additional insured endorsement CG 20 11 or a substitute providing equivalent coverage, and under the commercial umbrella, if any. This insurance shall apply as primary insurance with respect to any other insurance or self-insurance programs afforded to Landlord. There shall be no endorsement or modification of the CGL to make it excess over other available insurance; alternatively, if the CGL states that it is excess or pro rata, the policy shall be endorsed to be primary with respect to the additional insured. A copy of the Additional Insured Endorsement or equivalent policy wording will be submitted with the Certificate of Insurance. If the required coverage is maintained by an excess/umbrella policy, the insurance shall be excess over and no less broad than all coverages described herein. The limit of any insurance shall not limit the liability of Tenant hereunder. Tenant waives all rights against Landlord and the Landlord Parties for recovery of damages to the extent these damages are covered by the commercial general liability or commercial umbrella liability insurance maintained pursuant to this Section. Such insurance shall contain a “contractual liability” endorsement insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord and the Landlord Parties as set forth in this Lease. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease.

9.2.2        Commercial Property Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect on all Tenant’s Work, Alterations and its business personal property, furniture, furnishings, trade or business fixtures, cabling, and equipment (collectively, “Tenant’s Property”) on the Premises, special causes of loss (all risk) property insurance in an amount equal to one hundred percent (100%) of the full replacement cost thereof and including coverage for sprinkler leakage. The policy shall be issued on ISO form CP 1030 or equivalent. Any coinsurance requirement in the policy shall be eliminated through the attachment of an agreed amount endorsement, the activation of an agreed value option, or as is otherwise appropriate under the particular policy form. During the Term of this Lease, the proceeds from any such insurance shall be used for the repair or replacement of Tenant’s Property. Landlord shall have no interest in the insurance upon Tenant’s Property and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant respecting Tenant’s Property. Landlord will not carry insurance on Tenant’s Property.

9.2.3        Commercial Automobile Liability. Tenant shall, at Tenant’s expense, maintain automobile liability insurance including coverage on owned, hired, and non-owned automobiles and other vehicles, if used in connection with the performance of the work, with bodily injury and property damage limits of not less than One Million and No/100 Dollars ($1,000,000.00) per accident. Tenant waives all rights against Landlord and the Landlord Parties for recovery of damages to the extent these damages are covered by the business auto liability or commercial umbrella liability insurance obtained by Tenant pursuant to this Section (or under any applicable auto physical damage coverage).

9.2.4        Workers’ Compensation Insurance; Employer’s Liability Insurance. Tenant shall, at Tenant’s expense, maintain workers’ compensation and employer’s liability insurance. The employer’s liability limits shall not be less than One Million and No/100 Dollars ($1,000,000.00) each accident for bodily injury by accident or One Million and No/100 Dollars ($1,000,000.00) each employee for bodily injury by disease. Tenant waives all rights against Landlord and the Landlord Parties for recovery of damages to the extent these damages are covered by the workers’ compensation and employer’s liability or commercial umbrella liability insurance obtained by Tenant pursuant to this Section. Tenant shall obtain an endorsement equivalent to WC 00 03 13 to effect this waiver.

9.2.5        Business Interruption Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect business interruption, business income and extra expense or similar coverage as part of its commercial property insurance, and in no event shall Landlord be liable for any business interruption or other consequential loss sustained by Tenant, whether or not it is insured, even if such loss is caused by the negligence of Landlord, its employees, officers, directors, or agents.

9.2.6        Environmental Insurance. Landlord also reserves the right to require Tenant to obtain insurance based on the Permitted Use, including without limitation, pollution legal liability insurance with a limit of Five Million and No/100 Dollars ($5,000,000), which pollution insurance will in no event be required to be in place until Tenant has commenced operations in the Premises, environmental impairment liability insurance and/or underground storage tank insurance, if Landlord deems such insurance necessary or appropriate based on Tenant’s Permitted Use or operations within the Premises.

9.2.7        Builder’s Risk Insurance. If required by Landlord in connection with the Tenant’s Work or any Tenant-made Alteration, Tenant shall obtain or shall cause its general contractor to maintain builder’s risk insurance for perils covered by a causes of loss-special form insurance policy for one hundred percent (100%) of the insurable value of all construction work in place or in progress from time to time.

9.3          General Requirements; Evidence of Coverage. All insurance policies required to be carried by Tenant under this Lease shall be issued by an insurance company qualified to do business in the state/commonwealth where the Premises are located for the issuance of such type of coverage and shall have a Best’s Financial Strength Rating of A- or better and a Best’s Financial Size Rating of VIII or better. Prior to Landlord granting access to the Premises to Tenant or any Tenant Party, Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder. Tenant shall, at least ten (10) days after expiration of each policy, furnish Landlord with certificates of renewal thereof. Failure of Landlord to demand such certificate or other evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from evidence that is provided shall not be construed as a waiver of Tenant’s obligation to maintain such insurance. Landlord may from time to time require reasonable increases in the types and/or limits of insurance to be carried by Tenant if Landlord believes that additional coverage is necessary or desirable. If Tenant does not comply with Tenant’s obligations under this Section 9, Landlord may, at its option and at Tenant’s expense, purchase such insurance coverage to protect Landlord Insureds. The cost of such insurance shall be paid to Landlord by Tenant, as Rent, within ten (10) days after demand.

9.4          Vendors’ Insurance. In addition to the insurance Tenant is required to carry under this Lease, Tenant acknowledges that Landlord will require Tenant’s vendors and contractors entering the Building to carry such insurance as Landlord shall reasonably determine to be necessary, and satisfactory evidence of such insurance must be delivered to Landlord prior to entry into the Building by such vendors and contractors.

9.5          Mutual Waiver of Subrogation Rights.  Whenever (a) any loss, cost, damage, or expense resulting from fire, explosion, or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Premises and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage, or expense, then the party so insured thereby releases the other party from any and all claims for damage, loss, or injury to its property it may have on account of such loss, cost, damage, or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof; provided that such release of and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by property insurance of the type described in this Section 9.5. Each party agrees that the property policies of insurance identified in this Section 9 shall include a waiver of all rights of subrogation by the insurance carrier against the other party, its agents, and employees with respect to property damage covered by the applicable property insurance policy. Nothing in this Section 9.5 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

10.          Damages to Premises.

10.1        Repair Estimate. If the Premises are damaged or destroyed by fire, earthquake or other casualty (a “Casualty”), Tenant shall give prompt written notice thereof to Landlord, and Landlord shall deliver to Tenant within a good faith estimate from a third party engineer or architect mutually-reasonably acceptable to Landlord and Tenant (the “Damage Notice”) of whether a material portion of the Premises (i.e., more than fifteen percent (15%) of the replacement cost thereof) has been damaged by the Casualty (a “Material Casualty Event”) and the time needed to repair the damage caused by such Casualty. Landlord shall use commercially reasonable efforts to cause the Damage Notice to be delivered within sixty (60) days after the parties have agreed upon a third-party engineer or architect.

10.2        Tenant’s Rights. If (i) the Damage Notice reflects that a Material Casualty Event has occurred and states that, in the professional opinion of such third party engineer or architect, such Material Casualty Event will take longer than three hundred sixty-five (365) days after the date of the Casualty to repair (the “Repair Period”), or (ii) Landlord fails to deliver the Damage Notice by the date that is ninety (90) days after such Casualty and thereafter fails to remedy such failure within ten (10) days after receipt of written notice from Tenant, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant (or, if no Damage Notice is delivered, within thirty (30) days after the expiration of the ten (10)-day period), with such termination effective as of the date of termination specified in such termination notice which shall in no event be earlier than thirty (30) days after the date of such termination notice, and no later than ninety (90) days after the date of such termination notice, to allow the parties sufficient time to comply with the provisions of this Lease regarding surrender of the Premises. Alternately, Tenant may, by delivery of written notice to Landlord with thirty (30) days after Tenant’s receipt of a Damage Notice reflecting a Material Casualty Event and Repair Period longer than three hundred sixty-five (365) days, elect to undertake the repair of such Casualty damage and restore the Premises at Tenant’s cost and expense; provided that Landlord shall reimburse Tenant an amount equal to the insurance proceeds actually received by Landlord in respect of such Casualty damage (or would have received if Landlord maintained the insurance required pursuant to the terms of this Lease, all as the same may have been reduced by amounts required to be paid towards deductibles and to Landlord’s current Mortgagee without the ability to use such proceeds towards the repair or restoration of the Premises). If Tenant elects to restore the Premises pursuant to the preceding sentence, such election shall be non-revocable, and such restoration shall become and be a Tenant obligation under this Lease.

10.3        Landlord’s Rights. If the Damage Notice reflects that a Material Casualty Event has occurred, a third-party engineer or architect estimates that the damage to the Premises cannot be repaired within the Repair Period, and Tenant does not elect to repair such Casualty damage pursuant to its right above, Landlord may terminate this Lease by giving written notice of its election to terminate within sixty (60) days after delivery of the Damage Notice to Tenant. Notwithstanding the foregoing, if the Premises are wholly or partially damaged or destroyed within the final nine (9) months of the then-applicable Term, and Tenant has not exercised Tenant’s renewal option pursuant to Section 3 above, Landlord may, at its option, elect to terminate this Lease upon written notice given to Tenant within sixty (60) days following such Casualty (which termination shall be effective sixty (60) days after the giving of such notice to allow the parties sufficient time to comply with the provisions of this Lease regarding surrender of the Premises).

10.4        Repair Obligation. If neither party elects to terminate this Lease following a Casualty and there has not been a Material Casualty Event, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as existed immediately before such Casualty; however, Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question (or would have received if Landlord maintained the insurance required pursuant to the terms of this Lease, all as the same may have been reduced by amounts required to be paid to Landlord’s current Mortgagee without the ability to use such proceeds towards the repair or restoration of the Premises). Any deductible if and as accrued under Landlord’s insurance policies shall be deemed to be an Operating Expense hereunder. Notwithstanding any other provision of this Lease to the contrary but subject to then-applicable Laws, Landlord shall be required to reconstruct the Building and Premises in accordance with the Building standards for the initial construction and all of Landlord’s Work; provided however, under no circumstances shall Landlord be required to repair, replace or compensate Tenant or any other person for the repair, restoration or replacement of (i) Tenant’s Property, or (ii) any Leasehold Improvements (as defined below), and Tenant shall promptly repair and replace all such Leasehold Improvements at Tenant’s sole cost and expense. For purposes hereof, the “Leasehold Improvements” shall mean all tenant and other improvements in and to the Premises, including, without limitation, all TI Work, all Tenant’s Work, and all Alterations made in or to the Building and/or the Premises after the date of mutual execution and delivery of this Lease. In the event the damage is due to the gross negligence or willful misconduct of Landlord or any of Landlord Parties, Landlord shall be solely responsible for the full amount of the deductible for Tenant’s applicable insurance policies which shall not exceed $25,000, as well as for the full amount of the deductible for Landlord’s applicable insurance policies. Notwithstanding anything contained in this Section 10.4 to the contrary, if the Premises, Building or any other part of the Project are wholly or partially damaged or destroyed as a result of the gross negligence or willful misconduct of Tenant or any of Tenant’s agents, employees, customers, or contractors (individually a “Tenant Party” or “Tenant Related Party” and collectively, the “Tenant Parties” or “Tenant Related Parties”), Tenant shall pay to Landlord the full amount of the deductible under Landlord’s insurance policy and this Lease shall continue in full force and effect without any abatement or reduction in Rent or other payments owed by Tenant.

10.5        Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises in which Tenant is unable to conduct its business due to such damage, as determined by a third-party engineer or architect mutually-reasonably acceptable to Landlord and Tenant, shall be abated from the date of damage until (i) the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be) or (ii) in the event Tenant elects to undertake the repairs pursuant to Section 10.3, the earlier of (A) the completion of Tenant’s repairs and (B) the expiration of the Repair Period.

10.6        Waiver. The provisions of this Section 10 shall constitute Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction, including without limitation those available under California Civil Code Sections 1932 and 1933(4).

11.          Condemnation. If title to all or any portion of the Premises shall be taken by any public or quasi-public use or authority under any statute or by right of eminent domain, or by private purchase in lieu thereof, then the rights of the parties to share in the condemnation award or purchase price thereby resulting shall be governed by the provisions of this Section 11.

(a)          Should all or such material portion of the Premises be taken in such a manner as to materially interfere with Tenant’s access to, use or occupancy thereof, Tenant shall have the right, at any time within sixty (60) days after the date possession of the condemned parcel is given to the condemnor, to terminate this Lease by giving Landlord written notice of such election prior to the expiration of such right, in which event this Lease shall terminate as of the date of such written notice, and all Rent shall be prorated to such date. Any determination of whether a taking results in a material interference with Tenant’s use and occupancy shall be made on the basis of a reasonable person, acting fairly and in good faith. Landlord shall be entitled to (i) any amount paid for the taking of Landlord’s fee interest in the Premises, (ii) any severance damages included in the award, (iii) any amount paid for the taking of the Premises except that paid for any improvements made to the Premises by Tenant which remain the property of Tenant, and (iv) any amount which represents the present worth of rent payments to be made in the future under the provisions of this Lease; and none of Landlord’s interests in the above shall be subject to any diminution or apportionment whatsoever. Tenant shall be entitled to compensation paid under condemnation for the taking of any improvements made to the Premises by Tenant which remain the property of Tenant and may, to the extent permitted by applicable Laws, pursue a claim against the condemnor for its moving expenses, inconvenience and business interruption in a proceeding independent of any suit pursued by Landlord so long as Landlord’s award is not thereby reduced or delayed or adversely affected, and Landlord is not at risk of incurring any liability or expense in connection therewith.

(b)           In the event of a partial taking of the Premises which does not materially interfere with Tenant’s continued use and occupancy of the Premises and there remains a sufficient portion of the Premises for the continued use of Tenant, then this Lease shall terminate only as to the part so taken, as of the date that possession of such part of the Premises is taken, and the Rent herein provided for shall be reduced to reflect the same proportion as the fair market rental value of the Premises after the taking bears to the fair market rental value of the Premises before the taking. In the event of a partial taking, Landlord agrees to replace or repair the Building facility constituting a portion of the Premises to its condition as existed when the Term commenced, and without regard to improvements made by Tenant, by reinstalling plumbing, electrical, wiring, walls, and paving, if necessary, so that such Building facility shall be completely operable and an integral whole, but at a cost to Landlord not to exceed the condemnation award received by Landlord. In the event of such partial taking, Landlord shall be entitled to receive all amounts described in the third sentence of paragraph (a) above; and none of Landlord’s interest in the above shall be subject to any diminution or apportionment whatsoever. Tenant shall be entitled to compensation paid under any partial taking for the taking of any improvements made to the Premises by Tenant which remain the property of Tenant.

(c)           Landlord and Tenant agree to execute all documents and assignments reasonably necessary to carry out this Section 11 in the event of condemnation or purchase in lieu thereof.

(d)          Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure, and any other Laws which allow it to petition a Governmental Authority to terminate the Lease in the event of a partial taking or taking of the Premises, the Building, the Project, or any portion thereof.

12.          Assignment and Subletting.

12.1        No Transfer. Except as set forth below, Tenant shall not, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), voluntarily or by operation of law, directly or indirectly, mortgage, pledge, assign or encumber this Lease or any interest herein, including, but not limited to, the right to initiate any collections, lawsuits, audits or other findings of fact, sublease any portion of the Premises or any right or privilege appurtenant thereto, or grant any license or right to use any portion of the Premises (each, a “Transfer”). Notwithstanding the foregoing, subject to the terms and conditions hereof except that Landlord’s consent shall not be required, Tenant may at any time assign this Lease (or sublet all or any portion of the Premises) to any of the following (as the case may be, a “Permitted Transfer(s)”): (i) any Affiliate (as defined below) of Tenant, (ii) a successor to Tenant by merger or consolidation, or (iii) a successor to Tenant by purchase of all or substantially all (i.e., at least ninety percent (90%) of Tenant’s assets; provided, however, that, as to any Permitted Transfer, the proposed transferee has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the transfer that is not less than Tenant’s Net Worth immediately before the transfer or as otherwise approved in writing by Landlord. Subject to the foregoing, this Lease shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns. For purposes of this Lease, “Affiliate(s)” means, as to either party, any other individual or entity that, directly or indirectly, controls, or is controlled by, or is under common control with, such party. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the ownership of more than fifty percent (50%) of the voting stock of a corporation or more than fifty percent (50%) of all of the legal and equitable interests in any other business entity.

12.2        Requirements for Transfer. If Tenant desires to effect a Transfer, including a Permitted Transfer, then at least thirty (30) days before the date Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall give Landlord a notice (the “Transfer Notice”) containing such information about the proposed transferee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored, handled, treated, generated in, released or disposed of from the Premises, the Transfer Date, any relationship between Tenant and the proposed transferee, and all material terms and conditions of the proposed Transfer, including a copy of any proposed assignment or sublease in its final form, and such other information as is reasonably necessary or appropriate for Landlord to consider whether to grant its consent. If Landlord’s consent is required, Landlord may, by giving written notice to Tenant within ten (10) business days after receipt of the Transfer Notice: (i) grant such consent, (ii) refuse such consent, in its reasonable discretion and provide a detailed explanation as to its reasons therefor, or (iii) terminate this Lease with respect to the space described in the Transfer Notice (a “Transfer Termination”). If Landlord delivers notice of its election to exercise a Transfer Termination, Tenant shall have the right to withdraw such Transfer Notice by giving written notice to Landlord of such election within five (5) business days after its receipt of notice of the Transfer Termination. If Tenant withdraws such Transfer Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Transfer Notice, this Lease, and the term and estate herein granted, shall terminate as of the date set forth in the notice of Transfer Termination with respect to the space described in such Transfer Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Transfer Notice, shall be deemed to be Landlord’s consent to the proposed Transfer. Tenant shall pay Landlord’s reasonable fees (including, but not limited to, the fees and expenses of Landlord’s counsel) actually incurred in connection with Landlord’s consideration of any Transfer and/or its preparation or review of any documents in connection therewith. If Landlord shall consent to, or reasonably withhold its consent to, any proposed Transfer, Tenant shall indemnify, defend, and hold harmless Landlord against and from any and all loss, liability, damages, costs, and expenses (including reasonable counsel fees and expenses) resulting from any claims that may be made against Landlord by the proposed transferee or by any brokers or other persons claiming a commission or similar fee in connection with the proposed Transfer. Notwithstanding the foregoing or anything to the contrary in this Lease, if Tenant is prohibited from providing a Transfer Notice as to any Permitted Transfer as a result of government regulations, Tenant shall provide notice as soon as reasonably practical after the Transfer Date.

12.3        Conditions to Transfer. As a condition to any Transfer, whether or not Landlord’s consent is required, Landlord may require:

12.3.1    that any proposed transferee agree in writing at the time of such Transfer that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment;

12.3.2    a list of Hazardous Materials, certified by the proposed transferee to be true and correct, which the proposed transferee intends to use, store, handle, treat, generate in, or release or dispose of from the Premises, together with copies of all Haz Mat Documents relating to such use, storage, handling, treatment, generation, Release, or disposal of Hazardous Materials by the proposed transferee in, on, under, or about the Premises. Neither Tenant nor any such proposed transferee is required, however, to provide Landlord with any portion(s) of such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities; and

12.3.3    that the proposed transferee certifies in writing that it can and does make the representations, warranties, and certifications set forth in Section 35, below.

12.4        No Release. No Transfer, nor Landlord consent to any Transfer, shall relieve Tenant or any transferee from obtaining the consent of Landlord to any further Transfer, nor shall it release Tenant or any transferee from full and primary liability under this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any Transfer of the Premises.

12.5        Transfer Premium. If Landlord approves a Transfer, Tenant shall pay to Landlord, as Rent, fifty percent (50%) of any Transfer Premium received by Tenant. The term “Transfer Premium” means all Rent and other consideration paid by a transferee in excess of the Rent payable by Tenant under this Lease (on a rentable square foot basis, if less than the entire Premises is transferred), after deducting Transfer Costs. As used herein, “Transfer Costs” means the actual costs incurred and paid by Tenant for (i) any third-party leasing commissions that are reasonable and customary for the market in which the Premises are located, (ii) any tenant improvement allowance actually paid by Tenant to the transferee for improvements made in the Premises, and (iii) out-of-pocket legal fees, concessions, allowances, or reletting fees and expenses reasonably incurred by Tenant in connection with such Transfer. For purposes of the foregoing calculation, the leasing commissions and any tenant improvement allowance shall be amortized on a straight-line basis over the term of the applicable Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. If Tenant shall enter into multiple Transfers, the Transfer Premium shall be calculated independently with respect to each Transfer. The Transfer Premium due Landlord hereunder shall be earned and paid monthly, within five (5) days after Tenant receives any Transfer Premium from the transferee. Landlord shall have the right to request, and Tenant shall promptly provide, sufficient documentation to confirm the accurate Transfer Premium due in connection with any Transfer. If Landlord is unable to verify the accuracy of the Transfer Premium, Landlord shall have the right at all reasonable times to audit the books, records, and papers of Tenant relating to such Transfer and to make copies thereof. If any Transfer Premium is found to be understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit. The Transfer agreement between Tenant and the transferee, after approval by Landlord, shall not be amended or terminated without Landlord’s prior written consent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the transferee, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. The provisions of this Section 12.5 shall not apply to Permitted Transfers.

13.          Signs and Fixtures.

13.1        Signs. Tenant shall not erect any type or size of sign or signs (including electric or gas signs) on the roof or on the walls of the Building without the prior written consent of Landlord, which Landlord shall not unreasonably withhold, condition or delay; provided, however, Tenant shall have the right to erect, maintain and operate Building and monument signage bearing the corporate name, logo or other trademarks of Tenant reasonably acceptable to Landlord. Landlord and Tenant hereby approve the proposed signage attached hereto as Exhibit D. Any such signage which is approved by Landlord or otherwise permitted to be erected, maintained and operated pursuant to this Section 13.1 shall be erected, maintained and operated by Tenant, at its sole cost and expense, in compliance with all applicable Laws, Rules, and Governing Documents.

13.2        Fixtures. Subject to Section 7 above, Tenant shall also have the right to install any equipment or trade fixtures required in the operation of its business, which such equipment or trade fixtures shall be deemed Tenant’s Property.

14.         Waivers. Any agreement on the part of Tenant or Landlord to extend the time for the performance of any of the obligations or other acts of the other party to this Lease shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay of Tenant or Landlord to assert any of its rights under this Lease or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by Tenant or Landlord of any of its rights under this Lease preclude any other or further exercise of such rights or any other rights under this Lease.

15.         Quiet Enjoyment and Impairment of Use. Landlord covenants that, subject to all matters of record encumbering the Premises, Tenant, upon payment of Rent and performance of its undertakings herein specified, shall and may peacefully and quietly have, hold, and enjoy the Premises for the Term, with all the rights and privileges and for the uses herein provided, and Landlord acknowledges and agrees that this covenant is a covenant running with the land and is an integral part of Tenant’s leasehold estate in the Premises.

16.         Tenant’s Self-Help Rights. Notwithstanding any provision set forth in this Lease to the contrary, if at any time (a) Tenant provides prior written notice to Landlord of an event or circumstance that requires the action of Landlord with respect to repair and/or maintenance, (b) Landlord is, in fact, required to perform repairs and/or maintenance under the terms of this Lease or is otherwise in default, and (c) Landlord fails to commence such action within a reasonable period of time (given the circumstances) after the receipt of such written notice, but in any event not later than seven (7) business days after receipt of such written notice (or within two (2) business days in the case of an emergency) (provided that, for purposes of this Section 16, to “commence” such action includes any steps taken by Landlord to design, consult, bid or seek permits or other governmental approval in connection with the necessary work so long as Landlord thereafter diligently continues the cure in good faith), then Tenant, as its sole remedy, may proceed to take the required action and shall be entitled to reimbursement by Landlord of Tenant’s reasonable and necessary, actual out-of-pocket costs and expenses in taking such action (and only such action as specified in the notice given to Landlord). Such amounts shall be reimbursed by Landlord within thirty (30) days after receipt from Tenant of a detailed invoice setting forth a breakdown of the costs and expenses incurred in connection with the action taken by Tenant. If Landlord fails to reimburse Tenant for such costs within the aforesaid thirty (30)-day period, Tenant shall have the right to offset such amounts against the next installments of Rent that become due and owing. If Tenant takes such action, and such work affects the Building Structure, then Tenant shall use only those contractors used by Landlord in the Building for work thereon. In the event Landlord fails to comply with any of Landlord’s other obligations under this Lease within a reasonable time period not to exceed thirty (30) days after Tenant furnishes Landlord with written notice of such breach or failure (or such longer period of time as may be reasonably necessary to effect such cure, provided that Landlord promptly commences such cure within the thirty (30)-day period and diligently prosecutes such cure to completion), Tenant shall have the right, but not the obligation, to perform such obligation on Landlord’s account and Landlord shall reimburse Tenant within thirty (30) days of written demand (with underlying documentation) for the amount reasonably and actually expended by Tenant to perform such obligation.

Tenant shall give to any Mortgagee a copy of any notice of default given to Landlord at the same time as such notice is given to Landlord, provided that prior to such notice Tenant has been notified, in writing, of the address of such Mortgagee. Except as otherwise set forth in any subordination and non-disturbance agreement between Tenant and a Mortgagee, Tenant will not seek to terminate this Lease by reason of any act or omission that constitutes (or would over time constitute) a default of Landlord until Tenant shall have given written notice of such act or omission to Mortgagee (at Mortgagee’s last address furnished to Tenant) and until a period of thirty (30) days shall have elapsed, Mortgagee shall have the right, but not the obligation, to remedy such act or omission; provided however, that if the act or omission does not involve the payment of money from Landlord to Tenant and (i) is of such a nature that it could not be reasonably remedied within the thirty (30) day-period aforesaid, or (ii) the nature of the act or omission or the requirements of local law require Mortgagee to appoint a receiver or to foreclose on or commence legal proceedings to recover possession of the Property in order to effect such remedy and such legal proceedings and consequent remedy cannot reasonably be achieved within said thirty (30) days, then Mortgagee shall have such further time as is reasonable under the circumstances to effect such remedy (not to exceed forty five (45) days after the expiration of the thirty (30) day-period aforesaid) provided that Mortgagee shall notify Tenant, within ten (10) days after receipt of Tenant’s notice, of Mortgagee’s intention to effect such remedy and provided further that Mortgagee institutes immediate legal proceedings to appoint a receiver for the Premises or to foreclose on or recover possession of the Premises within said thirty (30) day-period and thereafter prosecutes said proceedings and remedy with due diligence and continuity to completion. Notwithstanding the foregoing, Mortgagee shall have no rights under this Section 16 if Mortgagee is an entity that controls, is controlled by, or is under common control with Landlord.

17.         Events of Default; Remedies.

17.1        Events of Default. Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default, following the expiration of each applicable notice and cure period (each, an “Event of Default”):

17.1.1    Tenant’s failure to pay when due all or any portion of the Rent; provided, however, that Landlord will give Tenant written notice and an opportunity to cure any failure to pay Rent within five (5) business days of any such notice not more than once in any twelve (12)-month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

17.1.2    Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s or construction lien filed against the Premises for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within thirty (30) days of Tenant’s receipt of written notice of attachment.

17.1.3    To the extent permitted by applicable Laws, (A) Tenant or any guarantor of this Lease being placed into receivership or conservatorship, or becoming subject to similar proceedings under Federal or State Law, or (B) a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or (C) the filing by or against Tenant or any guarantor of this Lease of any proceeding under an insolvency or bankruptcy law, unless in the case of such a proceeding filed against Tenant or any guarantor the same is dismissed within ninety (90) days, or (D) the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor of this Lease, unless possession is restored to Tenant or such guarantor within thirty (30) days, or (E) any execution or other judicially-authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days.

17.1.4    Abandonment pursuant to the terms of California Civil Code Section 1951.3 of the Premises by Tenant.

17.1.5    Tenant fails to maintain the insurance coverages to the extent required under Section 9.

17.1.6    The failure by Tenant or any guarantor to maintain its legal existence if the failure is not cured within seven (7) business days after written notice is delivered to Tenant.

17.1.7    Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by this Lease.

17.1.8    A Transfer in violation of Section 12 above.

17.1.9    Tenant’s failure to comply in all material respects with any other term, provision or covenant of this Lease not enumerated in Sections 17.1.1 through 17.1.8, above, if the failure is not cured within thirty (30) days after written notice is delivered to Tenant, unless any such term, provision or covenant has a specified cure period set forth elsewhere in this Lease, in which case such specific cure period and not the thirty (30)-day period specified in this Section 17.1.9 shall apply thereto. If any failure to comply described in this Section 17.1.9 cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within thirty (30) days, and (2) Tenant diligently and continuously pursues a course of action to cure the failure and bring Tenant back into compliance with this Lease. Notwithstanding the foregoing, if Tenant’s failure to comply creates a hazardous condition, or imminent risk of injury to persons or property, the failure must be cured promptly upon written notice thereof to Tenant.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law.

17.2       Remedies. Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies (and in connection therewith Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, including without limitation, pursuant to California Code of Civil Procedure Section 1161, and waives any and all other notices or demand requirements imposed by applicable Law, in each case except for those notices and demands required pursuant to the terms of this Section 17):

17.2.1    Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

17.2.1.1             The Worth at the Time of Award (as defined below) of the unpaid Rent which had been earned at the time of termination;

17.2.1.2             The Worth at the Time of Award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided using commercially reasonable efforts and any amounts actually received during such period from others to whom the Premises may be rented;

17.2.1.3             The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided using commercially reasonable efforts;

17.2.1.4             Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to: (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security costs; (B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of any previously-waived or abated Base Rent or Rent or any free rent or reduced rent granted hereunder; and (D) any concession made or paid by Landlord for the benefit of Tenant including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances (including, but not limited to, any unamortized portion of the Allowance (as defined in Section 6 of the Work Letter);

17.2.1.5             Such reasonable attorneys’ fees and expenses incurred by Landlord as a result of such Event of Default, and court costs in the event suit is filed by Landlord to enforce such remedy; and

17.2.1.6             At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The “Worth at the Time of Award” as to the amounts referred to in Sections 17.2.1.1 and 17.2.1.2 above, shall be computed by allowing interest on the amount determined pursuant to such Sections at the Default Rate. For purposes of Section 17.2.1.3, the Worth at the Time of Award shall be computed by discounting the amount determined pursuant to such section to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank of San Francisco. For purposes hereof, the “Default Rate” shall be the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus five percent (5%) (the “Default Rate”). For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California.

17.2.2     Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Section 17.2.2, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(A)       Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof, or

(B)       The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

17.2.3    With or without terminating this Lease, in compliance with applicable Laws, re-enter the Premises, by force if necessary, and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

17.2.4    In connection with any Event of Default, perform any such term, provision, covenant, or condition, or make any such payment which is the subject of such Event of Default, and by doing so Landlord shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any Tenant Parties. If Landlord performs any of Tenant’s obligations hereunder, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall pay to Landlord within thirty (30) days after demand, as Rent, the full amount thereof with interest thereon at the Default Rate.

17.2.5    In the event of the abandonment of the Premises by Tenant or if Landlord elects to re-enter as provided in Section 17.2.3 above, or takes possession of the Premises pursuant to (i) legal proceeding or (ii) any notice provided by Law, then (if Landlord does not elect to terminate this Lease as provided in Section 17.2.1) above, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole but reasonable discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord’s sole discretion. If Landlord elects to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys’ fees and expenses incurred by Landlord as a result of an Event of Default and court costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residual amount, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. If the portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, is less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any commercially reasonable and actual costs and expenses, taking into consideration market conditions and standard concessions being offered, incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting. No re-entry or taking of possession of the Premises by Landlord pursuant to this Section 17 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Event of Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Event of Default.

17.3        WAIVERS. TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION PURSUANT TO THIS SECTION 17.

17.4        Other Rights and Remedies. If Tenant is in an Event of Default, then, to the extent permitted by Law, Landlord shall be entitled to receive interest on any unpaid item of Rent at the Default Rate. No right or remedy herein conferred upon or reserved to any party to this Lease is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only be effective upon a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work in a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the subtenant of its election to do so within five (5) business days after such surrender.

18.         Subordination; Attornment. Landlord represents and warrants that there is no current Mortgagee. As a condition to Tenant’s subordination for all future Mortgagees, Landlord will secure for and promptly deliver to Tenant a non-disturbance agreement on such future Mortgagee’s commercially reasonable standard form, which shall provide that, in the event Tenant is not in a default beyond applicable notice and cure periods, Mortgagee will not disturb the terms of the Lease, including without limitation the covenant to complete the required construction, to fund Tenant’s allowance, and will not disturb the termination rights, self-help rights, rights of expansion and purchase rights as set forth in the Lease, and otherwise subject to approval by Tenant in its reasonable discretion. If Landlord requests Tenant's review of any non-disturbance agreement as to a future Mortgagee Tenant will provide its approval or disapproval (with detailed reasons therefor and reasonably changes to such form) within fifteen (15) business days after receipt of such request. Subject to the foregoing, Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) or encumbrances now or subsequently arising upon the Premises, the Building, or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). This clause shall be self-operative except as provided above, but upon request from a Mortgagee, in lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If, in connection with obtaining financing for the Project or any portion thereof, any Mortgagee shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, condition, or delay its consent to such modifications, provided such modifications do not, in Tenant’s reasonable discretion, adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.

19.         Surrender of Premises. At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s property, including without limitation, its business personal property, furniture, furnishings, trade or business fixtures, cabling, and equipment, from the Premises and all signs installed by or on behalf of Tenant within the Project, and shall quit and surrender the Premises to Landlord in the same condition as existing on the Lease Commencement Date, free of Hazardous Materials not existing as of the Lease Commencement Date, broom clean, and in good order, condition and repair, ordinary wear and tear and Casualty excepted. Normal wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including any marks or stains on any portion of the floors), and any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. In addition, Tenant shall remove and restore (1) any improvements and equipment located in the manufacturing portions of the Premises, (2) the chemical facility at the rear of the Building and any and all pipes connected thereto, and (3) upon written request from Landlord received not less than one hundred twenty (120) days prior to the expiration or earlier termination of the Lease, the HVAC mezzanine equipment, all as set forth on Exhibit G attached hereto. Tenant’s removal and disposal work must comply with the Building’s Sustainability Practices and the applicable Green Building Standards, if any. Tenant shall pay for or reimburse Landlord, as applicable, for any damage, expense or loss suffered by Landlord in connection with Tenant’s removal work pursuant to this Section 19. If Tenant fails to completely satisfy its removal and restoration obligations by the expiration of the Term (or within thirty (30) days after the earlier termination of this Lease or of Tenant’s right to possession), Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to cause such removal work to be done and to remove and store Tenant’s property. Landlord shall not be responsible for the value, preservation, or safekeeping of Tenant’s property. Tenant shall pay Landlord, upon demand, all of Landlord’s costs and expenses to conduct such removal work and the expenses and storage charges incurred for Tenant’s property. Alternately, Landlord may deem all or any part of Tenant’s property to be abandoned, and title to Tenant’s property shall be deemed to be immediately vested in Landlord. Tenant waives the provisions of California Civil Code Sections 1980 et seq. and 1993, et seq. governing the disposal of lost or abandoned property and releases Landlord, its employees, and agents from any and all claims, damages, liabilities and actions of every kind and nature whatsoever, whether now known or unknown, arising out of or relating to disposal of Tenant’s property remaining in the Premises after the end of the Term.

At least four (4) months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to Remediate and surrender the Premises (including any Alterations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any Contamination and acceptable for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, Released, or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such Haz Mat Documents as Landlord shall request. On or before Tenant’s surrender of the Premises, Tenant shall deliver to Landlord evidence that the approved Surrender Plan has been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional testing and procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender, free from any Contamination resulting from Tenant’s use and occupancy of the Premises. Tenant shall reimburse Landlord, as Rent, for the reasonable and actual expenses incurred by Landlord pursuant to this Section 19. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to timely complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any Contamination in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may reasonably deem appropriate to assure that the Premises and the Project are surrendered free from any Contamination resulting from Tenant’s use and occupancy of the Premises, the cost of which actions shall be reimbursed by Tenant as Rent.

20.         Holding Over. Tenant shall have the right (the “Hold Over Right”) to hold over possession of the Premises after the expiration (but not the earlier termination) of the Term for six (6) consecutive one (1)-month periods, upon the same terms and conditions set forth in this Lease (except that Tenant shall have no right to extend the Term pursuant to Section 4 above), provided that such right shall automatically terminate as of the date Landlord delivers written notice (the “New Lease Notice”) to Tenant that Landlord has executed a Lease with a new tenant for the Premises or a portion thereof. If Landlord delivers a New Lease Notice, the Tenant’s tenancy pursuant to the Hold Over Right shall expire and terminate on the date that is thirty (30) days after delivery of the New Lease Notice, and all of Tenant’s surrender obligations as to the Premises must be completed by such date. Except pursuant to the Hold Over Right, if Tenant holds over after the expiration of the Term or after the effective date of termination based on the New Lease Notice, such tenancy shall be month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to the product of (i) the Base Rent applicable during the last full month of the Term, and (ii) a percentage equal to one hundred fifty percent (150%). No hold over by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition, if Tenant holds over other than pursuant to the Hold Over Right, Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages, and Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, reasonable and actual costs (including reasonable attorneys’ fees) and liability resulting from such hold over, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

21.         Notices. Except as otherwise expressly provided in this Lease, all notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery, or by a nationally-recognized overnight courier, addressed as set forth below, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit for overnight delivery with a nationally-recognized overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above. In no event shall either party use a post office box or other address which does not accept overnight delivery. Notwithstanding the foregoing, notices from Landlord regarding general Building operational matters may be sent via e-mail to the e-mail address(es) provided by Tenant to Landlord for such purpose.

If to Landlord, to:	Sudberry Development, Inc.

5465 Morehouse Drive, Suite 260

San Diego, CA 92121

Attn: William E. Mayer, COO

Email: [***]

with a copy to:	Michelle N. Cardinal, Esq.

Email: [***]

If to Tenant, to:	Ionis Pharmaceuticals, Inc.

2855 Gazelle Ct.

Carlsbad, CA 92010

Attn: General Counsel

Email: [***]

with a copy (which shall not constitute notice) to:

Cooley LLP

4401 Eastgate Mall

San Diego, CA   92121-1909

Attn: David L. Crawford, Esq.

Email: [***]

22.         Parking Areas. Tenant shall have an exclusive license to use the parking areas serving the Premises located on the Land throughout the Term of the Lease, and Tenant shall use such areas in compliance with applicable Laws. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties; provided, however, Landlord shall not knowingly permit Landlord, its agents, contractors or employees, or other tenants or occupants of the Project to utilize such parking areas.

23.         Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than CBRE. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. Landlord shall be responsible for all commissions due to CBRE arising out of the execution of this Lease in accordance with the terms of a separate written agreement between CBRE and Landlord.

24.         Short Form Lease. Landlord and Tenant may agree upon a short form of Lease or memorandum to be recorded in the land records.

25.          Estoppel Certificates. Tenant agrees at any time and from time to time upon no less than fifteen (15) business days’ prior written notice by Landlord to execute, acknowledge, and deliver to Landlord a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the date to which the Rent has been paid in advance, if any, (iii) stating whether or not to the best knowledge of the signer of such certificate Tenant or Landlord is in default in performance of any such covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, and (iv) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon, it being intended that any such statement delivered pursuant to this Section 25 may be relied upon by any prospective purchaser of the Premises and any Mortgagee thereof and their respective successors and assigns. Landlord agrees at any time and from time to time upon not less than fifteen (15) business days’ prior written notice by Tenant to execute, acknowledge and deliver to Tenant a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications), (ii) the date to which the Rent has been paid in advance, if any, (iii) stating whether or not to the best knowledge of the signer of such certificate Tenant is in default in performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge, and (iv) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon, it being intended that any such statement delivered pursuant to this Section 25 may be relied upon by any prospective assignee of Tenant’s interest in this Lease.

26.          Governing Law, Jurisdiction, and Venue.

26.1        Governing Law. This Lease shall be governed by and construed in accordance with the Laws of the State of California without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the Laws of any other jurisdiction.

26.2        Jurisdiction and Venue. All actions and proceedings arising out of or relating to this Lease shall be heard and determined in any state or federal court located within San Diego County, California and the parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum, improper venue, or lack of jurisdiction to the maintenance of any such action or proceeding. The consents to jurisdiction and venue set forth in this Section 26 shall not constitute general consents to service of process in the State of California and shall have no effect for any purpose except as provided in this Section 26 and shall not be deemed to confer rights on any person or entity other than the parties. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a trial court judgment.

27.         Attorneys’ Fees. If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, but not limited to, court costs, expert fees and costs and attorneys’ fees and disbursements. In addition to other circumstances, a party shall be deemed to have prevailed in any such action if such action is dismissed upon the payment by the other party of the sums allegedly due or the performance of obligations allegedly not complied with, or if such party obtains substantially the relief sought by it in the action, irrespective of whether such action is prosecuted to judgment. The reasonable costs to which the prevailing party is entitled shall include costs of investigation, copying costs, electronic discovery costs, electronic research costs, telephone charges, mailing and delivery charges, information technology support charges, consultant and expert witness fees and costs, travel expenses, court reporter fees, transcripts of court proceedings not ordered by the court, mediator fees and attorneys’ fees incurred in discovery and contempt proceedings. Tenant shall also pay all attorneys’ fees and costs Landlord incurs in defending this Lease or otherwise protecting Landlord’s rights in any voluntary or involuntary bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease, including all motions and proceedings related to relief from an automatic stay, lease assumption or rejection, use of cash collateral, claim objections, disclosure statements and plans of reorganization. The non-prevailing party shall also pay the attorneys’ fees and costs incurred by the prevailing party in any post-judgment proceedings to collect and enforce the judgment. The covenant in the preceding sentence is separate and several and shall survive the merger of this provision into any judgment in connection with this Lease. Without limiting the generality of the foregoing, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid beyond any applicable notice and cure period by Tenant or in connection with any other breach of this Lease by Tenant, Tenant shall pay Landlord’s actual attorneys’ fees and expenses, regardless of the fact that no legal action may be commenced or filed by Landlord.

28.         Waiver Of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION ARISING OUT OF OR RELATED TO THIS LEASE.

29.         Interpretation.

29.1        Broad Interpretation. When a reference is made in this Lease to an Article, a Section, or Exhibit, such reference shall be to an Article of, a Section of, or an Exhibit to this Lease unless otherwise indicated. The Table of Contents and headings contained in this Lease are for reference purposes only and shall not affect in any way the meaning or interpretation of this Lease. Whenever the words “include,” “includes” or “including” are used in this Lease, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Lease shall refer to this Lease as a whole and not to any particular provision of this Lease. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The definitions contained in this Lease are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement or instrument defined or referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments, schedules and exhibits thereto and instruments incorporated therein. References to a person are also to its permitted assigns and successors.

29.2        Joint Drafting. The parties have participated jointly in the negotiation and drafting of this Lease and, in the event an ambiguity or question of intent or interpretation arises, this Lease shall be construed as jointly-drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring the parties by virtue of the authorship of any provision of this Lease.

30.         Entire Agreement. This Lease constitutes the entire agreement between the parties, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof.

31.         Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties hereto. The parties hereto agree that this Lease may be electronically signed, and that any electronic signature appearing on this Lease is the same as a handwritten signature for the purposes of validity, enforceability and admissibility.

32.         Indemnification.

32.1        Indemnification.

32.1.1    Subject to the waivers in Section 9, Tenant hereby indemnifies and agrees to defend, save and hold Landlord and the Landlord Parties harmless from and against any and all Third-Party Claims (defined below) for injury or death to persons or damage to property occurring within or about the Premises or the Project arising directly out of Tenant’s use or occupancy of the Premises or use of the Project (including, without limitation, any act, omission or neglect by Tenant or its agents, employees or contractors in or about the Premises or at the Project) or the breach or default by Tenant in the performance of any of its obligations hereunder. Such indemnity shall not apply to the extent caused by the gross negligence of the Landlord or any Landlord Parties; provided, however, Landlord’s liability for any such gross negligence or willful misconduct shall nevertheless be subject to Section 32.4 below. The Landlord Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or Tenant Parties.

32.1.2    Subject to the waivers in Section 9, Landlord hereby indemnifies and agrees to defend, save and hold Tenant and Tenant’s agents, employees, directors and officers harmless from and against any and all Third-Party Claims arising out of or in connection with any damage or injury occurring in or on the Project (excluding the Premises) due to Landlord’s default or breach of its obligations pursuant to this Lease.

32.2        Procedures for Indemnification of Third-Party Claims.

32.2.1    Any Landlord Party or Tenant seeking indemnification under this Lease (an “Indemnitee”) with respect to any claim asserted against such Indemnitee by a person other than Landlord, Tenant or any Affiliate of Landlord or Tenant (a “Third-Party Claim”) in respect of any matter that is subject to indemnification hereunder shall promptly deliver to the other party (the “Indemnifying Party”) written notice (a “Third-Party Claim Notice”) setting forth a description in reasonable detail of the nature of the Third-Party Claim or, in the alternative, include a copy of all papers served with respect to such Third-Party Claim (if any); provided, however, that the failure to so transmit a Third-Party Claim Notice shall not affect the Indemnifying Party’s obligations under this Section 32, unless the Indemnifying Party is materially prejudiced as a result of such failure.

32.2.2    If a Third-Party Claim is asserted against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if the Indemnifying Party delivers written notice to the Indemnitee within thirty (30) days after receipt of a Third-Party Claim Notice (or sooner, if the nature of the Third-Party Claim so requires) stating that the Indemnifying Party shall assume and control the defense of such Third-Party Claim and specifying any reservations to its defense (except that the failure to so specify any reservation to its defense in a timely-delivered written notice shall not affect the validity of such notice except to the extent the Indemnitee is materially prejudiced as a result of such failure), the Indemnifying Party may assume and control the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee and settle such Third-Party Claim at the discretion of the Indemnifying Party; provided, that the Indemnifying Party shall not, except with the written consent of the Indemnitee (such consent not to be unreasonably withheld, conditioned or delayed), enter into any settlement or consent to entry of any judgment that: (i) does not include the provision by the person(s) asserting such claim to all indemnified parties of a full, unconditional and irrevocable release from all liability with respect to such Third-Party Claim, (ii) includes an admission of fault, culpability or failure to act by or on behalf of any Indemnitee, (iii) includes injunctive or other nonmonetary relief affecting any Indemnitee other than nonmonetary relief incidental to the monetary damages that does not restrict the operation of the businesses of the Indemnified Party or (iv) includes monetary amounts that would be payable by the Indemnified Party. If the Indemnifying Party elects to assume the defense of a Third-Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal fees or expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party (it being understood that the Indemnifying Party shall control such defense), provided, further, that if, based on the reasonable opinion of legal counsel to the Indemnitee, a conflict or potential conflict of interest exists between the Indemnifying Party and the Indemnitee which makes representation of both parties inappropriate under applicable standards of professional conduct, the reasonable fees and expenses of such separate counsel shall constitute indemnifiable liabilities pursuant to this Section 32. The Indemnitee may retain or take over the control of the defense or settlement of any Third-Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnitee irrevocably waives its right to indemnity under this Section 32 and fully releases the Indemnifying Party with respect to such Third-Party Claim. If an Indemnifying Party elects not to assume and control the defense of any Third-Party Claim or fails to notify the Indemnitee of its election within thirty (30) days after receipt of a Third-Party Claim Notice, then such Indemnitee shall be entitled to continue to conduct and control the defense of such Third-Party Claim and the reasonable fees and expenses of counsel for the Indemnitee in connection with the defense of such Third-Party Claim shall constitute indemnifiable liabilities pursuant to this Section 32.

32.2.3    The parties shall reasonably cooperate with each other in the investigation, prosecution or defense of any Third-Party Claim. Such cooperation shall, upon reasonable written notice to the party providing such cooperation, include (i) providing, and causing their respective Affiliates to provide, documentary or other evidence in their possession or control that is reasonably related to the Third-Party Claim, (ii) implementing, and causing their respective Affiliates to implement, reasonable record retention or litigation hold policies and (iii) making available, and causing their respective Affiliates to make available, directors, officers and employees to give depositions or testimony. Except as otherwise provided in Section 32.2.2 above, the party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including reasonable legal fees and disbursements) by the party (or Affiliate thereof, as the case may be) providing such cooperation and by its officers, directors, employees and agents, but not including reimbursing such party (or Affiliate thereof, as the case may be) or its officers, directors, employees and agents for their time spent in such cooperation.

32.3        Additional Matters.

32.3.1    Indemnity payments or other payments in respect of any liabilities for which an Indemnitee is entitled to indemnification under this Section 32 shall be paid reasonably promptly (but in any event within a reasonable amount of time after the final determination of the amount that the Indemnitee is entitled to indemnification under this Section 32) by the Indemnifying Party to the Indemnitee as such liabilities are incurred upon demand by the Indemnitee, including reasonably satisfactory documentation setting forth the basis for the amount of such indemnity payments, including documentation with respect to calculations made and consideration of any insurance proceeds that actually reduce the amount of such liabilities.

32.3.2    If any Indemnitee has a claim against any Indemnifying Party under this Section 32 that does not involve a Third-Party Claim being asserted or threatened against such Indemnitee (a “Direct Claim”), such Indemnitee shall promptly deliver to the Indemnifying Party a written notice (a “Direct Claim Notice”) setting forth a description in reasonable detail of the nature of the Direct Claim; provided, that the failure to so transmit a Direct Claim Notice shall not affect the Indemnifying Party’s obligations under this Section 32, except to the extent that the Indemnifying Party is materially-prejudiced as a result of such failure.

32.4        Limitations on Liability.

32.4.1    EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 6.5, 17, AND 20, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE FOR INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, LOSS OF PROFITS OR BUSINESS INTERRUPTION, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, STRICT LIABILITY, OR TORT (INCLUDING NEGLIGENCE), BREACH OF STATUTORY DUTY OR OTHERWISE, IN CONNECTION WITH OR ARISING IN ANY WAY OUT OF THE TERMS OF THIS AGREEMENT OR THE PERFORMANCE HEREOF, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

32.4.2    NOTWITHSTANDING ANYTHING SET FORTH HEREIN AND EXCEPT IN THE EVENT OF FRAUD, MATERIAL MISREPRESENTATION, OR CRIMINAL ACTIVITY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, WORK PRODUCT, LABORATORY WORK, SPECIMENS, SAMPLES, DATA, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PREMISES OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF, ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PREMISES OR IN CONNECTION WITH ANY SUCH LOSS AND BASE RENT COLLECTED BY LANDLORD FROM AND AFTER ANY JUDICIAL ADJUDICATION OF LIABILITY IN FAVOR OF TENANT AGAINST LANDLORD; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

33.         CASp Inspection. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and waives its rights to obtain a CASp inspection with respect to the Premises to the extent permitted by any law now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to law, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord on or before the date that is the earlier of (1) the date Tenant has commenced construction of its initial Tenant improvements, if any, or (2) the Commencement Date; (B) any CASp inspection timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any business day, (2) only after ten (10) days’ prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp-designated by Landlord and without any testing that would damage the Premises in any way, and (4) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by a CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) Tenant shall deliver a copy of any CASp Reports to Landlord within three (3) business days after Tenant’s receipt thereof; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, Alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, Alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Premises that are Landlord’s obligation to repair, if any, then (1) Landlord shall perform such improvements, Alterations, modifications and/or repairs as and to the extent required by law to correct such violations, and (2) notwithstanding anything to the contrary contained in this Lease, Tenant shall reimburse Landlord for the cost of such improvements, Alterations, modifications and/or repairs within thirty (30) days after Tenant’s receipt of an invoice therefor from Landlord.

34.         Right of First Offer to Purchase.

34.1       Right of First Offer to Purchase. During the Term of the Lease (including any extensions or renewals thereof), Tenant will have an ongoing right to purchase the Premises as set forth below (“ROFO”). The option set forth in this Section 34 is personal to Ionis Pharmaceuticals, Inc. and may not be exercised by any other assignee or sublessee except in the event of a Permitted Transfer. If either (x) Landlord determines to sell the Premises to an unaffiliated buyer or (y) Landlord receives an unsolicited offer to sell the Premises to an unaffiliated potential buyer and Landlord wishes to either accept such offer or make a counter-offer to such potential buyer, Landlord shall notify Tenant of same, setting forth the essential terms of the sale (i.e., price, payment terms, “AS IS” or other condition of property, due diligence conditions, title and other contingencies, allocation of prorations and closing costs, and closing date) (“ROFO Notice”). Within ten (10) business days of receipt of Landlord’s ROFO Notice, Tenant may deliver to Landlord a notice of Tenant’s election to purchase the Premises, on the terms set forth in Landlord’s ROFO Notice, except that Tenant shall not have any due diligence contingency in recognition of Tenant’s use and occupancy of the Premises. Notwithstanding the foregoing, in no event shall any of the following permit Tenant to exercise its rights pursuant to this Section 34: (i) the sale of the Premises as part of a transaction involving more than one project owned by Landlord or its Affiliates and provided the sale includes one or more buildings comparable in size to the Premises, (ii) a merger or acquisition of Landlord into or by another entity, or (iii) the sale or transfer of any direct or indirect interest in Landlord.

34.2        Purchase Agreement. If Tenant timely exercises any such right to purchase, the parties shall proceed diligently and in good faith and within sixty (60) days (as may be extended as set forth below, the “ROFP Period”) execute and deliver to one another an agreement of purchase and sale reasonably acceptable to Landlord and Tenant (the “Purchase Agreement”); provided, however, in the event the parties are proceeding diligently and in good faith to achieve the same, either party shall have the right to deliver written notice extending the ROFP Period for an additional thirty (30) days. The Purchase Agreement shall provide that Landlord agrees to sell and Tenant agrees to purchase the Premises “as-is, where-is,” with customary representations and warranties made by Landlord or its Affiliates, but excluding any representation or warranty, express or implied, of any kind by Landlord relating to the physical condition of the Premises. Each of the parties covenants to make a good faith effort to negotiate the Purchase Agreement.

34.3        Landlord Right to Sell. If (i) Tenant does not timely exercise such right, or (ii) Tenant timely exercises such right but Tenant does not execute the Purchase Agreement within the ROFP Period, and provided Landlord proceeded diligently and in good faith to achieve execution of the Purchase Agreement, or (iii) the parties timely execute the Purchase Agreement but the Purchase Agreement is thereafter terminated for any reason other than Landlord’s default, then Landlord shall thereafter be free to sell the Premises to any party and Tenant’s rights under this Section 34 shall terminate and be of no further force or effect. Notwithstanding the foregoing, Landlord shall not sell the Premises for a price ninety-five percent (95%) or less of the price last-offered to Tenant nor on materially more-favorable terms regarding the closing date or amount of deposit(s) without first offering Tenant again the right to purchase the Premises on such more-favorable terms. Notwithstanding anything herein to the contrary, if Landlord fails to enter into an agreement with the proposed buyer within six (6) months following Tenant’s receipt of the ROFO Notice, the ROFO shall be reinstated and shall once again apply if Landlord determines to sell the Premises or receives an unsolicited offer as described in Section 34.1 above.

34.4        Exclusions. Tenant’s rights under this Section 34 shall not apply to any transfer of the Premises to Landlord’s Mortgagee, either by foreclosure, trustee’s sale, deed in lieu of foreclosure, or any other transfer to any lender in the exercise of its rights, or the purchaser at any foreclosure sale if not the lender.

35.         OFAC.  Landlord and Tenant each hereby represent and warrant to the other, for the entirety of the Term, that it is currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other Governmental Authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

36.         Financial Information.  Within ten (10) business days after receipt of written request or any monetary Event of Default, Tenant shall execute and deliver to Landlord and/or its designee an audited financial statement or a current and complete financial statement for Tenant certified as true and correct by Tenant’s chief financial officer, but not more than once in any given twelve (12)-month period.

37.         Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38.         EV Charging Stations.  Landlord shall not unreasonably withhold, delay or condition its consent to Tenant’s written request to install one or more electric vehicle car charging stations (“EV Stations”) in the parking areas serving the Premises; provided, however, that Tenant complies with all reasonable requirements, standards, Rules and regulations which may be imposed by Landlord, at the time Landlord’s consent is granted, in connection with Tenant’s installation, maintenance, repair and operation of such EV Stations, which may include, without limitation, Landlord’s designation of the location of Tenant’s EV Stations, and Tenant’s payment of all costs to the extent reasonable and actually incurred by Landlord or Tenant in connection with the installation, maintenance, repair and operation of each Tenant’s EV Station(s).  Nothing contained in this paragraph is intended to increase the number of parking spaces which Tenant is otherwise entitled to use at the Premises pursuant to the Terms of this Lease nor impose any additional obligations on Landlord pursuant to this Lease.

39.         Force Majeure.  Landlord and Tenant shall not be responsible or liable for delays in the performance of its respective obligations hereunder, and no failure to perform such obligations as a result of such delays shall constitute a default hereunder, when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs to the extent not avoidable with advanced planning or inability to obtain utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, local, regional or national epidemic or pandemic, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other Casualty, and other causes or events that are beyond the reasonable control of the party obligated to perform (“Force Majeure”), except with respect to Landlord’s obligation to reimburse Tenant for costs as required pursuant to the Lease or Tenant’s obligations to pay Rent hereunder unless the national banks in the United States are closed as a result of Force Majeure in which case payment of Rent may be delayed until the national banks reopen for business. Any party claiming Force Majeure shall give the other party hereto written notice within five (5) days that the claiming party becomes aware of the delay caused by such Force Majeure event, explaining the nature or cause of the delay and stating the period of time the delay is expected to continue, if such delay can be reasonably determined. The claiming party shall use diligent, good-faith efforts to end the failure or delay and minimize the effects of such Force Majeure event. The claiming party shall resume the performance of its obligations as soon as reasonably practicable after the termination of the Force Majeure event.

40.         Roof Equipment. As long as Tenant is not in default under this Lease, Tenant shall have the exclusive right at its sole cost and expense, subject to compliance with all applicable Laws and all covenants, conditions and restrictions affecting the Land, to install, maintain, and remove on the top of the roof of the Building one or more satellite dishes, communication antennae, or other equipment (all of which having a diameter and height acceptable to Landlord) for the transmission or reception of communication of signals as Tenant may from time to time desire (collectively, the “Roof Equipment”) on the following terms and conditions:

40.1        Requirements. Tenant shall submit to Landlord (i) the plans and specifications for the installation of the Roof Equipment, (ii) copies of all required governmental and quasi-governmental permits, licenses, and authorizations that Tenant will and must obtain at its own expense, with the cooperation of Landlord, if necessary for the installation and operation of the Roof Equipment, and (iii) an insurance policy or certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance as reasonably required by Landlord for the installation and operation of the Roof Equipment. Landlord shall not unreasonably withhold or delay its approval for the installation and operation of the Roof Equipment; provided, however, that Landlord may reasonably withhold its approval if the installation or operation of the Roof Equipment (A) may damage the Building Structure or the structural integrity of the Building, (B) may void, terminate, or invalidate any applicable roof warranty, or (C) is not properly screened from the viewing public.

40.2        No Damage to Roof. If installation of the Roof Equipment requires Tenant to make any roof cuts or perform any other roofing work, such cuts shall only be made in the manner designated in writing by Landlord; and any such installation work (including any roof cuts or other roofing work) shall be performed by Tenant, at Tenant’s sole cost and expense by a roofing contractor designated by Landlord. In the event Tenant requests Landlord’s approval for any roof cuts or to perform other roofing work, Landlord shall use commercially reasonable efforts to promptly respond with providing the designated manner for the cuts to be made and shall provide such response in no event later than ten (10) business days following receipt of the request. If Tenant or its agents shall otherwise cause any damage to the roof during the installation, operation, and removal of the Roof Equipment such damage shall be repaired promptly at Tenant’s expense and the roof shall be restored in the same condition it was in before the damage. Landlord shall not charge Tenant additional Rent for the installation and use of the Roof Equipment. If, however, Landlord’s insurance premium or tax assessment increases as a result of the Roof Equipment, Tenant shall pay such increase as Rent within thirty (30) days after receipt of a reasonably detailed invoice from Landlord. Tenant shall not be entitled to any abatement or reduction in the amount of Rent payable under this Lease if for any reason Tenant is unable to use the Roof Equipment. In no event whatsoever may the installation, operation, maintenance, or removal of the Roof Equipment by Tenant or its agents void, terminate, or invalidate any applicable roof warranty. Upon the occurrence of any such void, termination, or invalidation of any roof warranty due to any actions regarding Roof Equipment, Landlord may elect, at its option, to make Tenant responsible for the maintenance, repair, and replacement of the roof, notwithstanding Landlord’s obligations pursuant to Section 8 above, or to claim an Event of Default hereunder.

40.3        Protection. The installation, operation, and removal of the Roof Equipment shall be at Tenant’s sole risk. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including, but not limited to, attorneys’ fees) of every kind and description that may arise out of or be connected in any way with Tenant’s installation, operation, or removal of the Roof Equipment.

40.4        Removal. At the expiration or earlier termination of this Lease or the discontinuance of the use of the Roof Equipment by Tenant, Tenant shall, at its sole cost and expense, remove the Roof Equipment from the Building unless Landlord has instructed Tenant to allow the Roof Equipment to remain. If Tenant removes the Roof Equipment, Tenant shall leave the portion of the roof where the Roof Equipment was located in good order and repair, reasonable wear and tear excepted. If Tenant is obligated to but does not so remove the Roof Equipment, Tenant hereby authorizes Landlord to remove and dispose of the Roof Equipment and charge Tenant as Rent for all costs and expenses incurred by Landlord in such removal and disposal. Tenant agrees that Landlord shall not be liable for any Roof Equipment or related property disposed of or removed by Landlord.

40.5        Access. Landlord grants to Tenant the right of ingress and egress on a twenty-four (24) hour, seven (7) day per week basis to install, operate, and maintain the Roof Equipment.

40.6        Appearance. If permissible by applicable Laws and reasonably practical, the Roof Equipment shall be painted the same color as the Building so as to render the Roof Equipment virtually invisible from ground level.

40.7        No Assignment. The right of Tenant to use and operate the Roof Equipment shall be personal to Ionis Pharmaceuticals, Inc. and, upon any permitted sublease of more than fifty percent (50%) of the Premises or assignment pursuant to a Permitted Transfer, to such sublessee or assignee. No other person or entity shall have any right to use or operate the Roof Equipment, and Tenant shall not assign, convey, or otherwise transfer to any person or entity any right, title, or interest in all or any portion of the Roof Equipment or the use and operation thereof except as set forth herein.

41.          Right of First Offer to Lease. Tenant has a right of first offer (the “Right of First Offer”) to lease all or part of any comparable, industrial space within the Project owned by Landlord (as the case may be, the “ROFO Space”) as and when the same becomes available. Provided no Event of Default exists, Landlord shall notify Tenant in writing (the “ROFO Lease Notice”) before marketing the ROFO Space or entering into negotiations for the lease of the ROFO Space with any third party, or upon Landlord’s receipt of an offer to lease ROFO Space. Landlord’s notice must reflect the material terms upon which Landlord is willing to lease the ROFO Space, including without limitation, base rent, term, options to extend, rental abatement, and tenant improvement allowance. Tenant will have seven (7) business days after receipt of such notice to respond in writing as to whether or not Tenant elects to lease the ROFO Space upon the terms set forth in the ROFO Lease Notice, without modification or condition. If Tenant elects to lease the ROFO Space, then within thirty (30) days thereafter, Landlord shall prepare an amendment to this Lease and Tenant shall have the right to approve or provide proposed revisions. The parties shall thereafter proceed diligently and in good faith to execute a mutually agreeable amendment to this Lease to add the ROFO Space upon the terms and conditions set forth in the ROFO Lease Notice. Landlord will deliver the ROFO Space in the same condition as required of the original Premises under the Work Letter unless the parties agree otherwise in the amendment. If (i) Tenant elects not to lease, or (ii) Tenant does not exercise its Right of First Offer within the seven (7) business day time period specified above, or (iii) Tenant timely elects to lease the ROFO Space but the parties do not execute an amendment within thirty (30) days after Tenants’ receipt of the proposed amendment, despite both parties proceeding diligently and in good faith to do so, then Landlord may lease the ROFO Space upon the same terms and conditions in the ROFO Lease Notice. In the event the Landlord elects to offer the ROFO Space upon economics that are materially better from what was offered to Tenant, Landlord must first offer the ROFO Space to Tenant upon such terms and conditions and in accordance with the requirements of this Section 41. Once the ROFO Space or any portion thereof becomes available again, Tenant’s Right of First Offer will apply and Landlord will be required to offer the ROFO Space to Tenant pursuant to this Section 41 before leasing such space to any third party.

42.          Approvals. Each party hereto represents and warrants that it and the person executing this Lease on such party’s behalf has full authority and is duly authorized to enter into this Lease.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties have executed this Lease as of the Effective Date.

LANDLORD:

SUDBERRY DEVELOPMENT, INC.,
a California corporation

By:	/s/Colton T. Sudberry
Name:	Colton T. Sudberry
Its:	President

TENANT:

IONIS PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/Elizabeth L. Hougen
Name:	Elizabeth L. Hougen
Its:	Executive Vice President and Chief Financial Officer

EXHIBIT A

[***]

Exhibit A

EXHIBIT “A”

LEGAL DESCRIPTION

THAT PORTION OF PARCEL 1 OF CERTIFICATE OF COMPLIANCE NO. PLA-10-00002 RECORDED OCTOBER 24, 2011 AS DOC. NO. 2011-0557725, OF OFFICIAL RECORDS, SHOWN AS A REMAINDER OF EL CORAZON, ACCORDING TO MAP THEREOF NO. 16455 FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON JUNE 9, 2021, BEING A PORTION OF LOT 7 OF RANCHO DEL ORO-MASTER SUBDIVISION WEST, ACCORDING TO MAP THEREOF NO. 11410 FILED IN THE OFFICE OF SAID COUNTY RECORDER DECEMBER 27, 1985, IN THE CITY OF OCEANSIDE, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

:ML M:\2425\09\Legal description\02 El Corazon OBC District-Lease-Lot 1.docx

WO 2425-0009     9/26/22

Exhibit A

COMMENCING AT THE NORTHERLY TERMINUS OF THAT CERTAIN COURSE IN THE WESTERLY SIDELINE OF “AA" STREET AS SHOWN ON SAID MAP NO. 16455 AS N00°31’10”E, 382.05 FEET; THENCE ALONG SAID WESTERLY SIDELINE SOUTH 00°31’10” WEST, 382.05 FEET TO THE BEGINNING OF A 20.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY; THENCE SOUTHWESTERLY THROUGH THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 64°39’32’', A DISTANCE OF 22.57 FEET TO THE BEGINNING OF A 116.00 FOOT RADIUS CURVE CONCAVE EASTERLY, A RADIAL LINE TO SAID POINT BEARS NORTH 24°49’18” WEST; THENCE SOUTHERLY THROUGH THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 80°01'53”, A DISTANCE OF 162.03 FEET; THENCE LEAVING SAID WESTERLY SIDELINE RADIAL TO SAID CURVE SOUTH 75°08’49” WEST, 14.50 FEET TO THE TRUE POINT OF BEGINNING, BEING THE BEGINNING OF A NON-TANGENT 130.50 FOOT RADIUS CURVE CONCAVE NORTHEASTERLY, A RADIAL LINE TO SAID POINT BEARS SOUTH 75°08’49" WEST; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 43°27'44" A DISTANCE OF 98.99 FEET TO THE BEGINNING OF A 11.00 FOOT RADIUS REVERSE CURVE CONCAVE SOUTHWESTERLY, A RADIAL LINE TO SAID POINT BEARS NORTH 31o41'05” EAST; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 58°52'55" A DISTANCE OF 11.30 FEET; THENCE SOUTH 00°34'00" WEST, 84.92 FEET; THENCE SOUTH 18°26'00" WEST, 5.57 FEET TO THE BEGINNING OF A 115.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 25°15'00" A DISTANCE OF 50.68 FEET; THENCE SOUTH 43°41'00" WEST, 85.66 FEET; THENCE SOUTH 40°17'00" WEST, 45.01 FEET; THENCE SOUTH 38o39'00" WEST, 46.19 FEET TO THE BEGINNING OF A 18.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 37°37'00" A DISTANCE OF 11.82 FEET; THENCE SOUTH 76°16'00" WEST, 17.00 FEET TO THE BEGINNING OF A 18.00 FOOT RADIUS CURVE CONCAVE NORTHERLY; THENCE WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 38°30'15" A DISTANCE OF 12.10 FEET TO THE BEGINNING OF A 280.00 FOOT RADIUS REVERSE CURVE CONCAVE SOUTHERLY, A RADIAL LINE TO SAID POINT BEARS NORTH 24°46'15’' EAST; THENCE WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 18°59'15" A DISTANCE OF 92.79 FEET; THENCE NORTH 84°13'00" WEST, 6.48 FEET; THENCE SOUTH 15°56'12" WEST, 31.30 FEET TO THE BEGINNING OF A NON-TANGENT 328.0    FOOT RADIUS CURVE CONCAVE SOUTHERLY, A RADIAL LINE TO SAID POINT BEARS NORTH 15°56'12" EAST; THENCE WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 02°27'58" A DISTANCE OF 14.12 FEET TO THE BEGINNING OF A NON-TANGENT 383.00 FOOT RADIUS CURVE CONCAVE SOUTHERLY, A RADIAL LINE TO SAID POINT BEARS NORTH 12°02'14'' EAST; THENCE WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 13°03'58" A DISTANCE OF 87.34 FEET TO THE BEGINNING OF A NON-TANGENT 327.50 FOOT RADIUS CURVE CONCAVE SOUTHERLY, A RADIAL LINE TO SAID POINT BEARS NORTH 01°48'37" WEST; THENCE WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 20°40'35" A DISTANCE OF 118.19 FEET TO THE BEGINNING OF A 432.50 FOOT RADIUS REVERSE CURVE CONCAVE NORTHERLY, A RADIAL LINE TO SAID POINT BEARS SOUTH 22°29’12" EAST; THENCE WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 03°33'52" A DISTANCE OF 26.91 FEET; THENCE SOUTH 13°00'46" EAST, 17.59 FEET TO THE BEGINNING OF A NON-TANGENT 450.0    FOOT RADIUS CURVE CONCAVE NORTHERLY, A RADIAL LINE TO SAID POINT BEARS SOUTH 18°41'30" EAST; THENCE WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 07°17'25" A DISTANCE OF 57.26 FEET; THENCE SOUTH 78°35'55" WEST, 322.29 FEET TO THE BEGINNING OF A 50.00 FOOT RADIUS CURVE CONCAVE NORTHERLY; THENCE WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 09°35'57" A DISTANCE OF 8.38 FEET; THENCE SOUTH 88°11,52" WEST, 100.54 FEET TO THE BEGINNING OF A 50.00 FOOT RADIUS CURVE CONCAVE SOUTHERLY; THENCE WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 09°35'57" A DISTANCE OF 8.38 FEET; THENCE SOUTH 78°35'55" WEST, 371.15 FEET TO THE BEGINNING OF A 50.00 FOOT RADIUS CURVE CONCAVE SOUTHEASTERLY; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 25°46'30" A DISTANCE OF 22.49 FEET; THENCE SOUTH 52°49'25" WEST, 152.61 FEET; THENCE NORTH 37°10,35n WEST, 43.03 FEET; THENCE NORTH 45°00'00" EAST, 11.14 FEET TO THE BEGINNING OF A 180.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY; THENCE NORTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 26°05'00" A DISTANCE OF 81.94 FEET; THENCE NORTH 18°55'00" EAST, 9.47 FEET; THENCE NORTH 11 °24'00" WEST, 64.00 FEET; THENCE NORTH 19°05'00" EAST, 179.00 FEET; THENCE NORTH 49°20'00" EAST, 126.00 FEET; THENCE NORTH 58°08'00" EAST, 251.00 FEET; THENCE NORTH 78°37'00" EAST, 162.00 FEET; THENCE NORTH 85°41'00" EAST, 48.00 FEET; THENCE NORTH 78°37'00" EAST, 200.00 FEET; THENCE NORTH 71°15'00" EAST, 47.0    FEET; THENCE NORTH 78°36'00" EAST, 220.00 FEET; THENCE SOUTH 11°24’00" EAST, 2.00 FEET; THENCE NORTH 78°36'00" EAST, 17.50 FEET TO THE BEGINNING OF A 21.0    FOOT RADIUS CURVE CONCAVE SOUTHWESTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 76°13'05" A DISTANCE OF 27.94 FEET; THENCE NORTH 78°36'00" EAST, 64.50 FEET; THENCE SOUTH 74°00'00" EAST, 4.00 FEET; THENCE NORTH 78°55'00" EAST, 29.00 FEET; THENCE SOUTH 84°56'00" EAST, 198.50 FEET; THENCE NORTH 88°34'00" EAST, 41.53 FEET TO THE BEGINNING OF A 35.00 FOOT RADIUS CURVE CONCAVE SOUTHWESTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 76°34'49" A DISTANCE OF 46.78 FEET TO THE TRUE POINT OF BEGINNING.

:ML M:\2425\09\Legal description\02 El Corazon OBC District-Lease-Lot 1.docx

WO 2425-0009    9/26/22

Exhibit A

THE HEREINABOVE DESCRIBED PARCEL OF LAND CONTAINS 13.10 ACRES, MORE OR LESS.

9/26/22
DOUGLAS B. STROUP	P.L.S. 8553
HUNSAKER & ASSOCIATES SAN DIEGO, INC.

:ML M:\2425\09\Legal description\02 El Corazon OBC District-Lease-Lot l.docx

WO 2425-0009    9/26/22

Exhibit A

EXHIBIT A-1

Site Plan

[***]

Exhibit A-1

EXHIBIT A-2

PROJECT

[***]

Exhibit A-2

EXHIBIT B

WORK LETTER

This “Work Letter” is and shall constitute Exhibit B to the Lease to which it is attached (the “Lease”), by and between Landlord and Tenant for the Premises. The terms and conditions of this Work Letter are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Work Letter have the meanings ascribed to such terms in the Lease.

1.            Construction Representatives. Landlord appoints Landlord’s Representative (identified below) to act for Landlord and Tenant appoints Tenant’s Representative (identified below) to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations, and other communications with respect to the matters covered by this Work Letter will be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Tenant will not make any inquiries of or request to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord architect, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Work Letter, and any such instruction or authorization will, at Landlord’s election, be of no force or effect. Either party may change its designated Representative under this Work Letter at any time upon three (3) business days’ prior written notice to the other party.

1.1	Tenant’s Representative:	Wayne Sanders

1.2	Landlord’s Representative:	Charles Abdi and Mark Radelow

1.3	Landlord’s Work Designer:	SCA Architecture, 13280 Evening
Creek Drive S., Suite 125, San
Diego, CA 92128 Tel: (858) 793-
4777 Email: [***]

1.4	Tenant Improvement Designer:	Clark, Richardson and Biskup
Consulting Engineers, Inc.
3207 Grey Hawk Ct., Suite 150
Carlsbad, CA 92010
[***]

1.5	General Contractor:

	As to Landlord’s Work:	Fluor Enterprises, Inc.
611 Gateway Blvd. Suite 950
South San Francisco, CA 9400
Attn: Francisco J. Irizarry
Email: [***]

	As to Tenant’s Work:	Clark, Richardson and Biskup
Consulting Engineers, Inc.
3207 Grey Hawk Ct., Suite 150
Carlsbad, CA 92010
[***]

Exhibit B

2.            Landlord’s Work.

2.1          Subject to the terms, provisions, and conditions of this Work Letter, Landlord shall cause the construction of the Building shell and core and the related exterior areas of the Premises (the “Landlord’s Work”) to be completed in general accordance with (i) the site plan attached hereto as Schedule 1, (ii) the Building Plans (as defined below), and (iii) Landlord’s standard tenant finishes and materials for the Building as modified by the approved tenant improvement plans and specifications (the “TI Plans” as further defined below), as modified by Change Orders (as defined below) approved pursuant to Section 4 below. The term "Landlord Delay" shall mean only an actual delay in the completion of the Landlord’s Work or TI Work which is caused by (a) the failure of Landlord to provide a written response within the time period set forth in this Work Letter (or if no time is expressly stated, within ten (10) business days after receipt of the request for approval), (b) the failure by Landlord to pay the TI Work Allowance when due under this Work Letter, or (c) the gross negligence or willful misconduct in the performance of any work or activity in the Premises or Project by Landlord, its agents, employees, or contractors. Notwithstanding anything to the contrary contained herein, Landlord Delay shall not include any of the foregoing delays to the extent caused by the acts, omissions, or misconduct of Tenant or any Tenant Parties. Landlord shall deliver written notice of any Tenant Delay to Tenant within ten (10) days of Landlord becoming aware of any Tenant Delay and its effect on Landlord’s obligations under the Lease or this Work Letter.

2.2         The current design review package for the Landlord’s Work, a copy of which have previously been provided to Tenant, is based on Landlord’s Project-standard build-out practices and the drawings, plans, and specifications for the Project previously submitted to the City of Oceanside. Such package, to the extent it includes any Landlord’s standard finishes located within the interior of the Premises are subject to modification as part of the TI Work (as defined in Section 3 below) if included in the approved TI Plans. The above-referenced package, as well as any other drawings, plans, and specifications submitted to Tenant prior to the Effective Date and all construction drawings which are the natural progression thereof and consistent therewith constitute the “Building Plans” upon which the Landlord will cause the General Contractor to complete the Landlord’s Work. Changes to the Building Plans (and correspondingly the Landlord’s Work) necessitated by the permitting process or the requirements of any governmental agency, or other changes made in the ordinary course of the build-out of the Project (such as value engineering changes), which do not materially and adversely affect the appearance of the Building or the functionality of the Building for the Permitted Use may be made by Landlord without Tenant’s consent provided, however, Landlord shall provide written notice of any such changes to Tenant. If, however, Landlord desires to make changes to the Landlord’s Work which will materially and adversely affect the appearance of the Building or the functionality of the Building for the Permitted Use, or delay Tenant’s occupancy of the Premises on the Lease Commencement Date, Landlord shall first obtain Tenant’s consent to such change; which consent may not unreasonably be conditioned or withheld. Any failure by Tenant to reasonably disapprove any such change within three (3) business days of Landlord’s written request for such consent (which may be delivered via e-mail and must state in bold all capital letters, FAILURE TO RESPOND WITHIN 3 BUSINESS DAYS WILL RESULT IN DEEMED CONSENT), will constitute Tenant’s deemed consent. Any such request for consent may be made in writing to either Tenant, pursuant to the notice provisions of this Lease, or to Tenant’s Representative (who shall have the right to act for and bind Tenant). If Tenant disapproves any such materially-adverse change, Landlord may either (i) eliminate such change, (ii) eliminate the materially-adverse effect thereof, (iii) modify the change and then seek Tenant’s consent to such modified change, as provided herein, or (iv) notify Tenant in writing that it is unwilling to modify or eliminate such change. If Landlord elects to proceed pursuant to clause (iv), above, Tenant shall have five (5) business days from the date of Landlord’s written notice to elect to either waive its prior disapproval or terminate this Lease by written notice to Landlord within such five (5)-day period; provided, however, if Tenant elects to terminate this Lease, Landlord may, within three (3) business days, invalidate such termination notice by withdrawing its prior decision to proceed in accordance with clause (iv), above. Landlord shall have no right to invalidate the termination notice after the expiration of such three (3)-day period.

Exhibit B

2.3          The Landlord’s Work shall be completed by the General Contractor in a first-class and workmanlike manner in accordance with the Building Plans and in compliance with all applicable laws, codes, ordinances, and other governmental requirements then-applicable to the Premises and the Building. Subcontracting work of the major trades shall be competitively bid consistent with Landlord’s standard practice. Tenant shall have the ability to recommend subcontractors, and Landlord shall not unreasonably withhold, condition or delay its consent to requesting bids from such recommended subcontractors. The cost of Landlord’s Work, including both hard and soft costs, will be Landlord’s responsibility, subject to inclusion of all such costs as Actual Costs; provided, however, in no event shall any costs for work required to be performed as a result of Landlord’s own gross negligence (including that of its agents or employees) or any defects in the construction of the Building or Landlord’s Work be included as Actual Costs.

2.4          Subject to the terms and conditions of the Lease, on or before the Estimated Commencement Date, Landlord shall have Substantially Completed the Landlord’s Work and shall deliver possession of the Premises to Tenant (subject to Landlord’s reserved rights hereunder), in broom clean condition and with all Building Systems in good working order, water-tight, structurally sound and with a temporary certificate of occupancy (or equivalent such as a signed building permit card) for the Premises in place.

2.4.1        For purposes of this Lease, the term “Substantially Complete” (and its grammatical variations, such as Substantial Completion) when used with reference to Landlord’s Work, will mean (i) that Landlord’s Work is complete under the terms of this Lease, after issuance of a temporary certificate of occupancy (or equivalent such as a signed building permit card), except for items identified in a written, detailed “punch-list” of excepted items agreed to by the parties on or before the Commencement Date (the “Punch-List”), which items will be finally completed within sixty (60) days and without material interference to Tenant’s occupancy and use of the Premises, or (ii) the date when the Landlord’s Work would have been finally completed but for (a) delays which result from Tenant’s requested changes in the Landlord’s Work after such work has been approved by Tenant pursuant to Section 2.2, above, or Tenant’s request for materials, components, finishes, or improvements which are not available in a commercially-reasonable time (and Tenant does not elect to use alternatives Landlord suggests that will not cause a delay) given the Estimated Commencement Date, (b) delays due to the failure of Tenant to pay when due any amount payable pursuant to this Lease or the Work Letter, (c) Tenant’s failure to timely approve any matter requiring Tenant’s approval provided that such delay is not a result of Landlord’s failure to timely approve any matter requiring Landlord’s approval, (d) a breach by Tenant of the terms of this Work Letter or the Lease, or (e) other action or omission by Tenant or Tenant’s Parties that interferes with or delays, directly or indirectly, the Substantial Completion of the Landlord’s Work (any such delay, a “Tenant Delay(s)”). Tenant shall pay any actual costs or expenses actually incurred by Landlord as a result of any Tenant Delays. Landlord shall deliver written notice of any Tenant Delay to Tenant within ten (10) days of Landlord becoming aware of any Tenant Delay and its effect on Landlord’s obligations under the Lease or this Work Letter. Nothing in the foregoing sentence shall imply that Landlord has any obligation to make any changes to Landlord’s Work or delay Landlord’s Work at Tenant’s request except in the event Landlord’s Work does not comply with the terms of this Work Letter and the exhibits hereto. Neither Landlord nor Tenant shall unreasonably withhold their agreement on the Punch-List.

Exhibit B

3.           Tenant’s Work. Subject to the terms, provisions, and conditions of this Work Letter, Tenant shall cause (i) the build-out and construction of the Premises and certain Tenant improvements (the “TI Work”), to be completed by the General Contractor in general accordance with (a) the description of Tenant’s responsibilities for the TI Work described on Schedule 1 attached hereto (the “Tenant TI Work Responsibilities”), (b) the TI Plans, and (ii) the installation of all furniture, fixtures, and equipment necessary to ready the Premises for Tenant’s Permitted Use (collectively, with the TI Work, the “Tenant’s Work”). The TI Plans (once approved as provided below, are sometimes referred to herein as the “Approved Plans”) will be developed as follows:

3.1          Promptly following the Effective Date, Tenant shall cause the Tenant Improvement Designer to prepare complete, detailed working plans and specifications (consistent with the Tenant TI Work Responsibilities) sufficient to enable subcontractors to bid on the work, to obtain the necessary building permits, and to then fully complete the TI Work, including without limitation, electrical requirements, telephone requirements, special HVAC requirements, plumbing requirements, and all interior and special finishes (once approved by Landlord, the “TI Plans”). The TI Plans must reflect all of the TI Work to be performed by or on behalf of Tenant. Any work not so included will not constitute part of Tenant’s Work and will require separate approval from Landlord as an Alteration. The TI Plans may be produced in phases reflecting the phases of construction. Tenant shall provide the first phase of the TI Plans in their then current state of completion to Landlord within ten (10) days after the Closing. Landlord shall, within ten (10) business days following its receipt of the TI Plans, either approve such TI Plans or provide Tenant with the reasons that Landlord is withholding such approval—which reasons must be reasonable. If Landlord does not approve the TI Plans, Tenant shall immediately meet with the Tenant Improvement Designer to have the TI Plans revised, in a manner acceptable to Tenant and consistent with Landlord’s comments, and then resubmitted to Landlord for approval (with such subsequent approvals/disapprovals being provided by Landlord within three (3) business days of the complete submittal of the revised TI Plans). Notwithstanding the foregoing, if Landlord fails to respond to any TI Plans within ten (10) business days of receipt thereof, and provided that such TI Plans included a cover notice that stated, in bold, capitalized letters, FAILURE TO RESPOND WITHIN 10 BUSINESS DAYS WILL RESULT IN DEEMED CONSENT, Landlord will be deemed to have approved the TI Plans.

Exhibit B

3.2          Simultaneously with submission of the TI Plans to Landlord for approval, Tenant shall submit the TI Plans to the appropriate Governmental Authorities for issuance of applicable building permits necessary to allow the General Contractor to commence construction of the TI Work; provided, however, in no event shall Tenant submit the TI Plans for a second round of approval to the applicable Governmental Authorities prior to receipt and incorporation of any comments from Landlord, which must be provided by Landlord no later than the date Tenant receives comments from the applicable Governmental Authority. Once Landlord has approved the TI Plans, no changes, modifications, or alterations in the TI Plans or the TI Work may be made without the prior, written consent of Landlord, provided that Landlord may withhold its approval thereof based on the reasons for disapproval set forth in Section 4.2 below.

3.3          The Tenant’s Work shall be completed by Tenant through the General Contractor in a first-class and workmanlike manner in accordance with the Landlord-approved TI Plans, this Work Letter, and in compliance with all applicable laws, codes, ordinances, and other governmental requirements then applicable to the Premises and the Building. Except to the extent Landlord and Tenant agree otherwise (e.g. for specialized trades where competitive bids are not practical), subcontracting work of the major trades shall be competitively bid by at least three subcontractors. Tenant and Landlord shall each have the ability to recommend subcontractors, and Tenant shall request bids from such recommended subcontractors. The cost of the TI Work, including both hard and soft costs, will be Tenant’s sole responsibility, subject to application of the TI Work Allowance (as defined below), as provided below.

3.4          Commencing on the date that Landlord commences Landlord’s Work and subject to approval by the City of Oceanside, Landlord shall allow Tenant access to the applicable portion of the Premises for the sole purpose of Tenant performing the Tenant’s Work in the applicable portion of the Premises and without the obligation to pay Rent until the Rent Commencement Date.  Landlord and Tenant shall cooperate and Tenant will proceed in good faith to avoid causing any delays or disruptions. Tenant further acknowledges and agrees that except as caused by the gross negligence or willful misconduct of Landlord, Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s Work made in or about the Premises in connection with such entry or to any property placed therein prior to the Lease Commencement Date, the same being at Tenant’s sole risk and liability.  Tenant shall be liable to Landlord for any damage to any portion of the Premises, including the TI Work, caused by Tenant or any of Tenant’s employees, agents, contractors, subcontractors, consultants, workmen, mechanics, suppliers and invitees.

3.5          Tenant acknowledges and agrees that, at Tenant’s request, Landlord took certain actions and incurred certain costs prior to the Effective Date in connection with the TI Work, including without limitation, the preparation of those design documents, site plan and elevations by SCA Architecture in an amount not exceeding $300,000 (the “Early Start Action Costs”). While the Early Start Action Costs have been included as part of the Allowable Costs (as defined below), in the event of any early termination of the Lease which is not as a result of Landlord’s actions (including but not limited to Landlord’s failure to timely deliver the Premises pursuant to Section 2 of the Lease), Tenant shall reimburse Landlord for fifty percent (50%) of the Early Start Action Costs within ten (10) days of Tenant’s receipt of Landlord’s written statement (including invoices, as applicable) of the Early Start Action Costs. Such obligation shall survive such early termination of the Lease.

Exhibit B

3.6          Tenant shall pay Landlord a construction management fee in connection with the TI Work in the amount of $12,000 per month, beginning upon the commencement of construction of Landlord’s Work and continuing to be due on the first day of each month thereafter until the earlier of (1) expiration of twenty-four (24) months, or (2) termination of the Lease.

3.7          Tenant shall enter into the TI Work Contract (as defined below) as and when required by Section 7.1.2, below, unless Landlord approves otherwise in writing. The satisfaction of such obligation is and shall be a condition precedent to Landlord’s obligation to commence the Landlord’s Work, and any failure thereof shall constitute a Tenant Delay unless otherwise approved in writing.

4.            Modifications to Landlord’s Work.

4.1          Tenant may request changes in the Landlord’s Work following approval of the TI Plans or during construction, only by written request from Tenant’s Representative to Landlord’s Representative on a form reasonably approved by Landlord. All such changes shall be subject to Landlord’s prior written approval in accordance with this Section 4. Landlord may also propose, subject to Tenant’s approval as set forth below, changes to the Landlord’s Work following approval of the Approved Plans if required by any Governmental Authority or required by changing circumstances or events beyond Landlord’s reasonable control. Prior to commencing any changes, Landlord shall prepare and deliver to Tenant, for Tenant’s approval, a change order (the “Change Order”) setting forth the reason for the change, the estimated additional time required to perform the change and the total cost of such change, which will include associated architectural, engineering, and construction contractor’s fees, delay costs (including Rent which would be payable, but for such delay) and additional coordination costs. If Tenant fails to approve a Change Order requested by Tenant within three (3) business days after delivery thereof by Landlord, Tenant shall be deemed to have withdrawn the proposed Change Order and Landlord shall not proceed to perform the subject change. If Tenant fails to approve or reject any Change Order proposed by Landlord within three (3) business days after delivery thereof by Landlord, Landlord shall not proceed to perform the subject change, and Landlord shall have the right to modify and re-submit such Change Order for Tenant’s review. Upon Landlord’s receipt of Tenant’s approval of a Change Order, the General Contractor shall proceed to perform the change, with any Landlord’s Work Excess Cost (as defined below) to be paid as set forth in Section 5 below, and any TI Work Excess Amount (as defined below) to be paid as set forth in Section 6 below. All construction and completion dates for Landlord’s Work which are affected by the Change Order, including without limitation, the Estimated Commencement Date, shall be revised accordingly, and in no event shall such changes be considered a Tenant Delay. The cost of preparing any Tenant-requested Change Order, whether or not such change is ultimately approved, will be deducted from the TI Work Allowance.

Exhibit B

4.2          Landlord may, among other reasons, withhold its approval of any Tenant-requested revision or change pursuant to Section 4.1 above, if such revision or change would require work which: (i) exceeds or affects the structural integrity of the Building or systems serving the Project; (ii) is not approved (if such approval is required) by the holder of any deed of trust encumbering the Premises at the time the work is proposed or is to be undertaken, despite Landlord’s commercially-reasonable efforts to obtain such approval; (iii) violates any agreement which affects the Premises or which binds Landlord; (iv) Landlord reasonably believes will materially increase the cost of operation or maintenance of the Building or the Project unless Landlord provides Tenant with an estimate of such increase and Tenant agrees to be responsible for such additional costs; (v) Landlord reasonably believes will materially reduce the market value of the Building or the Project; (vi) does not conform to applicable building codes or is not approved by any Governmental Authority with jurisdiction over the Premises and/or the Building; (vii) does not conform to Landlord’s Project-standard Tenant finish (as modified by the approved TI Plans) or improvement specifications; or (viii) Landlord reasonably believes will result in more than a five (5)-business day delay in the completion of Landlord’s Work, or result in a material increase in the cost of Landlord’s Work unless Landlord provides Tenant with an estimate of such increase and Tenant agrees to reimburse Landlord for such additional costs or unless Tenant agrees for the TI Work Allowance to be applied to such increase.

5.            [Intentionally Omitted].

6.            TI Work Allowance. Tenant shall be responsible for bearing all costs and expenses of completing the TI Work and the Tenant’s Work, except that Landlord will provide Tenant with a tenant improvement allowance (to be applied only against the cost of the TI Work) up to a maximum amount of $150.00 per rentable square foot of the Premises (the “TI Work Allowance”). Additionally, if Landlord does not use all of the contingency allocated for Landlord’s Work upon Substantial Completion thereof, any such unused amount shall be added to the TI Work Allowance. All costs and expenses of the TI Work in excess of the TI Work Allowance shall be Tenant’s sole responsibility and expense and shall be payable in accordance with the provisions of this Section 6. The TI Work Allowance may be referred to as an “Allowance”. Upon the occurrence of an Event of Default under the Lease, Landlord shall have the right, notwithstanding anything to the contrary in the Lease or this Work Letter, to withhold payment of all or any portion of an Allowance. In connection with the foregoing, Landlord may, in its discretion, suspend or cease all other obligations of Landlord under the terms of this Work Letter until such time as such Event of Default is cured, without affecting any other rights or remedies of Landlord in connection therewith.

6.1          Landlord and Tenant acknowledge that the cost of the TI Work is likely to exceed the amount of the TI Work Allowance (any such excess, the “TI Work Excess Amount”). Following commencement of Landlord’s Work, Landlord may notify Tenant that, within five (5) business days of receipt of Landlord's written notice, Tenant shall deposit an amount not to exceed the equivalent of the TI Work Allowance (the “Secured Portion”) in an escrow or other account, or provide such other evidence of funds (such as, but not limited to, segregated escrow accounts), or provide security for the payment (such as, but not limited to, a bond, letter of credit) of the Secured Portion, or otherwise secure in a manner reasonably acceptable to Landlord and its lender, the Secured Portion for application toward the costs of the TI Work. For purposes of clarification, the parties acknowledge that only the costs of the TI Work shall be used to determine any TI Work Excess Amount, and no other costs of Tenant’s Work, including without limitation, the costs of any Tenant’s business personal property, furniture, furnishings, trade or business fixtures, cabling, and equipment, shall be included in the calculation of determining the TI Work Excess Amount at any time. Any failure by Tenant to pay, deposit funds, or provide security as may be required, within five (5) business days following receipt of Landlord's written notice: (i) will constitute a default under this Lease, and (ii) may, in addition, be treated by Landlord as: (a) a Tenant Delay excusing Landlord from commencing/continuing with the Landlord's Work (until Tenant pays such amount), or (b) Tenant's irrevocable deemed election to pay the Secured Portion by increasing the Base Rent under this Lease by an amount sufficient to fully amortize the Secured Portion over the Term plus interest at 15 percent per annum (notwithstanding any contrary written election by Tenant). Upon completion of the TI Work in accordance with this Lease, Landlord shall credit any unused Secured Portion against Rent next coming due under this Lease. In the event this Lease is terminated and except to the extent such termination is due to an Event of Default by Tenant, within ten (10) business days following such termination, any unused Secured Portion shall be immediately released.

Exhibit B

6.2          If Landlord elects to treat Tenant's failure to timely pay the Secured Portion as a deemed election to amortize the Secured Portion through an increase to Base Rent (pursuant to clause (b) of Section 6.1, above), this Lease will be automatically amended to reflect such increase and the Landlord shall provide Tenant with a written memorandum memorializing such amendment.

6.3          The TI Work Allowance may be applied by Tenant only against all reasonable hard costs incurred by Tenant in connection with the design, permitting, constructing and completion of the TI Work, such as labor, material, and other similar construction costs, the Tenant’s Contractor’s Fee (as defined below) and general conditions relating to the TI Work, and costs of all inspections and engineering services. The cost of TI Work does not include, and the TI Work Allowance will not be applied towards, the cost of Tenant’s furniture, fixtures, and/or equipment, or other items of personal property, all of which will be treated as a part of Tenant’s Work and will be Tenant’s sole responsibility and expense. The TI Work Allowance also may not be applied towards (i) the cost of any of the Tenant’s Work other than the TI Work, (ii) Tenant’s exterior signage costs, or (iii) any payments to Tenant or its affiliates; or (iv) soft costs such as costs of space planning, architectural work, costs of the preparation of the TI Plans, permits, blueprints, and reimbursables, all of which items will be Tenant’s sole responsibility and expense. In addition, none of the TI Work Allowance may be applied toward construction management costs.

6.4          Subject to Section 5 above and the provisions of Section 6, the TI Work Allowance shall be funded to Tenant or at Tenant’s election, the person ultimately entitled to receive such funds, upon Tenant’s submittal to Landlord of a monthly Request for Payment subject to the requirements set forth in this Work Letter. Landlord shall pay invoices within thirty-five (35) days of receipt of a complete submission from Tenant (as set forth below), directly to the applicable vendor as requested by Tenant or to Tenant (to the extent Tenant has paid such requisitioned costs) on a progress payment basis, subject to the pari passu process above and approval and conditions imposed by Landlord’s lender. With respect to any portion of the TI Work Allowance that is disbursed by Landlord to pay for applicable costs that were incurred by Tenant (such as costs for the architect and other costs directly incurred by Tenant), as a condition to Landlord’s disbursement of any portion of the TI Work Allowance for such costs, Tenant shall provide Landlord with (A) appropriate paid or unpaid receipts or invoices for the amount requested to be paid from the TI Work Allowance, (B) partial lien waivers for such work from all persons or entities that could file mechanics’ or materialmen’s liens against the Building or the Project with respect to all work performed or services or materials provided through the date of each such invoice (subject only to receipt of the requisitioned amount) and final lien waivers for final payments, as applicable, for any contracts greater than Twenty-Five Thousand and No/100 Dollars ($25,000.00), (C) written authorization from Tenant to disburse the portion of the TI Work Allowance being requisitioned, and (D) such other documentation as may be reasonably requested by Landlord or its lender. Tenant may not make a requisition for application of the TI Work Allowance more frequently than once a month. Tenant shall deliver each requisition (and accompanying documentation as required herein) to Landlord no later than the 25th of each month. The final Request for Payment and release of any retainage shall be accompanied by paid invoices in at least the amount of the TI Work Allowance, and Tenant’s full satisfaction of each of the following requirements:

Exhibit B

6.4.1        Tenant must have completed the TI Work in accordance with the Landlord-approved TI Plans and have commenced the payment of Rent following the Rent Commencement Date.

6.4.2        A Notice of Completion must have been properly recorded for the TI Work and thirty-five (35) days have elapsed since the date of such recording with no mechanics’ or materialmen’s liens having been filed (or such filed liens shall have been released).

6.4.3        Tenant has submitted a complete set of “as built” plans and specifications to Landlord reflecting all of the TI Work and generally conforming to the TI Plans.

6.4.4        Tenant has provided to Landlord copies of all insurance certificates required under this Lease.

6.4.5        A temporary certificate of occupancy or its equivalent for the Premises has been issued by the appropriate governmental agency.

6.4.6        Tenant has provided Landlord with all material and labor lien releases from Tenant’s Contractor and all first-tier material suppliers and subcontractors involved in the TI Work contingent upon payment only. Once the final Request for Payment has been disbursed, Tenant can provide final unconditional lien releases.

6.4.7        Tenant has provided Landlord with copies of all construction warranties and guarantees in connection with construction of Tenant’s Work along with a written assignment satisfactory to Landlord of all such warranty and guaranty rights under the contract with the Tenant’s Contractor.

6.4.8        Landlord has inspected and approved the TI Work and is satisfied that the TI Work has been performed in a good and workmanlike manner in accordance with the approved TI Plans; provided, however, no such inspection shall impose any liability upon Landlord, nor absolve Tenant or the Tenant’s Contractor from liability for any defect or failure to comply with the requirements hereof.

Exhibit B

6.4.9        Tenant has provided Landlord with such information as Landlord or its lender may reasonably request.

7.            Allowable Costs; Determination of Base Rent.

7.1          Total Project Cost Estimate. The parties hereby acknowledge and agree that Base Rent is intended to be determined based on a 7.9% return on Landlord’s costs and expenses to acquire, design, develop and construct the Building shell and core and related areas of the Premises for Tenant’s Permitted Use. In connection therewith, prior hereto, Landlord provided to Tenant, and Tenant approved, that certain itemized estimate of the Allowable Costs, which estimate is attached hereto as Schedule 3 (the “Cost Estimate”). The Cost Estimate is subject to adjustment for costs attributable to approved Change Orders and Tenant Delays as well as to update the Cost Estimate based on the Construction Contracts, to the extent applicable.

7.1.1        “Allowable Costs” means actual costs incurred by Landlord for the design and construction of the Landlord’s Work, including without limitation, design fees or costs (including both engineering and architectural/planning fees and costs, blueprints, and reimbursables and also including such fees and costs as Landlord incurred prior to the Effective Date at Tenant’s request), and all third-party labor (i.e. excluding employees of Landlord or an Affiliate of Landlord), materials, and construction costs; supervision/construction management fees; the general contractor’s fee and general conditions; costs of all inspections, all applicable taxes, permit fees and development impact fees required by the City of Oceanside or other governmental agencies with jurisdiction over the construction of the Landlord’s Work; the cost of utilities as necessary and reasonable to construct and install the Landlord’s Work; financing, real estate taxes, professional fees (including without limitation legal and brokerage), and other soft costs incurred in connection with Landlord’s Work and all other fees and expenses contemplated by the Lease or this Work Letter incurred by Landlord in connection with the design and construction of Landlord’s Work and the TI Work. The Allowable Costs shall also include: (w) the amount of the TI Work Allowance and costs associated therewith, (x) a development fee in the amount of 5.0% of the hard-shell construction costs set forth in the Cost Estimate, (y) a construction management fee in the amount of 1.0% of such hard-shell construction costs, and (z) the value of the Land as set forth in the Cost Estimate. Notwithstanding the foregoing, Allowable Costs will not include the following: (i) any entertainment costs, and costs of transportation, meals and lodging not directly related to the construction of the Landlord’s Work; (ii) the costs, including fines, penalties, and legal fees or costs, of curing violations of applicable building codes or other applicable laws (it being agreed, however, that compliance with directives from field or plan inspectors will not be treated as costs to cure violations); (iii) any amounts paid to subsidiaries or Affiliates of Landlord for any services or supplies or other materials to the extent amounts incurred are in excess of those which would have been incurred if such supplies or services were obtained from unrelated third parties; (iv) intentionally omitted; (v) any Allowable Costs to the extent Landlord receives reimbursement from Tenant, any insurance companies or other third parties; (vi) amounts represented by any claims, defenses, credits or offsets that Landlord actually receives under the Construction Contract (defined below) or other contracts for goods and/or services that would otherwise qualify as Allowable Costs; or (vii) costs incurred as a result of any Landlord Delays.

Exhibit B

7.1.2        Construction Contract. Landlord shall enter into a construction contract with the General Contractor for the construction of the Building (the “Building Work Contract”), and Tenant shall enter into a construction contract with the General Contractor for the TI Work (the “TI Work Contract”), each of which shall be subject to approval by the other party hereto, which approval shall not be unreasonably withheld, conditioned or delayed, and approval of its Mortgagee, if required. Each of the Building Work Contract and the TI Work Contract (each, a “Construction Contract” and collectively, the “Construction Contracts”) will be on a “cost plus, with a guaranteed maximum price” basis. Each Construction Contract will provide: (i) that retainage on all payments (except for General Conditions Costs (as defined below)) shall be no less than 10% (or the amount required by law) until 50% of the work covered by such Construction Contract (as the case may be, the “Contract Work”) is completed, after which the retainage shall be no less than 5% (or the amount required by law), but in no case shall the retainage ever be less than 5% of the contract price or the amount of retainage required by law (the “Retainage”) until the Contract Work is completed to Landlord’s and Tenant’s reasonable satisfaction in accordance with this Lease, with releases of Retainage attributable to any particular subcontract subject to: (A) satisfactory completion of all work required under such subcontract, and (B) receipt of lien waivers reasonably acceptable to Landlord and Tenant; (ii) that Tenant and Landlord must approve any changes to the Building Plans and the Approved Plans as required by and in accordance with this Lease; (iii) that General Contractor shall provide a credit associated with any deductive change order (which will include a corresponding decrease in Contractor’s Fee; (iv) that General Contractor shall work with Landlord and Tenant to assess the various options available to reduce costs throughout the completion of the Contract Work; (v) that General Contractor shall, to the extent permitted by law, indemnify, defend and hold Landlord, the Landlord Parties, Tenant and the Tenant Parties harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) resulting from actual or threatened claims by third parties arising in connection with the completion of the Landlord’s Work, the TI Work, and General Contractor’s activities on or about the Premises, except to the extent caused by the party to be indemnified; (vi) that the total amount of General Contractor’s compensation for its overhead and profit, and for expenses that are not a direct cost of the Contract Work, shall not exceed five percent (5%) of the total amount of the Construction Contract (“Contractor’s Fee”), and any change orders that affect the Cost Estimate, including additions and reductions, will result in proportionate changes to the Contractor’s Fee, both upward and downward, calculated on the same stipulated percentage; (vii) that any subcontractor or supplier fee as compensation for its overhead and profit, and for expenses that are not a direct cost of the Contract Work (“Subcontractor’s Fee”) for a change order requested by Tenant, shall not exceed fifteen percent (15%) of such increased cost; (viii) that General Contractor shall provide Landlord and Tenant with a detailed itemization of the types, categories and amounts of costs to be included in General Contractor’s general conditions costs, which shall be a stipulated amount or rate (the “General Conditions Costs”); (ix) intentionally omitted; (x) that, at Tenant’s option, General Contractor will require each first (1st) tier subcontractor to provide lien waivers in a form and substance reasonably acceptable to Landlord, as to the construction of the Building, and Tenant, as to the TI Work, as a condition to such subcontractor’s right to receive its final payment relating to such Contract Work, as the case may be; (xi) that Tenant is an intended third-party beneficiary of the Building Work Contract, and Landlord is an intended third-party beneficiary of the TI Work Contract; (xii) that any work for construction of the Building performed on a cost-plus basis shall be subject to the requirement that any and all costs and expenses, including insurance premiums, shall be commercially-reasonable and substantiated with detailed documentation to be provided to Landlord and Tenant upon request; and (xiii) will secure Landlord’s and Tenant’s rights to audit all costs under the Construction Contracts. Promptly upon request and in any event within ninety (90) days after the Effective Date, Landlord shall provide Tenant with a copy of the executed Building Work Contract, together with all schedules, exhibits, and any amendments, and Tenant shall provide Landlord with a copy of the executed TI Work Contract, together with all schedules, exhibits, and any amendments. Until each Construction Contract has been executed, each party shall, upon request by the other party hereto, provide the requesting party with a copy of the latest draft of its respective Construction Contract. Subject to Section 4 above, Landlord shall not amend or modify the Building Work Contract without Tenant’s prior written consent if the amendment or modification would (w) make the Construction Contract’s provisions inconsistent with the requirements set forth above in this Section 7, (x) adversely affect any potential savings on the Cost Estimate, or (y) delay the Lease Commencement Date. Tenant may withhold its consent to any such amendment or modification in Tenant’s reasonable discretion.

Exhibit B

7.1.2.1  Landlord hereby assigns to Tenant all warranties and guaranties by the General Contractor or any subcontractor relating to the TI Work or any other portion of the Landlord Work to be maintained by Tenant pursuant to the Lease. In the event of any TI Work or approved Alterations modifying any Building Systems, Landlord shall use commercially-reasonable efforts to obtain assurances from the applicable issuing parties that applicable warranties as to the affected Building Systems will not be voided by such modifications, provided such work is performed by Landlord’s contractors and in compliance with reasonable conditions associated therewith.

7.2          Actual Cost. Within sixty (60) days after Substantial Completion of Landlord’s Work, Landlord will determine the final actual Allowable Costs (“Actual Cost” or “Actual Costs”). Landlord will provide written notice to Tenant of its determination of Actual Costs (“Actual Cost Notice”), which notice will specify any amounts payable by Tenant. In the event that Tenant, following a review of Landlord’s calculations of the Actual Cost and the open book records as set forth in this Work Letter, disagrees with Landlord’s determination of the Actual Costs, then within thirty (30) days of receipt of Landlord’s Actual Cost Notice, Tenant will provide written notice to Landlord of its questions, objections or alternative determination of the Actual Costs. Following Tenant’s delivery of its determination of the Actual Cost and delivery of written notice thereof to Landlord, Landlord will agree or disagree in writing within sixty (60) days of receipt of Tenant’s notice, or the parties will mutually agree in writing on the amount of the Actual Cost. Landlord and Tenant agree to cooperate with each other in good faith to resolve any disputes with regard to the Actual Cost. If the parties are unable to mutually agree on the Actual Cost within one hundred eighty (180) days of the Actual Cost Notice, then either party may elect to have the matter submitted to the Expedited Arbitration Process (as defined below). Each of Landlord and Tenant will submit to the arbitrator its proposed Actual Cost. The arbitrator, in good faith, will select which Actual Cost is correct, but the arbitrator will have no other authority to bind the parties. In no event will the Cost Estimate or the Actual Cost include any costs that do not constitute Allowable Costs.

Exhibit B

If, notwithstanding Landlord’s diligent and good-faith efforts, Landlord is not able to or does not obtain an Actual Cost in time to reflect such Actual Cost on the Actual Cost Notice, Landlord may, within one (1) year after Substantial Completion and notwithstanding the final determination of Actual Cost pursuant to the preceding paragraph, deliver written notice of such Actual Cost to Tenant, and Tenant shall pay such Actual Cost to Landlord within thirty (30) days of receipt of such notice.

7.3          Audit. Landlord’s performance of the Landlord’s Work will be administered on an “open book” arrangement relative to its costs. Landlord will keep, and cause General Contractor to keep, detailed records of the progress of the Landlord’s Work performed, administration, and management of the Construction Contract (and any subcontracts), and the cost of the Landlord’s Work as may be necessary for proper financial management under this Work Letter and to substantiate all costs incurred (the “Work Records”). Such Work Records will be preserved until expiration of the Audit Period (as defined below), or for such longer period as may be required by applicable laws. Landlord will provide, and cause General Contractor to provide, Tenant with access to and the right to inspect and copy the Work Records. Landlord will keep full and detailed accounts and exercise such controls as may be reasonably necessary for proper financial management, using accounting and control systems in accordance with GAAP. Tenant will be permitted to review and audit (at its sole expense) the Work Records for a period of the longer of (i) twelve (12) months following completion of the Landlord’s Work, or (ii) the period set forth in the Construction Contract (the “Audit Period”).

7.4          Monthly Rent. The first installment(s) of Base Rent shall be based on the Cost Estimate, and the parties shall reconcile such amount once the Actual Cost is determined pursuant to Section 7.2 above. After the determination of the Actual Cost occurs pursuant to Section 7.2 above, Landlord and Tenant will enter into a lease amendment to set forth a Base Rent schedule based on Base Rent for the first twelve (12) months of the Term in the amount that is equal to 7.9% of the Actual Costs; such Base Rent shall thereafter be subject to increases as set forth in Section 5 of the Lease. Any underpayment or overpayment in the first installment(s) of Base Rent which was based on the Cost Estimate will be reconciled through the next payment of Base Rent due after the determination of the Actual Costs.

8.                  Construction of Tenant’s Work and Alterations. Tenant shall perform no Tenant’s Work except through the General Contractor and in strict accordance with this Work Letter. Any Alterations shall be performed only by a contractor reasonably approved by Landlord and subject to Section 7 of the Lease. The contractor performing any work or Alterations on behalf of Tenant shall, for purposes of this Work Letter be referenced as the “Tenant’s Contractor.” In no event shall Tenant be permitted to perform Tenant’s Work prior to providing all information reasonably requested by Landlord relating thereto. Failure by Tenant to provide any information reasonably requested by Landlord, including but not limited to evidence of Tenant’s and Tenant’s Contractor’s compliance with all of the insurance requirements hereof, shall constitute a default under this Lease in the event Tenant proceeds with such work. Violations of Landlord’s rules, regulations, and requirements as set forth herein or as otherwise established by Landlord shall constitute a default under this Lease if not corrected by Tenant and/or Tenant’s Contractor within forty-eight (48) hours of notice, either written or oral, by Landlord to Tenant. Landlord shall have the right to post a notice of non-responsibility at a prominent location within the Premises. Any such work will be subject to all of the provisions of this Work Letter including, specifically, and without limitation, this Section (and the subsections hereof) and Section 9 below. It shall be the responsibility of Tenant to enforce the following requirements of Tenant’s Contractor, and all subcontractors of Tenant’s Contractor, at every level:

Exhibit B

8.1          Tenant’s Contractor shall be responsible for the repair, replacement, and clean-up of any damage by it to other contractor’s work that specifically includes access ways to the Premises that may be concurrently used by others. Fire lanes, sidewalks, and access to other tenants’ suites may not be blocked or obstructed at any time.

8.2          Tenant’s Contractor shall contain its storage of materials and its operations within the Premises and such other space as it may be reasonably assigned by Landlord. Should it be assigned space outside of the Premises, it shall move to such other space as Landlord shall reasonably direct from time to time to avoid interference or delays with other work. Tenant’s Contractor shall park construction vehicles in areas reasonably designated by Landlord.

8.3          All trash and surplus construction materials shall be maintained or stored within the Premises and shall be promptly removed from the Premises on a regular basis consistent with first-class project practices. Tenant’s Contractor shall not use common area trash enclosures or waste bins for disposal of trash or surplus construction material and shall be responsible for the proper disposal, off-site, of all such trash and surplus construction material.

8.4          For any work reasonably anticipated to last for more than three (3) days, Tenant’s Contractor shall provide temporary utilities, portable toilet facilities and portable drinking water as required for its work within the Premises.

8.5           Noise shall be kept to a minimum at all times, and shall not be permitted to materially or unreasonably interfere with the conduct of other tenant’s business, or the general operation of the Project. Tenant’s Contractor shall notify and obtain approval from Landlord’s Representative of any planned work to be done on Sundays.

8.6          Tenant and Tenant’s Contractor are responsible for compliance with all applicable codes and regulations of duly-constituted authorities having jurisdiction as far as the performance of the Tenant’s Work is concerned and for all applicable safety regulations established by the Landlord, OSHA, Cal-OSHA or other regulatory agencies, and Tenant further agrees to indemnify, defend, and save and hold Landlord harmless for claims arising from Tenant’s Work. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance as required by this Lease (including, if applicable, course of construction coverage) and evidence of insurance for Tenant’s Contractor reasonably satisfactory to Landlord.

8.7          Tenant’s Contractor shall not post signs on any part of the Project nor on the Premises, without Landlord’s prior written approval.

8.8          Tenant shall be responsible for and shall obtain and record a Notice of Completion following completion of Tenant’s work.

8.9          All required permits and approvals, including but not limited to Planning, Building, Fire, and Health department permits, must be obtained and all necessary calculations, including, but not limited to, those required under Title 24, must be submitted to the local governing agencies for all work to be performed by Tenant or Tenant’s Contractor in the Premises.

Exhibit B

8.10        No modifications to the exterior of the Building shall be permitted without Landlord’s approval. No romex wiring or asbestos-containing materials shall be allowed, nor shall water lines be placed in slabs, unless approved by Landlord prior to installation. All equipment placed upon the roof as a result of the Tenant’s Work, and all roof penetrations shall be approved by Landlord prior to the commencement of work.

8.11        Landlord, in Landlord’s reasonable discretion, may from time to time establish such other reasonable non-discriminatory rules and regulations for protection of property and the general safety of occupants and invitees of the Project. Such rules and regulations shall be provided to Tenant in writing and shall apply to Tenant and Tenant’s Contractor as though established upon the execution of the Lease; provided, however, in no event shall such rules cause a material increase in Tenant’s costs, cause any delays in the completion of Landlord’s Work or TI Work or otherwise interfere with Tenant’s access to the site or completion of the TI Work.

9.                  Coordination of Construction. Tenant covenants and agrees that Tenant and Tenant’s Contractor shall not destroy or in any way damage any portion of the Building or the Project. Further, Tenant covenants and agrees that Tenant and Tenant’s Contractor shall coordinate the Tenant’s Work with any construction schedule for any work being performed by or on behalf of Landlord or any other tenant, and that the performance of the Tenant’s Work shall not materially interfere with Landlord’s construction activities. If there be such material interference or conflict, notice thereof shall be given to Tenant, and immediately after receipt of such notice the Tenant agrees to cease or cause to be terminated such material interference or conflict. Further, should Tenant delay Landlord’s work at the Premises or any other area of the Building or Project due to the construction of Tenant’s Work, Tenant shall be responsible to Landlord for any lost rents due to the delay of the commencement of any lease for premises within the Project. Tenant further covenants and agrees that Tenant and Tenant’s Contractor shall comply with all rules and regulations promulgated by Landlord, or its agent, and all directives of Landlord governing construction or installation activities, including but not limited to, permissible hours for construction or installation activities, storage of equipment and responsibility for cleaning of work areas, provided that all such rules or directives shall be provided to Tenant in writing. If Tenant or Tenant’s Contractor shall fail to comply with the provisions of this Section any costs actually incurred by Landlord as a result of such failure shall be at Tenant’s sole and exclusive expense, payable upon demand. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all actions, claims, costs, demands, expenses, and liabilities arising out of or relating to, directly or indirectly, any work undertaken by Tenant or on Tenant’s behalf at the Project.

10.          Limitation on Landlord’s Liability. Landlord shall not be liable for any loss, cost, damage, or expense incurred or claimed by Tenant or any other person or party on account of the construction or installation of the Tenant’s Work or any other improvements to the Premises made by Tenant. Tenant hereby acknowledges and agrees that the compliance of the Tenant’s Work, or other Alterations made to the Premises by the Tenant and any plans therefor, with all applicable governmental laws, codes, and regulations shall be solely Tenant’s responsibility. Landlord assumes no liability or responsibility resulting from the failure of the Tenant to comply with all applicable governmental laws, codes, and regulations or for any defect in any of the Tenant’s Work or other Alteration to the Premises made by Tenant. Tenant further agrees to indemnify, defend, and hold harmless Landlord from any loss, cost, damage or expense incurred, claimed, asserted, or arising in connection with any of the foregoing.

Exhibit B

11.          Expedited Arbitration Process. “Expedited Arbitration Process” means arbitration according to the then-current Expedited Procedures under the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association (“AAA”), modified as follows: (a) there will be one arbitrator who is selected utilizing the then-current AAA process and who has at least ten (10) years of relevant experience; (b) the arbitration will be conducted through document submission without a hearing; and (c) the arbitrator will issue a final decision within thirty (30) days after confirmation of the appointment of the arbitrator. The arbitrator will have no decision-making authority other than to select either the determination or recommendation of Landlord or Tenant as final and conclusive after due consideration of the factors to be taken into account under the applicable provisions of this Lease. The arbitrator’s determination will be binding upon the parties. The costs and fees of the arbitrator will be shared equally by Tenant and Landlord. All deadlines for obligations by either Tenant or Landlord shall be tolled for such period as an Expedited Arbitration Process is proceeding until the arbitrator issues a final decision.

12.          Time of Essence. Time is of the essence with regard to every provision of this Work Letter.

13.          Miscellaneous. This Work Letter constitutes both a part of the Lease and a separate binding contract between Landlord and Tenant.

Exhibit B

Schedule 1 to Exhibit B

Landlord’s Work and TI Site Work Plan

EL CORAZON OBC

BUILDING A (PHARMA-X) LANDLORD-TENANT RESPONSIBILITY MATRIX

Revised following discussions on 3/3/22 and Developer's Conference Comments from City on 3/23/2022

Revised 10/5/2022 and noted in RED

BASE BUILDING and STRUCTURE - See attached exhibits. GROSS BUILDING SF - 251,600 SF (Including all mezzanine and second floor)
	Exhibit 1 - Site Scope of Work	Dated 09/13/2022	Attached under separate cover
	Exhibit 2 - Shell building design parameters	Dated 06/09/2022	Attached under separate cover
	Exhibit 3 - Site / Shell building Utilities	Dated 09/20/2022	Attached under separate cover
	Exhibit 4 - Electric House and Tenant Meters	Dated 09/27/2022	Attached under separate cover
EXHIBIT 1	EXHIBIT 2	EXHIBIT 3 EXHIBIT 4
[***]
	DESCRIPTION	RESPONSIBILITY			SCA COMMENTS	SUDBERRY COMMENTS	TENANT REQUESTED CHANGES
		LANDLORD COST Provided by LL as part of Lease Cost (include in Shell design documents)"	TENANT COSTS (in Tenant Improvements design documents) subject to payment from Landlord's Contribution and/or the Moving Allowance, and subject to caps on FF&E Costs & the Moving Allowance"	SHELL COST BUT TI BUILT (Treated as a Shell Cost but constructed under the TI permit)	IN BLUE BELOW	IN ORANGE BELOW	IN MAGENTA BELOW

Schedule 1 to Exhibit B

Type IA Structure(West Building) 103,000 SF footprint w/ 42,600 SF mezzanine (Includes approx. 95,900 sf R&D, 15,100 sf Warehouse and 34,600 sf unoccupied mechanical mezz)					5/25: Mezz SF revised to 42,600 SF
CODE REQUIREMENTS FOR FIRE RATING

Fire Rating Requirements for Building Elements (code):

Primary Structural Frame - 3 hour

Roof construction - 1.5 hour

Exterior bearing walls - 3 hours

Interior bearing walls - 3 hours

Floor construction (including mezzanines) - 2 hours

Agree

Design Parameters (West Building):
PRIMARY STRUCTURAL FRAME	Primary Structural frame: a. Steel structure w/ 3-hour monokote. b. Wide flange section proposed due to anticipated loads and requirements for fireproofing"	X		Agree
EXTERIOR BEARING WALLS	Exterior Bearing Walls: Concrete tilt walls - minimum 6.5"" thick for 3 hour rating	X		Agree
~~Design and construct the pop-out loading areas on north and south to be removeable in the future~~
	Openings for man doors, roll-up doors and louvers.	X
MEZZANINE (UNOCCUPIED, MECHANICAL EQUIPMENT ONLY)"

Mezzanine Floor deck:

a. Metal deck w/3.25"" lt.wt. concrete over flutes for 2 hour rating

b. Mezzanine / second level shall be for mechanical equipment only and classified as unoccupied space. Assume 125 lbs./sf live load, minimum

c. Major openings in floor shall be coordinated with TI

d. Interior shear walls or brace frames as needed at mezzanine

		X	TI architect shall provide locations of major floor openings
	Include (2) metal stairs at mezzanine	X	Confirmed. (2) Stairs for mezz egress shall be part of shell / LL scope
	One elevator, freight / passenger, (2-stop) rated for 10,000 lbs. to mezzanine	X	Confirmed. Dimensions shall be coordinated with TI
	UPDATE: Specs Received from CRB on 8/17/2022: Passenger Elevator Capacity: 4000 lbs. Cab: 9'-0”D by 9'-0”"H by 7'-0”"W Door: Same width and depth as cab / front Stops: 2 - first and second floor"	X
	One elevator, freight / passenger, (3-stop) rated for 10,000 lbs. to mezzanine and roof (TI architect to confirm capacity)	X			7/28/2022: Elevator added

Schedule 1 to Exhibit B

UPDATE:

Specs Received from CRB on 8/17/2022:

Maintenance Elevator

Capacity: 4000 lbs. min., prefer higher capacity if in budget

Cab: 9'-0”D by 10'-0”H by 7'-0”W

Door: Same width and depth as cab / front and rear

Stops: 3 - first floor, equipment platform, and roof

X
ROOF CONSTRUCTION

Roof deck:

a. Metal deck w/3.25"" lt. wt. concrete over flutes for 1.5 hour rating

b. Design to accommodate HVAC loading including strobic fans and equipment screening.

c. Assume minimum 15 lbs./sf misc. loads for equipment, ceiling support, etc."

		X	Locations and size of concrete roof pads shall be coordinated with TI. Roof screens shall be 12-feet tall max.	Rooftop will need to accommodate PV system as required by City CAP. If adequate space is not available on the roof for CAP required photovoltaics, an energy portfolio comprising of at least 75% renewable, emissions-free energy may be purchased for the remainder, subject to City approval.
	Concrete pads for major tenant equipment: Include structural roof pad for equipment with normal weight concrete and roof screens."	X
	Roofing: Rigid insulation over concrete with single ply roofing	X
HEIGHTS	Interior clear height of 35-feet to lowest structure at roof	X

From Tenant:

Currently need minimum of 35ft to bottom of structure. Too early to know, but expect piping and duct may drive this up an additional 2ft.

We can coordinate with structural engineer during Design Development. However, the El Corazon Specific Plan limits maximum building height to 50-feet (top of parapet) We cannot exceed this height.

Schedule 1 to Exhibit B

Interior clear height reduced in locations of 72-inch deep structural members per discissions with CRB
	Minimum 21-feet floor to floor at mezzanine	X
FLOOR SLAB	6” slab ~~except 8” at high pile storage Assume 30,000 sf of 8” slab~~	X		TI architect to identify location of high pile storage
~~Leaveouts for TI underground~~
	Floor drains and underground plumbing		X
	Recessed slab areas		X
SHAFT OPENINGS	Shaft openings for major Tenant utility risers coordinated with TI.	X	X	TI architect to provide locations and dimensions

Type IIB Structure (East Building) 70,000 SF footprint w/ 36,000 sf second floor (includes approx. 75,250 sf Office and 30,750 sf R&D)						5/25: Mezz SF revised to 36,000 SF
CODE REQUIREMENTS FOR FIRE RATING

Fire Rating Requirements for Building Elements (code):

Primary Structural Frame - none

Roof construction - none (propose 1.5 hr. for future Type 1A)

Exterior bearing walls - none

Interior bearing walls - none

Floor construction (including mezzanines) - none"

Agree

Design Parameters (East Building):
PRIMARY STRUCTURAL FRAME

Primary Structural frame:

Steel structure. Wide flange sections proposed instead of trusses due to anticipated loads and requirements for future conversion to a manufacturing space and Type IA construction (fireproofing required)"

		X			Agree
EXTERIOR BEARING WALLS	Exterior Bearing Walls: Concrete tilt walls - minimum 6.5” thick	X			Agree
SECOND FLOOR (OFFICE USE)"

Mezzanine Floor deck:

a. Metal deck w/3.25"" lt.wt. concrete over flutes.

b. Assume all office spaces

~~c. Mezzanine shall be designed to be removed in the future~~

d. Interior shear walls or brace frames as needed at second floor

e. Openings in floor coordinated with TI

		X		Per discussions this shall be a second floor integrated into structure. Ability to remove in the future is no longer required
	Include (2) metal stairs at second floor	X		Confirmed
	Include (1) passenger elevator (2-stop, side acting) rated for 5,000 lbs.	X		Confirmed

Schedule 1 to Exhibit B

	UPDATE: Specs Received from CRB on 8/17/2022: Passenger Elevator Capacity: 2500 lbs. Cab: Sized to allow for stretcher Door: Standard size / front Stops: 2 - first and second floor	X
	Include (1) passenger / freight elevator (2-stop) rated for 10,000 lbs. to roof in Chiller Room (TI Architect to confirm capacity)	X			7/28/2022: Elevator added

UPDATE:

Specs Received from CRB on 8/17/2022:

Maintenance Elevator

Capacity: 4000 lbs. min., prefer higher capacity if in budget

Cab: 9'-0""D by 10'-0""H by 7'-0""W

Door: Same width and depth as cab / front and rear

Stops: 2 - first floor and roof"

X
ROOF CONSTRUCTION

Roof deck: Allow for future manufacturing space and Type IA construction:

a. Metal deck w/3"" lt. wt. concrete over flutes for 1.5 hour rating

b. Design to accommodate HVAC units, exhaust for labs and office and equipment screening.

c. Assume minimum 15 lbs./sf misc. loads for equipment, ceiling support, etc. for future manufacturing

		X		Rooftop will need to accommodate PV system as required by City CAP. If adequate space is not available on the roof for CAP required photovoltaics, an energy portfolio comprising of at least 75% renewable, emissions-free energy may be purchased for the remainder, subject to City approval.
	Concrete pads for major tenant equipment: Include structural roof pads for equipment with normal weight concrete and roof screens.	X	Locations and size shall be coordinated with TI. From Tenant: Confirmed that equipment (w/curbs) and roof stacks are less than 12-feet
	Single large approx.100-foot long skylight on the roof.	X	This will limit space available for PV, rooftop equipment
	Additional (3) skylights if adequate space is available for rooftop PV equipment. To be evaluated.	X			7/28/2022: Three (3) additional skylights requested. To be evaluated if this is feasible.
	Roofing: Rigid insulation over concrete with single ply roofing	X
HEIGHTS	Interior clear height of 31-feet to lowest structure at roof	X	Confirmed
	Minimum 18-feet from floor to floor at mezzanine	X
	Minimum clearance on second level at 13-feet	X

Schedule 1 to Exhibit B

FLOOR SLAB	6” slab	X
	Recessed slab areas coordinated with TI. TI architect to provide locations and dimensions.	X

ROOFING (West and East Buildings)
	Single Ply TPO roofing proposed	X
	Industry standard roof warranty covering newly installed roofing	X		20 year warranty	Agree.
	Major roof openings for Tenant Improvement equipment	X		No base building equipment and systems. Tenant shall provide locations and sizes of major roof openings	Will include in shell design if information is provided in a timely manner
	Roof penetrations for Tenant equipment		X

UTILITIES (Shell design to extend to site POCs, approx. 5' outside of building)
WATER	4" domestic water service (two 2" meters) to the building	X		Meet city requirements	Agree subject to City approval	6/7/2022: Water service upsized to 4" from 3"
	Reclaimed water for landscaping	X			City currently doesn't have reclaimed water here but we can install purple pipe.
WASTE	Landlord to provide 6" site sewer with (1) POC to West building and (1) POC to East building. Minimum invert elevation at East POC shall be 13-feet below finish floor	X		LL will provide a single sewer POC on site as noted on Exhibit 3. Sewer invert at 13-feet below FF
	6" domestic waste lines internal to building		X
	6" industrial waste lines internal to building with sample port exterior to building		X
	6" process waste line internal to building and process waste neutralization system		X

Schedule 1 to Exhibit B

DRY UTILITIES	5 psig/ 36,700 cfh natural gas service to exterior of building	X		Agree	7/22/2022: Gas load increased from 35,000 cfh to 36,700 cfh
	8,000 A power at 480V electrical utility (two services to two 4000A transformers) with conduit to electrical switchgear within SDGE room.	X

SDGE room shall be sized in coordination with TI architect.

Space will be provided for sub-panels, disconnect and other equipment associated with PV system.

Battery storage, if required, will be in exterior equipment yard and LL cost.

This room will require (2) exit doors. Recommend exterior access only, no access from building interior.

Agree SDGE Room will have house panel for site lighting, EV chargers.
	UPDATE: Third service requested by CRB: 4,000A service and switchgear to be located at equipment yard	X		UPDATE: House and Tenant Meter Setup: See Exhibit 4	9/13/2022: Third service at equipment yard added
	UPDATE 10/3/2022: Fourth service requested by Landlord for common site areas. Service size and location on site TBD	X
	UPDATE 10/3/2022: UGPS, Switchgear, Panels and Breakers for all (3) services	X			10/3/2022: Breakers added to electric service
	Tel / Data conduit sweeps into building MPOE room	X	Tenant to provide conduit size and number of conduits. Provider as available in the area	Agree.

Schedule 1 to Exhibit B

FIRE RISERS	Two fire risers minimum, one for each building	X

Shell will include:

(1) fire riser at west building and

(1) fire riser at east building.

Fire risers shall be designed to handle an ESFR system.

Fire riser room shall be sized in coordination with TI architect

If City approves all fire sprinkler distribution shall be deferred to TI to avoid rework of any piping installed for cold shell.

	UPDATE: Third Fire riser in equipment yard added to TI scope	X			9/30/22: Third Fire riser in equipment yard added
	ESFR at high pile storage		See note above
	Extra Hazard at Lab and Mfg., Ordinary Hazard at office space		See note above

SITEWORK
	Landlord shall deliver all site utilities, access drives and a certified pad. Includes onsite and offsite work required for Building A delivery	X
	Soil prep as determined / directed by Landlord. Any increased construction costs attributable to soil conditions shall be borne exclusively by Landlord	X		Additional sitework costs related to moving building west to be borne by tenant.
	Exterior Amenity Area	X		Agree but Tenant needs to state requirements, i.e., shade structures, furniture, decorative concrete, etc.

Schedule 1 to Exhibit B

DOCKS AND SPILL CONTAINMENT	Concrete paving at loading docks and incline on south side of building for spill containment	X			Standard thickness as recommended by Geotech for trucks delivering chemicals
	Spill containment devices and treatment		X
EV CHARGERS	EV chargers to meet City of Oceanside CAP requirements with electrical sized to accommodate future chargers. City CAP requires 15% of parking spaces to be designated EV spaces and Level 2 chargers to be installed for 50% of the EV spaces.	X
MISC SITE STRUCTURES	Refuse enclosures	X
	Truck dock screen walls at south and north side of dock	X			14-feet high screen	Agree
	30 yard compactor at south dock		X		Per Tenant: OK to lose (1) truck space
	Retaining walls on site perimeter as indicated on site plan	X				Agree
	Monument Sign	X				Tenant shall provide design including power / lighting requirements. Design shall be in compliance with signage design approved for Overall El Corazon OBC
EQUIPMENT YARD AND ENCLOSURE	Screen walls w/ 21-feet screen walls with gates for truck access Tenant shall provide maximum height of proposed tanks to confirm that the wall provides adequate screening as required by City	X

From Tenant:

Maximum Heights of the tanks in the exterior equipment yard

a. Bulk solvent and waste tanks in NE of yard are 16ft tall. Required roof structure will be 30ft tall.

b. Leased nitrogen tanks in SW of yard are planned to be 19ft tall.

~~No roof over these.~~

Roof is required over these tanks

	Slab with large retention pits for secondary containment			X		Shell cost but installed by Tenant

Schedule 1 to Exhibit B

	Canopies over equipment		X	Confirmed the 30-foot canopy over equipment will be TI scope
HAZMAT REPORTS AND SIGNAGE	Exterior Hazardous material storage enclosure, relevant signage, Hazardous Material Business Plan (HMBP) as required by City for submission to AHJ and code compliance improvements		X
STORMWATER TREATMENT	Underground detention system	X		Project will have underground detention. Modular wetland units for stormwater quality will be in the parking lot, both east and west of building
PARKING	Parking to comply with City of Oceanside requirements	X
	No canopies over parking			See comments for PV system

PHOTOVOLTAICS
	City of Oceanside Climate Action Plan requires building to include renewable energy facilities that supply at least 50-percent of forecasted electricity demand	X		See comment above. System size and location TBD

CORE AREAS
	Main Electrical Room - Includes conduit sweeps, main switchgear in and gyp board in room. Distribution beyond main electrical room not included	X			Agree
	MPOE Room - Includes conduit sweeps only. IDF closets not included	X			Agree
	Drywall at tenant side of core partitions (elevator, stairwell, main electrical room and MPOE rooms)	X			Agree
	Electrical distribution rooms beyond main electrical room		X
	IDF closets connected to MPOE		X
	Finished lobby with Class A finishes at building entry only		X
	New restrooms, finishes and their associated utilities for the Premises		X
	Janitor's closets		X
	Code required bicycle storage		X
	Code required signage for base building rooms		X

PERMITS AND FEES
	Building Site, Core and Shell Permit and Fees	X

Schedule 1 to Exhibit B

All Tenant Improvement related Permits and Fees		X	Impact fees - water, sewer, fire by Tenant

TENANT AREAS
Drywall at inside of exterior walls		X
Finishes at inside face of exterior walls		X
Electrical closets within Tenant Premises		X
Tel / data rooms within Tenant Premises		X
Fixed casework		X
All specialty equipment required by Tenant		X
Fixtures, Furniture, Equipment (FF&E)		X
Laboratory Equipment including, but not limited to biosafety cabinets, autoclaves, glasswashers, bioreactors, recirculating chillers, high vac dry-down stations & associated steam generators		X
Chemical Fume Hoods, bench fume hood, lab casework		X
Appliances		X
All non-code required interior signage for Tenant Premises		X
PLUMBING
Domestic water main riser & isolation valves	X		Agree
Domestic water branch laterals within Tenant Premises		X
Core restroom plumbing fixtures compliant with accessibility requirements		X
Domestic hot water to restrooms		X
Sanitary waste and vent service for core areas		X
Sanitary waste and vent distribution serving Tenant Premises		X
Industrial waste system		X
Industrial waste and vent pipe distribution serving Tenant Premises		X
Air compressor system		X
Compressed air pipe distribution in Tenant Premises to points of use		X
RO/DI water system		X
RO/DI water vertical pipe riser		X
DI water pipe distribution in Tenant Premises for specific points of use		X
Manifolds, piping, and other requirements including cylinders, not specifically mentioned above (i.e. Argon, Nitrogen, CO2)		X

HEATING, VENTILATION, AIR CONDITIONING
Electric room ventilation system for main Electrical Room as shown in the Core and Shell Construction Documents	X		Agree

Schedule 1 to Exhibit B

Electric room ventilation system for electrical closets within Tenant Premises		X
Central water-cooled chilled water plant		X
Chilled water pipe risers		X
Condenser water capacity		X
Condenser water pipe distribution from Chiller to Cooling Tower		X
Central gas-fired condensing boiler plant		X
House steam system		X
Heating Hot water pipe risers		X
Heating Hot water pipe distribution within Tenant Premises		X
Reheat coils within core areas		X
Reheat coils within Tenant Premises		X
Expandable Building Automation System (BAS) for base building infrastructure and Tenant Premises		X
Air handling units, served by emergency power system		X
Vertical supply air duct distribution		X
Supply air duct distribution, air valves, VAV terminals, reheat coils, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises		X
Roof-mounted exhaust fans		X
Vertical exhaust air duct risers		X
Exhaust air duct distribution, air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises		X
Sound attenuation for Tenant equipment		X
Additional / dedicated cooling for Tenant requirements		X

ELECTRICAL
Shell area life safety emergency lighting / signage as shown in the Core and Shell Construction Documents	X		Shell area life safety emergency lighting for exterior of building and main electrical room only. Assume TI will commence immediately after so no shell building interior emergency lighting will be required by City. SCA to confirm with City
Lighting and power distribution for site lighting as shown in the Core and Shell Construction documents	X			Agree, to house panel in electric room

Schedule 1 to Exhibit B

	Two 1.5MW emergency generators, ATS and conduit as required		X
	Uninterruptable Power System (UPS)		X
	Distribution, devices and fixtures for Tenant Premises		X
	Lighting and power distribution for lobby and restroom areas		X
	Lighting and power distribution for Tenant Premises		X
	Tenant Premises life safety emergency lighting/signage		X
	Tenant panels, transformers, and distribution equipment		X
FIRE PROTECTION
SHELL BUILDING FIRE PROTECTION	Building shell: fire risers	X
	Main distribution piping and sprinkler heads		X	Subject to City approval all mains, branches and drops to be in the Tenant Improvement. This would be the most effective approach so that the shell distribution does not get installed and then modified when Tenant Improvements are installed. SCA to confirm with City
	All lateral piping, drops and ceiling sprinkler heads within Tenant Premises		X
	Pre-action dry-pipe or chemical systems (if required in any areas)		X
	Fire extinguisher cabinets and extinguishers at core areas, excluding the Premises		X
	Fire extinguisher cabinets and extinguishers at Tenant Premises		X

FIRE ALARM
	Base building Fire Alarm system as required for completion of Core & Shell, with devices at elevators & core areas		X	Subject to City approval, all Fire Alarm systems to be designed and installed under the Tenant Improvements	Agree
	Fire alarm sub panels and devices for Tenant Premises with integration into base building system		X

Schedule 1 to Exhibit B

TELEPHONE / DATA
Tenant tele/data rooms	X
Tel/Data pathways from MPOE room to Tenant tele/data rooms	X
Tel/Data cabling from MPOE room to Tenant tele/data rooms	X
Fiber optic service for Tenant use	X
Tel/data infrastructure including, but not limited to, servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.	X
Provision of circuits and service from service providers	X
Audio visual systems and support	X
Station cabling from Tenant tel/data room to all Tenant locations, within the suite and exterior to the suite, if needed	X
Tenant tele/data rooms	X
Tel/Data pathways from MPOE room to Tenant tele/data rooms	X
Tel/Data cabling from MPOE room to Tenant tele/data rooms	X
Fiber optic service for Tenant use	X
Tel/data infrastructure including, but not limited to, servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.	X
Provision of circuits and service from service providers	X
Audio visual systems and support	X
Station cabling from Tenant tel/data room to all Tenant locations, within the suite and exterior to the suite, if needed	X

SECURITY
Card access serving main building entry points and restricted access areas on Tenant-installed and managed system	X
Video camera coverage on Tenant-installed and managed system	X
Manned security station in lobby	X
Card access serving main building entry points and restricted access areas on Tenant-installed and managed system	X
Video camera coverage on Tenant-installed and managed system	X
Manned security station in lobby	X

Schedule 1 to Exhibit B

Schedule 2 to exhibit B

intentionally omitted

Schedule 2 to Exhibit B

Schedule 3 to exhibit B

Cost Estimate

Pharma X - El Corazon
Estimate of Cost Summary
September 8.2022

Land	21,952,700
Hard Costs	111,778,605
Soft Costs	28,118,530

Total Costs	161,849,835

Note: Soft costs above do not includc any costs of Mezzanine Financing which may be required when the financing capital stack is finalized

Schedule 3 to Exhibit B

EXHIBIT C

ENVIRONMENTAL QUESTIONNAIRE

Environmental Questionnaire
for Leases to Environmentally Sensitive Industries (ESI)

The purpose of this questionnaire is to provide information upon which the Lessor will rely as part of the lease application review. Information provided will be for Lessor use only.

Does your company engage in any of the following activities and operate facilities associated with the following?

	Yes	No	Comment
Underground Storage Tanks	☐	☐
Above Ground Storage Tanks	☐	☐
Wasteviater treatment systems	☐	☐
Storage and use of Hazardous or Toxic Chemicals or Materials	☐	☐
Auto, truck or other vehicle maintenance or repair	☐	☐
Manufacture, mixing and/or distribution of chemicals	☐	☐
Oil and or natural gas wells	☐	☐
Retail sale of gasoline	☐	☐
Dryc leaning	☐	☐
Historic use of chlorinated solvents	☐	☐
Air quality emissions for which permits are required	☐	☐
Asbestos liability	☐	☐
Cleanup liability for properties owned or occupied by Company	☐	☐
Cleanup liability for properties not owned or occupied by Company	☐	☐
Hazardous waste transportation, transfer or disposal	☐	☐
Solid waste transportation, transfer or disposal	☐	☐

If all the above are answered “No”, proceed to end of Questionnaire and sign on behalf or your company. Otherwise complete the following questions. Provide backup documentation and use additional pages for answers as necessary.

	Yes	No	Comment
ENVIRONMENTAL MANAGEMENT
Does the Company operate under the guidance of a published corporate-wide environmental policy?	☐	☐
Does the company perform internal environmental audits of facilities? If so, how often?	☐	☐
Does the company publish an annual environmental report or include environmental reporting other documents? If so, provide copies.	☐	☐
Does the Company have an environmental officer operating at the company-wide level?	☐	☐
OPERATIONS
Do your operations require anyofthe followinq?
● EPA Hazardous Waste Generator ID	☐	☐
● Material Safety Data Sheets (attach a list of chemicals and quantities.	☐	☐
● NPDES Permit	☐	☐
● Hazardous Waste Treatment Storage and Disposal Facility (TSDF) Permit.	☐	☐
● Underqround Storaqe Tank Use Permit	☐	☐
● Air Pollution Control/Emission Permit	☐	☐
● Emergency Hazardous Materials Management Plan or Contingency Plan	☐	☐
● Asbestos Operations and Maintenance Plan	☐	☐

Exhibit C

	Yes	No	Comment
Have any citations been issued to your facility for permit violations or non-compliance which require corrective action? If yes, describe and attach a copy. What is the projected "cost to cure" the above compliance issue?	☐	☐
Are any facility upgrades or capital improvements required or planned to maintain, or renew any environmental permits or meet compliance standards? If yes, describe the projected costs and time frame.	☐	☐
Is your company accruing any monies to address current or anticipated future permit and compliance issues? If yes, describe.	☐	☐

ENVIRONMENTAL LIABILITY
Has the company ever owned and/or operated any facilities that are now federal, state or provincial Superfund sites (include equivalent for non-US facilities)? If Yes provide a list of sites, projected contribution and timing of expenditures. Documentation can refer to Phase 1 ESAs beinq obtained for specific properties.	☐	☐
Has the company or any of its subsidiaries been named as a potentially responsible party (PRP) for any non-owned state, provincial or federal Superfund Site? If Yes, provide list of sites, projected contribution and timing of expenditures.	☐	☐
Have any state, provincial or local regulatory agencies issued any citations, violations or any soil/groundwater cleanup orders at any of the facilities? If Yes, please list them and provide projected timeframes and remediation costs.	☐	☐
Is the company involved with any outstanding litigation wth third parties relative to environmental contamination or compliance? If Yes, please provide descriptions of issues and potential outcomes.	☐	☐
Does the company obtain indemnifications for environmental problems from sellers of acquired facilities, especially major acquisitions? If Yes, list and describe any ongoing environmental issues at owned facilities being handled by other parties.	☐	☐
Is your business/corporation (or subsidiary thereof) subject to any personal injury asbestos related litigation brought by parties alleging injury through exposure to products or premises or other causes of action related to asbestos? If Yes, complete the asbestos-specific questionnaire provided by your Bank of America Client Manager.	☐	☐

Prepared by:		Corporate Title:
(print name)
On behalf of:		Date:
(applicant)

Exhibit C

EXHIBIT D

SIGNS

None at this time.

Exhibit D

EXHIBIT E

GOVERNING DOCUMENTS

None

EXHIBIT F

TENANT’S SECURITY REQUIREMENTS

[***]

Exhibit E

CONFIDENTIAL

EXHIBIT G

REMOVAL OBLIGATIONS

[***]

Exhibit G